As filed with the Securities and Exchange Commission on September 27, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Senstar Technologies Corporation
(Exact name of Registrant as specified in its charter)

Ontario	8413	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

119 John Cavanaugh Drive
Ottawa, ON
Canada K0A 1L0
Tel:  +1-613-839-5572
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Senstar Inc.
13800 Coppermine Road
2nd Floor Suite 221
Herndon, VA 20171
United States
Tel:  +1-613-839-5572
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sharon A. Amir, Adv Tuvia J. Geffen, Adv. Idan Lidor, Adv. Naschitz, Brandes, Amir & Co. 5 Tuval Street Tel-Aviv 6789717, Israel Tel: +972-3-623-5000	Steven J. Glusband, Esq. Carter Ledyard & Milburn LLP 2 Wall Street New York, NY 10005 Tel: (212) 238-8605	Rob Lando, Esq. Kevin Feng, Esq. Osler, Hoskin & Harcourt LLP 1 First Canadian Place Toronto, ON M5X 1B8 Tel: (416) 362-2111

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐ Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

☐ Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such dates as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of such securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction.

PRELIMINARY – SUBJECT TO COMPLETION – DATED SEPTEMBER 27, 2023

Senstar Technologies Ltd.

__________, 2023

To the Shareholders of Senstar Technologies Ltd.:

You are cordially invited to attend the Special General Meeting of Shareholders of Senstar Technologies Ltd. (“Senstar-Israel”), to be held at Senstar-Israel’s principal executive offices, at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, on _______, _________, 2023 at ___ a.m. (Israel time), and thereafter as it may be adjourned from time to time (the “General Meeting”).

On September 26, 2023, Senstar-Israel entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) with a newly established Ontario corporation known as Senstar Technologies Corporation (“Senstar-Ontario”), and Can Co Sub Ltd., a company organized under the laws of the State of Israel and a wholly-owned subsidiary of Senstar-Ontario (“Merger Sub”), pursuant to which Senstar-Ontario will become the parent company of Senstar-Israel as a result of the merger of Merger Sub with and into Senstar-Israel (the “Merger”), with Senstar-Israel surviving the Merger as a wholly-owned subsidiary of Senstar-Ontario. The Merger is structured as a statutory merger pursuant to Sections 314-327 of the Companies Law, 5759-1999, of the State of Israel (the “ICL”).

As more fully described in the attached proxy statement/prospectus, upon completion of the Merger, Senstar-Israel’s shareholders as of immediately prior to the effective time of the Merger will be entitled to receive one (1) validly issued, fully paid and nonassessable Common Share of Senstar-Ontario (the “Senstar-Ontario Common Share”), subject to applicable withholding taxes, for each one (1) ordinary share, par value NIS 1.00 per share, of Senstar-Israel (the “Senstar-Israel Shares”) held as of immediately prior to the effective time of the Merger.

The purpose of the Merger is to redomicile Senstar-Israel, the parent company of the Senstar group of companies (the “Senstar Group”), to be an entity organized in the Province of Ontario, Canada instead of Israel. In addition, following the consummation of the Merger, Senstar-Israel  intends to dissolve, and as part of the dissolution, Senstar-Israel will transfer to Senstar-Ontario its interests in its subsidiaries by way of distribution.

While our incorporation in Israel has served us and our shareholders well, there are compelling reasons that support redomiciling to cause the parent company of our group to be an entity organized in the Province of Ontario, Canada at this time.

After considering various factors, the Senstar-Israel Board of Directors (the “Senstar-Israel Board”) unanimously determined that restructuring our corporate group to cause the parent company of our group to be an entity incorporated in Ontario is in the best interests of Senstar-Israel and its shareholders and will best help us accomplish our strategic objectives. The vast majority of all of the Senstar Group’s employees and substantially all of our operating assets are in Canada. As a result, we think it is in the best interest of Senstar-Israel and its shareholders, to have our parent company based in Ontario.

For you, our shareholders, much will remain unchanged following the time the Merger comes into effect. There will be some differences in your shareholder rights, given the differences in the laws between Israel and Ontario. We have included a detailed chart outlining these differences in the attached proxy statement/prospectus in the section titled “Comparison of Rights of Senstar-Israel Shareholders and Senstar-Ontario Shareholders.”

We currently anticipate that Redomiciliation will become effective in the fourth quarter of 2023, although we may abandon the Redomiciliation at any time prior to its completion, including after obtaining shareholder approval.

Just as is the case today with Senstar Israel’s ordinary shares, we expect the common shares of Senstar-Ontario will trade on the Nasdaq Global Market, under the symbol “SNT.” We will remain subject to the reporting requirements of the U.S. Securities and Exchange Commission, the mandates of the Sarbanes-Oxley Act of 2002 and the corporate governance rules of Nasdaq. We will continue to report our consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles.

It is intended that holders of Senstar Israel ordinary shares and options to purchase Senstar Israel ordinary shares will not recognize any gain or loss for U.S. federal income tax purposes in connection with the transaction.

With regard to Israeli capital gains taxation, in connection with the Merger Agreement, Senstar-Israel will seek a pre-ruling from the Israel Tax Authority (the “ITA”), on behalf of Senstar-Israel shareholders who purchased Senstar Israel ordinary shares in the ordinary course trading on Nasdaq and satisfies all the conditions stated in such ruling (which are referred to in the ruling as the “Interested Public”), regarding the capital gains taxation arrangements that shall apply in respect of a transfer by such Interested Public of all Senstar-Israel ordinary shares in exchange for Senstar-Ontario common shares (the “Tax Ruling”). It is expected that the Tax Ruling will find that capital gains taxation related to the Merger will be deferred until a later disposition event and, as such, no tax will be due for the Interested Public at the time of the Merger, and Senstar-Ontario, the Exchange Agent, the surviving company and their respective agents shall be exempt from any obligation to withhold Israeli Tax from the Merger Consideration, or clarifying that no such obligation exists. The Tax Ruling will not apply to shareholders classified as “Controlling Shareholders” for purposes of the Israeli tax rules, interested parties or office holders. Please see “Material U.S. Federal Income Tax Consequences”, “Material Israeli Tax Consequences”, and “Material Canadian Federal Income Tax Considerations” for a description of the material U.S. federal income tax consequences, Israeli tax consequences, and Canadian federal income tax considerations of the Merger to Senstar-Israel shareholders. Determining the actual tax consequences of the Merger to you may be complex and will depend on your specific situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the Merger to you.

At the General Meeting, you will be asked to consider and vote on a resolution for the approval of (i) the Merger Agreement; (ii) the merger of Merger Sub with and into Senstar-Israel in accordance with Sections 314-327 of the ICL, following which Merger Sub will cease to exist as a separate legal entity and Senstar-Israel will become a wholly-owned subsidiary of Senstar-Ontario; (iii) the right to receive one (1) validly issued, fully paid and nonassessable Senstar-Ontario Common Share, subject to applicable withholding taxes, for each one (1) ordinary share, par value NIS 1.00 per share, of Senstar-Israel held by Senstar-Israel’s shareholders as of immediately prior to the effective time of the Merger; and (iv) all other transactions contemplated by the Merger Agreement and related to the Merger, as detailed in Senstar-Israel’s proxy statement/prospectus for the General Meeting (collectively, the “Redomiciliation Proposal”).

The Senstar-Israel Board has unanimously: (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Senstar-Israel and its shareholders and that, considering the financial position of the merging companies, no reasonable concern exists that the surviving company will be unable to fulfill the obligations of Senstar-Israel to its creditors; (ii) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement; and (iii)  determined to recommend that the shareholders of Senstar-Israel approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement.

SENSTAR-ISRAEL’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE REDOMICILIATION PROPOSAL.

Enclosed with this letter you will find a copy of the Notice of the Special General Meeting and the Proxy Statement for the General Meeting. The enclosed proxy statement/prospectus and the attachments thereto contain important information about the General Meeting, the Merger Agreement, the Merger, all the other transactions contemplated by the Merger Agreement and the other agenda items, and you are urged to read them carefully and in their entirety.

We urge you to read the accompanying proxy statement/prospectus, including the Annexes and the documents incorporated by reference, carefully and in its entirety. In particular, we urge you to read carefully the section entitled “Risk Factors”.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SENSTAR-ISRAEL SHARES YOU OWN. ACCORDINGLY, YOU ARE REQUESTED TO PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING YOUR SENSTAR-ISRAEL SHARES IN PERSON IF YOU SUBSEQUENTLY CHOOSE TO ATTEND THE MEETING.

Thank you for your cooperation, Gillon Beck Chairman of the Board of Directors

Neither the Securities and Exchange Commission nor any state securities commission, including the Israel Securities Authority, has approved or disapproved of the securities to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated _________, 2023 and is first being made available to the Senstar-Israel shareholders on or about _________, 2023.

SENSTAR TECHNOLOGIES LTD.

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

To the Shareholders of Senstar Technologies Ltd. (“Senstar-Israel”):

Senstar-Israel cordially invites you to attend the Special General Meeting of Shareholders of Senstar-Israel (the “General Meeting” or the “Meeting”) to be held at Senstar-Israel’s principal executive offices, at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, on _______, _________, 2023 at ___ a.m. (Israel time) (the telephone number at that address is +972-74-794-5200), and thereafter, as it may be adjourned from time to time.

The following Redomiciliation Proposal is on the agenda for the General Meeting:

•
the approval of (i) the Agreement and Plan of Merger dated as of September 26, 2023 (as it may be amended from time to time, the “Merger Agreement”) by and among Senstar-Israel, a newly established Ontario corporation known as Senstar Technologies Corporation (“Senstar-Ontario”), and Can Co Sub Ltd., a company organized under the laws of the State of Israel and a wholly-owned subsidiary of Senstar-Ontario (“Merger Sub”); (ii) the merger of Merger Sub with and into Senstar-Israel in accordance with Sections 314-327 of the Israeli Companies Law, 5759-1999 (the “ICL”), following which Merger Sub will cease to exist as a separate legal entity and Senstar-Israel will become a wholly-owned subsidiary of Senstar-Ontario (the “Merger”); (iii) the right to receive one (1) validly issued, fully paid and nonassessable common share of Senstar-Ontario, subject to applicable withholding taxes (the “Merger Consideration”), for each one (1) ordinary share, par value NIS 1.00 per share, of Senstar-Israel held by Senstar-Israel’s shareholders as of immediately prior to the effective time of the Merger; and (iv) all other transactions contemplated by the Merger Agreement and related to the Merger, as detailed in Senstar-Israel’s proxy statement/prospectus for the General Meeting (collectively, the “Redomiciliation Proposal”).

SENSTAR-ISRAEL’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE REDOMICILIATION PROPOSAL.

Further information regarding the Redomiciliation Proposal is included in the proxy statement/prospectus, which is being mailed to Senstar-Israel’s shareholders in advance of the General Meeting. The proxy statement/prospectus is also being furnished to the United States Securities and Exchange Commission (the “SEC”) on Form 6-K and is available to the public on the SEC’s website at http://www.sec.gov and Senstar-Israel’s website at www.senstartechnologies.com. A form of proxy card will be enclosed with the proxy statement/prospectus.

Record Date

Only shareholders of record at the close of business on _______, 2023 (the “Record Date”) will be entitled to receive notice of, and to vote at, the General Meeting.

Quorum and Voting

A quorum must be present in order for the General Meeting to be held. Pursuant to Senstar-Israel’s Articles of Association, the quorum required for the General Meeting consists of at least two shareholders present, in person or by proxy, who hold or represent at least twenty-five percent (25%) of Senstar-Israel’s issued and outstanding share capital. Broker non-votes and abstentions will be counted as present at the General Meeting for the purpose of determining whether a quorum is present. A broker non-vote occurs when a bank, broker or other nominee holding Senstar-Israel Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. While counted for quorum purposes, abstentions and broker non-votes will not be treated as voting shares and will not have any effect on whether the requisite vote is obtained for all matters placed before shareholders for their vote. The Redomiciliation Proposal at the General Meeting does not allow for discretionary voting by banks, brokers or other nominees. If within half an hour from the time ap-pointed for the meeting a quorum is not present, the meeting shall be adjourned to _______, 2023, at the same time and place. At such adjourned meeting, the presence of at least two shareholders in person or by proxy (regardless of the voting power possessed by their shares) will constitute a quorum.

          The approval of the Redomiciliation Proposal requires the affirmative vote of holders of at least a majority of the Senstar-Israel ordinary shares present, in person or by proxy, and voting on the Redomiciliation Proposal (not taking into consideration abstentions), excluding any Senstar-Israel Shares that are held by Merger Sub, Senstar-Ontario or by any person or entity holding at least 25% of the “means of control” (within the meaning of the ICL) of either Merger Sub or Senstar-Ontario (excluding, in accordance with the ICL, any holding resulting solely from such person’s holding of Senstar-Israel Shares).

Proposals by Shareholders

In accordance with Section 66(b) of the ICL, eligible shareholders, holding at least one percent of Senstar-Israel’s outstanding ordinary shares, may present proper proposals for inclusion in the Meeting by submitting their proposals to Senstar-Israel no later than one week following the date hereof and, if Senstar-Israel determines that a shareholder proposal is appropriate to be added to the agenda of the Meeting, it will publish a revised agenda with SEC on Form 6-K, and the revised agenda will be made available to the public on the SEC’s website at http://www.sec.gov and Senstar-Israel’s website at www.senstartechnologies.com. The last date for submitting a request to include a proposal in accordance with Section 66(b) of the ICL is ________, 2023.

All shareholders are entitled to contact Senstar-Israel directly and receive the text of the proxy materials. Once made available to the public as described above, such documents will also be available for inspection at Senstar-Israel’s offices, which are located at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, during regular business hours and subject to prior coordination. Senstar-Israel’s phone number is ++972-74-794-5200).

By Order of the Board of Directors, Gillon Beck Chairman of the Board of Directors

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE
COMPLETED, SIGNED, DATED AND RETURNED PROMPTLY

PROXY STATEMENT

SPECIAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON _________, _______________, 2023

INTRODUCTION

This proxy statement/prospectus is being distributed to Senstar Technologies Ltd.’s (“Senstar-Israel”) shareholders in connection with the solicitation by Senstar-Israel’s Board of Directors of proxies to be used at the Special General Meeting of Shareholders, as it may be adjourned or postponed from time to time (the “General Meeting” or the “Meeting”), to be held at Senstar-Israel’s principal executive offices located at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, on ___________, 2023, at ___ a.m. (Israel time) and thereafter as it may be adjourned from time to time.

At the General Meeting, shareholders will be asked to consider and vote on the following Redomiciliation Proposal:

•
the approval of (i) the Agreement and Plan of Merger dated as of September 26, 2023 (as it may be amended from time to time, the “Merger Agreement”) by and among Senstar-Israel, a newly established Ontario corporation known as Senstar Technologies Corporation (“Senstar-Ontario”), and Can Co Sub Ltd., a company organized under the laws of the State of Israel and a wholly-owned subsidiary of Senstar-Ontario (“Merger Sub”); (ii) the merger of Merger Sub with and into Senstar-Israel in accordance with Sections 314-327 of the Israeli Companies Law, 5759-1999 (the “ICL”), following which Merger Sub will cease to exist as a separate legal entity and Senstar-Israel will become a wholly-owned subsidiary of Senstar-Ontario (the “Merger”); (iii) the right to receive one (1) validly issued, fully paid and nonassessable common share of Senstar-Ontario, subject to applicable withholding taxes (the “Merger Consideration”), for each ordinary share, par value NIS 1.00 per share, of Senstar-Israel held by Senstar-Israel’s shareholders as of immediately prior to the effective time of the Merger; and (iv) all other transactions contemplated by the Merger Agreement and related to the Merger, as detailed in Senstar-Israel’s proxy statement/prospectus for the General Meeting (collectively, the “Redomiciliation Proposal”).

Shareholders Entitled to Vote

Shareholders of record who held Senstar-Israel ordinary shares at the close of business on _________, 2023 (the “Record Date”), are entitled to notice of, and to vote at, the General Meeting.

In addition, shareholders who, as of the Record Date, held Senstar-Israel ordinary shares through a bank, broker or other nominee which is a shareholder of record of Senstar-Israel or which appears in the participant list of a securities depository, are considered to be beneficial owners of shares held in “street name.” These proxy materials are being forwarded to beneficial owners by your bank, broker or other nominee that is considered the holder of record. Beneficial owners have the right to direct how their shares should be voted and are also invited to attend the General Meeting, but may not actually vote their shares in person at the General Meeting. For those beneficial owners, the bank, broker or other nominee that is a shareholder of record has enclosed a voting instruction card for you to use in directing the holder of record how to vote the shares.

As of ________, 2023, the Record Date, there were ___________ Senstar-Israel ordinary shares issued, outstanding and entitled to one vote each upon each of the matters to be presented at the General Meeting.

Quorum

A quorum must be present in order for the General Meeting to be held. Pursuant to Senstar-Israel’s Articles of Association, the quorum required for the General Meeting consists of at least two shareholders present, in person or by proxy, who hold or represent at least twenty-five percent (25%) of Senstar-Israel’s issued and outstanding share capital. Broker non-votes and abstentions will be counted as present at the General Meeting for the purpose of determining whether a quorum is present. A broker non-vote occurs when a bank, broker or other nominee holding Senstar-Israel Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. While counted for quorum purposes, abstentions and broker non-votes will not be treated as voting shares and will not have any effect on whether the requisite vote is obtained for all matters placed before shareholders for their vote. The Redomiciliation Proposal at the General Meeting does not allow for discretionary voting by banks, brokers or other nominees. If within half an hour from the time ap-pointed for the meeting a quorum is not present, the meeting shall be adjourned to _______, 2023, at the same time and place. At such adjourned meeting, the presence of at least two shareholders in person or by proxy (regardless of the voting power possessed by their shares) will constitute a quorum.

Vote Required

The approval of the Redomiciliation Proposal requires the affirmative vote of holders of at least a majority of the Senstar-Israel ordinary shares present, in person or by proxy, and voting on the Redomiciliation Proposal (not taking into consideration abstentions), excluding any Senstar-Israel Shares that are held by Merger Sub, Senstar-Ontario or by any person or entity holding at least 25% of the “means of control” (within the meaning of the ICL) of either Merger Sub or Senstar-Ontario (excluding, in accordance with the ICL, any holding resulting solely from such person’s holding of Senstar-Israel Shares). Under the Merger Agreement, Senstar-Ontario has represented that it does not own directly or indirectly any Senstar-Israel ordinary shares.

Each Senstar-Israel ordinary share is entitled to one vote on the Redomiciliation Proposal. If two or more persons are registered as joint owners of any Senstar-Israel ordinary shares, the right to attend the General Meeting shall be conferred upon all of the joint owners, but the right to vote at the General Meeting and/or the right to be counted as part of the quorum required for the General Meeting shall be conferred exclusively upon the senior among the joint owners attending the General Meeting, in person or by proxy, and for this purpose seniority shall be determined by the order in which the names appear on Senstar-Israel’s Shareholder Register.

Only Senstar-Israel ordinary shares that are voted will be counted towards determining whether the Redomiciliation Proposal. Senstar-Israel ordinary shares present at the General Meeting that are not voted on a particular proposal or Senstar-Israel ordinary shares present by proxy where the shareholder properly withheld authority to vote on such proposal (including broker non-votes) will not be counted in determining whether such matter is approved by shareholders, but will be counted for purposes of determining whether a quorum exists.

Proposed Resolution

It is proposed that the following resolution be adopted at the General Meeting to approve the Redomiciliation Proposal:

“RESOLVED, to approve (i) the Agreement and Plan of Merger dated as of September 26, 2023 (as it may be amended from time to time, the “Merger Agreement”) by and among Senstar-Israel, a newly established Ontario corporation known as Senstar Technologies Corporation (“Senstar-Ontario”), and Can Co Sub Ltd., a company organized under the laws of the State of Israel and a wholly-owned subsidiary of Senstar-Ontario (“Merger Sub”); (ii) the merger of Merger Sub with and into Senstar-Israel in accordance with Sections 314-327 of the Israeli Companies Law, 5759-1999 (the “ICL”), following which Merger Sub will cease to exist as a separate legal entity and Senstar-Israel will become a wholly-owned subsidiary of Senstar-Ontario (the “Merger”); (iii) the right to receive one (1) validly issued, fully paid and nonassessable common share of Senstar-Ontario, subject to applicable withholding taxes (the “Merger Consideration”), for each ordinary share, par value NIS 1.00 per share, of Senstar-Israel held by Senstar-Israel’s shareholders as of immediately prior to the effective time of the Merger; and (iv) all other transactions contemplated by the Merger Agreement and related to the Merger, as detailed in Senstar-Israel’s proxy statement/prospectus for the General Meeting (collectively, the “Redomiciliation Proposal”).”

Senstar-Israel cannot complete the Merger and the Redomiciliation unless its shareholders approve the Redomiciliation Proposal.

Senstar-Israel’s Board of Directors unanimously recommends a vote “FOR” approval of the Redomiciliation Proposal.

Proxies

All Senstar-Israel ordinary shares represented by properly executed proxies received by Senstar-Israel no later than four (4) hours prior to the General Meeting and not revoked prior to or at the General Meeting in accordance with the procedure described below will be voted as specified in the instructions indicated in such proxies. If no instructions are indicated, such proxies will not be voted at the General Meeting.

Revocation of Proxies

A shareholder returning a proxy may revoke it at any time prior to commencement of the General Meeting by communicating such revocation in writing to Senstar-Israel or by executing and delivering a later-dated proxy. In addition, any person who has executed a proxy and is present at the General Meeting may vote in person instead of by proxy, thereby canceling any proxy previously given, whether or not written revocation of such proxy has been given. Any written notice revoking a proxy should be sent to Senstar-Israel at its principal executive offices located at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, Attention: Chief Financial Officer. Attendance without voting at the General Meeting will not in and of itself constitute revocation of a proxy.

Solicitation of Proxies

Senstar-Israel will bear the costs of solicitation of proxies for the General Meeting. In addition to solicitation by mail, Senstar-Israel’s directors, officers and employees may solicit proxies from shareholders by telephone, email, personal interview or otherwise. Senstar-Israel’s directors, officers and employees will not receive additional compensation for such solicitation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Senstar-Israel ordinary shares held of record by them, and such custodians will be reimbursed for their reasonable expenses. Senstar-Israel may reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold Senstar-Israel Shares.

As a foreign private issuer, Senstar-Israel is exempt, among other things, from the rules under the Securities Exchange Act of 1934, as amended, related to the furnishing and content of proxy statements. The circulation of this notice and proxy statement/prospectus should not be taken as an admission that Senstar-Israel is subject to such rules.

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates by reference important business and financial information about Senstar-Israel from other documents that are not included in or delivered with this proxy statement/prospectus. For a listing of the documents incorporated by reference into this proxy statement/prospectus, see “Where You Can Find More Information.”

You can obtain any of the documents incorporated by reference into this proxy statement/prospectus without charge by requesting them in writing as follows:

Senstar Technologies Ltd.
10th Floor, Gibor Sport Tower
7 Menachem Begin Road
Ramat Gan 5268102, Israel
Attn: Chief Financial Officer

To receive timely delivery of the documents in advance of the General Meeting, you should make your request no later than __________, 2023, which is five business days before the General Meeting.

You may also obtain copies of all documents incorporate by reference into this proxy statement/prospectus without charge through the SEC’s website (www.sec.gov). In addition, you may obtain copies of documents filed by Senstar-Israel with the SEC on Senstar-Israel’s Investor Relations page on Senstar-Israel’s website at www. senstartechnologies.com.

We are not incorporating the contents of the websites of the SEC, Senstar-Ontario, Senstar-Israel or any other entity into this proxy statement/prospectus. We are providing the information about how you can obtain certain documents that are incorporated by reference into this proxy statement/ prospectus at these websites only for your convenience.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms part of a registration statement on Form F-4 filed with the SEC by Senstar-Ontario, constitutes a prospectus of Senstar-Ontario under Section 5 of the Securities Act with respect to the Senstar-Ontario common shares to be issued to Senstar-Israel shareholders pursuant to the Merger Agreement. This proxy statement/prospectus also constitutes a notification with respect to the Special General Meeting of Senstar-Israel shareholders.

You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated _____________, 2023. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any other date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither our making available this proxy statement/prospectus to Senstar-Israel shareholders nor the issuance by Senstar-Ontario of common shares pursuant to the Merger Agreement will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation.

All references in this proxy statement/prospectus to “Senstar-Ontario” refer to Senstar Technologies Corporation, the newly formed Ontario corporation formed for purposes of the Redomiciliation; all references in this proxy statement/prospectus to “Senstar-Israel” refer to Senstar Technologies Ltd., a company organized under the laws of the State of Israel; all references to “Merger Sub” refer to Can Co Sub Ltd., a company organized under the laws of the State of Israel and a wholly-owned subsidiary of Senstar-Ontario formed for the sole purpose of effecting the Merger, or its permitted assignees; unless otherwise indicated or as the context requires, all references in this proxy statement/prospectus to the “Senstar Group,” “we,” “our” and “us” refer to Senstar-Israel and its subsidiaries collectively; unless otherwise indicated or as the context requires, all references to the “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of September 26, 2023 among Senstar-Ontario, Merger Sub and Senstar-Israel, a copy of which is attached to this proxy statement/prospectus as Annex A; all references to the “Merger” refer to the merger of Merger Sub with and into Senstar-Israel, with Senstar-Israel as the surviving company.

Annex A	Merger Agreement
Annex B	Proxy Card
Annex C	Senstar Technologies Corporation Certificate and Articles of Incorporation
Annex D	Senstar Technologies Corporation By-laws

          QUESTIONS AND ANSWERS

The following are some questions that you, as a shareholder of Senstar-Israel, may have regarding the Redomiciliation Proposal being considered at the General Meeting and the answers to those questions. Senstar-Ontario and Senstar-Israel urge you to carefully read the remainder of this proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the Redomiciliation Proposal being considered at the General Meeting. Additional important information is also contained in the annexes to, and the documents incorporated by reference into, this proxy statement/prospectus. For more information, see “Where You Can Find More Information.”

Q:	Why is the General Meeting taking place and why am I receiving this proxy statement/prospectus?

A:
After considering various factors, the Senstar-Israel Board unanimously determined that restructuring our corporate group to cause Senstar-Israel to be an entity incorporated in Ontario is in the best interests of Senstar-Israel and its shareholders and will best help us accomplish our strategic objectives.

In order to effect the Redomiciliation Proposal, Senstar-Ontario, Senstar-Israel and Merger Sub have agreed to a merger of Merger Sub with and into Senstar-Israel, with Senstar-Israel continuing as the surviving company, under the terms of the Merger Agreement that is described in this proxy statement/prospectus. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A. The Merger Agreement is the legal document governing the Merger.

In order to consummate the Merger, Senstar-Israel shareholders must vote to approve and adopt the Redomiciliation Proposal described in this proxy statement/prospectus, and all other conditions to the Merger must be satisfied or waived.

Senstar-Israel will hold the General Meeting to obtain this approval for the Redomiciliation Proposal. This proxy statement/prospectus contains important information about the Merger, the Redomiciliation Proposal and the General Meeting, and you should read it carefully.

Your vote is important. We encourage you to vote as soon as possible.

Q:	Why do you want your ultimate parent company to be incorporated in Ontario rather than Israel?

A:
While Senstar-Israel’s incorporation in Israel has served us and our shareholders well, there are compelling reasons that support restructuring our corporate group to cause us to be an entity organized in Ontario, Canada at this time.

In June 2021, Senstar-Israel completed the sale of its Integration Solution Division to Aeronautics Ltd., a subsidiary of RAFAEL Advanced Defense Systems Ltd., and as part of the acquisition, Aeronautics also acquired Senstar-Israel’s principal facility in Israel.

Following such sale, the vast majority all of the Senstar Group’s employees and substantially all of our operating assets are in Canada. Senstar-Israel currently employs only two employees, including our Chief Financial Officer.

After considering various factors, the Senstar-Israel Board determined that it was advisable to proceed with the Redomiciliation. The Senstar-Israel Board’s determination that Ontario is the preferred jurisdiction of incorporation was based on many factors, including the following:

•	Ontario offers predictable and well-established corporate laws;
•	Ontario has a well-developed legal system which we believe encourages high standards of corporate governance and provides shareholders with substantial rights;
•	the perception of an Ontario corporation among regulatory authorities, prospective customers, investors and creditors as being highly favorable; and

•
Ontario corporate law provides significant flexibility around corporate transactions, including the issuance of equity and the payment of dividends, while at the same time protecting the rights of shareholders.

As a result, we think it is in the best interest of Senstar-Israel and its shareholders, to have our parent company based in Ontario.

For a discussion of the factors that the Senstar-Israel Board considered in determining to recommend the approval and adoption of the Redomiciliation Proposal, see “The Merger— Senstar-Israel’s Reasons for the Redomiciliation and the Merger; Recommendation of the Senstar-Israel Board.”

Despite the potential benefits described above there are risks and we cannot assure you that the anticipated benefits of the Redomiciliation will be realized. Please see the discussion under “Risk Factors.”

The following diagrams describe the stages of the Redomiciliation and our organizational structure immediately before and after the Merger (and prior to any potential liquidation process of Senstar Israel):

Prior to Redomiciliation:

Post Restructuring Chart:

Q:	Are there any risks associated with the consummation of the Redomiciliation?

A:
While the Senstar-Israel Board has considered the potential risks associated with the Redomiciliation and has recommended that Senstar-Israel shareholders vote for approval of the Redomiciliation Proposal, there are risks and we cannot assure you that the anticipated benefits of the Redomiciliation will be realized. For example:

•	your rights as a shareholder will change due to differences between Israel and Ontario law and between the governing documents of Senstar-Israel and Senstar-Ontario; and
•	the market for Senstar-Ontario Common Shares may differ from the market for Senstar-Israel Shares.

You should consider these risks carefully. For additional information, please see the discussion under “Risk Factors.”

Q:	Will the Redomiciliation affect our current or future day-to-day operations?

A:	The Redomiciliation will have no material impact on how we conduct our day-to-day operations.

Q:	How will ordinary shares of Senstar-Israel differ from the common shares of Senstar-Ontario?

A:
Senstar-Ontario common shares will be similar to Senstar-Israel’s ordinary shares. However, there are differences between what your rights as a common shareholder will be under Ontario law and what they currently are as an ordinary shareholder under Israeli law. In addition, there are differences between the organizational documents of Senstar-Israel and Senstar-Ontario.

We discuss these differences in detail under “Description of Senstar-Ontario Share Capital” and “Comparison of Rights of Senstar-Israel Shareholders and Senstar-Ontario Shareholders.” Senstar-Ontario’s Certificate and Articles of Incorporation (as amended, the “Articles”) and By-laws (the “By-laws”) are attached as Annex C and Annex D, respectively, to this proxy statement/prospectus.

Q:	Will the Merger dilute my economic interest?

A:
No, your fully-diluted relative economic ownership in Senstar will not change as a result of the Merger and Redomiciliation. Your Senstar-Israel ordinary shares will be exchanged for Senstar-Ontario common shares on a one-to-one basis.

Q:	How will the Redomiciliation affect our financial reporting and the information we provide to our shareholders?

A:
Upon completion of the Merger, Senstar-Ontario will be subject to the same reporting requirements of the SEC, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of Nasdaq as Senstar-Israel before the Merger, and Senstar-Ontario will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. Senstar-Ontario will continue to file reports on Form 20-F and 6-K with the SEC, as we currently do. Senstar-Ontario will also comply with any additional reporting requirements of Ontario law.

Q:	Will the Merger and Redomiciliation have any impact on our ability to pay dividends or, if we elect, to buy back common shares?

A:	Generally, we expect that Ontario law will be more flexible than Israeli law as to these matters.

Q:	What do I need to do now?

A:
After you have carefully read and considered the information contained in or incorporated by reference into this proxy statement/prospectus, please either join us at the General Meeting to vote in person or vote by submitting your proxy card by following the instructions in “The Senstar-Israel Special General Meeting—Vote Required at the Meeting,” and “—Voting Procedures.”

Questions and Answers about the Redomiciliation Proposal and Special General Meeting

Q:	When and where is the General Meeting?

A:
The General Meeting will be held on __________, 2023 at ____ a.m. (Israel time), at Senstar-Israel’s principal executive offices at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel.

Q:	Who is entitled to vote at the General Meeting?

A:
Only Senstar-Israel shareholders with Senstar-Israel ordinary shares registered in his, her, its or their name or names as of the close of trading on __________, 2023, the record date, will be entitled to vote at the General Meeting or at any adjournment thereof. As of the close of trading on ____________, 2023, the record date, Senstar-Israel had __________ outstanding ordinary shares, each of which is entitled to one vote upon the matter presented at the General Meeting.

Q:	What proposal will be considered at the General Meeting?

A:
At the General Meeting, you will be asked to consider and vote on the approval of (i) the Merger Agreement; (ii) the Merger; (iii) the Merger Consideration; and (iv) all other transactions contemplated by the Merger Agreement and related to the Merger, as detailed in Senstar-Israel’s proxy statement/prospectus for the General Meeting (collectively, the “Redomiciliation Proposal”).

Q:	What constitutes a quorum?

A:
No less than two Senstar-Israel shareholders present in person or by proxy, and holding or representing between them at least twenty-five percent (25%) of Senstar-Israel’s issued and outstanding share capital, shall constitute a quorum at the General Meeting. If within one-half hour from the time appointed for the holding of the General Meeting a quorum is not present, the General Meeting shall be adjourned to  _______, 2023, at the same time and place. At such adjourned meeting, the presence of at least two Senstar-Israel shareholders in person or by proxy (regardless of the voting power possessed by their shares) will constitute a quorum.

Broker non-votes and abstentions will be counted as present at the General Meeting for the purpose of determining whether a quorum is present. A broker non-vote occurs when a bank, broker or other nominee holding Senstar-Israel Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. While counted for quorum purposes, abstentions and broker non-votes will not be treated as voting shares and will not have any effect on whether the requisite vote is obtained for all matters placed before shareholders for their vote.

Q:	What vote of Senstar-Israel shareholders is required to approve the Redomiciliation Proposal?

A:
The approval of the Redomiciliation Proposal requires the affirmative vote of holders of a majority of the Senstar-Israel Shares present, in person or by proxy, and voting on the Redomiciliation Proposal (not taking into consideration abstentions) excluding any Senstar-Israel Shares that are held by Merger Sub, Senstar-Ontario or by any person or entity holding at least 25% of the “means of control” (within the meaning of the ICL) of either Merger Sub or Senstar-Ontario (excluding, in accordance with the ICL, any holding resulting solely from such person’s holding of Senstar-Israel Shares).

Q:	How does the Senstar-Israel Board recommend that I vote?

A:	The Senstar-Israel Board unanimously recommends a vote “FOR” the Redomiciliation Proposal.

For a discussion of the factors that the Senstar-Israel Board considered in determining to recommend the approval and adoption of the Redomiciliation Proposal, see “The Merger— Senstar-Israel’s Reasons for the Redomiciliation and the Merger; Recommendation of the Senstar-Israel Board.”

Q:	Do any of Senstar-Israel’s directors or executive officers have any interests in the Merger that may be different from, or in addition to, my interests as a Senstar-Israel shareholder?

A:
Except for the indemnification and insurance arrangements of the directors and executive officers, no person who has been a director or executive officer of Senstar-Israel at any time since the beginning of the last fiscal year, or any associate of any such person, has any substantial interest in the Merger, except for any interest arising from his or her ownership of securities of Senstar-Israel.

Q:	What is a proxy?

A:
A proxy is another person you authorize to vote on your behalf. Senstar-Israel is asking its shareholders to vote, or to instruct their proxy how to vote, their Senstar-Israel ordinary shares so that all their shares may be voted at the General Meeting even if the holders do not attend the General Meeting.

Q:	What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement/prospectus, including the annexes and the other documents incorporated by reference in this proxy statement/prospectus, please ensure your Senstar-Israel ordinary shares are voted at the General Meeting by completing, dating, signing and mailing the enclosed proxy in the envelope provided at your earliest convenience and in any event so as to be received in a timely manner as discussed in this proxy statement/prospectus.

Your shares can be voted at the General Meeting only if you are present or represented by a valid proxy.

Q:	How do I cast my vote if I am a Senstar-Israel shareholder of record?

A:
If you are a Senstar-Israel shareholder of record, you may vote in person at the General Meeting or by submitting a proxy for the General Meeting. In order for a proxy to be counted, it must be a duly executed proxy and received prior to the General Meeting. This will be deemed to have occurred only if such proxy is received either by Senstar-Israel at its principal executive offices at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, at any time prior to the commencement of the General Meeting (other than proxies that are revoked or superseded before they are voted). If you submit an executed proxy but do not specify how to vote your proxy, your Senstar-Israel ordinary shares will not be voted at the General Meeting.

Senstar-Israel ordinary shares represented by any proxy received after the times specified above will not be counted as present at the meeting and will not be voted. For more detailed instructions on how to vote, see “The Senstar-Israel Special General Meeting—Vote Required at the Meeting” and “—Voting Procedures.”

If two or more persons are registered as joint owners of any Senstar-Israel ordinary shares, the right to attend the General Meeting shall be conferred upon all of the joint owners, but the right to vote at the General Meeting and/or the right to be counted as part of the quorum required for the General Meeting shall be conferred exclusively upon the senior among the joint owners attending the General Meeting, in person or by proxy, and for this purpose seniority shall be determined by the order in which the names appear on Senstar-Israel’s Shareholder Register.

Q:	How do I cast my vote if my Senstar-Israel ordinary shares are held in “street name” by my broker?

A:
If you hold your Senstar-Israel ordinary shares in “street name” through a bank, broker or other nominee you should follow the instructions on the form you receive from your bank, broker or other nominee. If your Senstar-Israel Shares are held in “street name” and you wish to vote such shares by attending the General Meeting in person, you will need to obtain a proxy from your bank, broker or other nominee. If your Senstar-Israel ordinary shares are held in “street name,” you must contact your bank, broker or other nominee to change or revoke your voting instructions.

v

Q:	What will happen if I abstain from voting on the Redomiciliation Proposal?

A:
Proxies submitted with instructions to abstain from voting and broker non-votes will not be considered to be votes “FOR” or “AGAINST” the Redomiciliation Proposal and will have no effect on the result of the vote.

Q:	Can I change my vote after I have delivered my proxy?

A:
You may revoke your proxy at any time before the vote is taken at the General Meeting by (a) delivering to Senstar-Israel at its principal executive offices located at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, Attention: Chief Financial Officer, a written notice of revocation, bearing a later date than the proxy, stating that the proxy is revoked, (b) by properly submitting a later-dated proxy relating to the same Senstar-Israel Shares or (c) by attending the General Meeting and voting in person (although attendance at the General Meeting will not, by itself, revoke a proxy). Senstar-Israel Shares represented by properly executed proxies received by us no later than four (4) hours prior to the General Meeting will, unless such proxies have been previously revoked or superseded, be voted at the General Meeting in accordance with the directions on the proxies. Written notices of revocation and other communications concerning the revocation of a previously executed proxy should be addressed to us at our principal executive offices located at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, Attention: Chief Financial Officer.

If your Senstar-Israel Shares are held in “street name,” you must contact your bank, broker or other nominee to change or revoke your voting instructions.

Q:	If I hold my Senstar-Israel ordinary shares in certificated form, should I send in my share certificates now?

A:
No. Following the Effective Time, the exchange agent (the “Exchange Agent”), will mail to each Senstar-Israel shareholder instructions regarding surrendering the Senstar-Israel ordinary shares whether they are certificated or not and making required certifications of the applicability of tax withholding.

If you are a Senstar-Israel shareholder with Senstar-Israel ordinary shares held in “street name,” which means your shares are held in an account at a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee. For further information, see “The Merger Agreement – Exchange Agent; Letter of Transmittal.”

Q:	Am I entitled to exercise dissenters’ rights or appraisal rights instead of receiving the Merger Consideration for my Senstar-Israel ordinary shares?

A:	No. Under Israeli law, holders of Senstar-Israel ordinary shares are not entitled to statutory appraisal rights in connection with the Merger.

Questions and Answers about the Merger

Q:	What will happen in the Merger?

A:
Under the terms of the Merger Agreement, Merger Sub will merge with and into Senstar-Israel, with Senstar-Israel continuing as the surviving company and as a wholly-owned subsidiary of Senstar-Ontario.

For Senstar-Israel shareholders much will remain unchanged following the time the Merger. Just as is the case today with our ordinary shares, we expect the common shares of Senstar-Ontario will trade on the Nasdaq Global Market under the symbol “SNT.” We will remain subject to the reporting requirements of the SEC, the mandates of the Sarbanes-Oxley Act of 2002 and the corporate governance rules of Nasdaq. We will continue to report our consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles.

There will be some differences in shareholder rights, given the differences in the laws between Israel and Ontario. We have included a detailed chart outlining these differences in the attached proxy statement/prospectus in the section titled “Comparison of Rights of Senstar-Israel Shareholders and Senstar-Ontario Shareholders.”

After the Merger, Senstar-Israel will no longer be a publicly held company, but rather a wholly-owned subsidiary of Senstar-Ontario. As described above, following the consummation of the Merger, Senstar-Israel intends to dissolve, and as part of the dissolution, Senstar-Israel will transfer to Senstar-Ontario its interests in its subsidiaries by way of distribution.

Q:	What is required to complete the Merger?

A:	Each of Senstar-Ontario’s and Senstar-Israel’s obligation to consummate the Merger is subject, as relevant, to a number of conditions specified in the Merger Agreement, including the following:

•	approval of the Merger Agreement, the Merger and the other transactions contemplated thereby by Senstar-Israel shareholders as described in this proxy statement/prospectus;

•	obtaining all required governmental authorizations;

•	the SEC declaring effective this registration statement on Form F-4 to be filed by Senstar-Ontario with respect to the Senstar-Ontario common shares to be issued in the Merger;

•	the Senstar-Ontario common shares to be issued in the Merger being approved for listing on Nasdaq;

•	the expiration of certain statutory waiting periods under the ICL;

•
if required, the submission by Senstar-Ontario to the Israel Innovation Authority (the “IAA”) of a written undertaking in customary form to comply with the provisions of the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law, 1984 (the “Innovation Law”) following the Merger;

•	the accuracy of the representations and warranties of each party (subject to certain materiality standards);

•	the material compliance by each party with its obligations under the Merger Agreement; and

•
Senstar-Ontario shall have obtained a no-action letter from the Israel Securities Authority that exempts the issuance of the Senstar-Ontario common shares to Senstar-Israel’s Israeli shareholders from, and confirms that the Israel Securities Law, 5728-1968 (the “Israel Securities Law”) will not take action against Senstar-Ontario in respect of, the requirements of the Israel Securities Law that would otherwise require the publication of a prospectus in Israel (the “ISA No-Action Letter”).

For more information, see “The Merger Agreement—Conditions to Completion of the Merger” as well as the copy of the Merger Agreement attached to this proxy statement/prospectus as Annex A and incorporated herein by reference.

Q:	When do you expect the Merger to be completed?

A:
Senstar-Ontario and Senstar-Israel expect the closing of the Merger (the “Closing”) to occur in the fourth quarter of the 2023 calendar year (such date that the Closing occurs, the “Closing Date”). However, the Merger is subject to various regulatory approvals and the satisfaction or waiver of other conditions, and it is possible that factors outside the control of Senstar Group could result in the Merger being completed at an earlier time, a later time or not at all. There may be a substantial amount of time between the date on which the General Meeting is held and the date of the completion of the Merger. The Merger will become effective following the satisfaction or waiver of the conditions to Closing upon the issuance by the Companies Registrar of the State of Israel (the “Israeli Companies Registrar”) of a certificate of merger (the “Effective Time”).

Q:	In the Merger, what will Senstar-Israel shareholders receive for their shares?

A:
If the Merger is consummated, each Senstar-Israel ordinary share that is issued and outstanding immediately prior to the Effective Time will be automatically acquired by Senstar-Ontario  in consideration of the issuance by Senstar-Ontario of one (1) Senstar-Ontario common share, subject to applicable withholding taxes. For more information, see “The Merger Agreement—Merger Consideration.”

Q:	After the Merger, how much of Senstar-Ontario will Senstar-Israel shareholders own?

A:	The Senstar-Israel shareholders immediately prior to the Effective Time will own 100% of Senstar-Ontario.

Q:	Will Senstar-Israel shareholders be able to trade the common shares of Senstar-Ontario that they receive in the transaction?

A:
Yes. The common shares of Senstar-Ontario are expected to be listed on Nasdaq under the symbol “SNT.” The common shares of Senstar-Ontario received in exchange for Senstar-Israel ordinary shares in the Merger will be freely transferable under U.S. federal securities laws.

Q:	What will happen to my outstanding Senstar-Israel Options in the Merger?

A:	For information regarding the treatment of the Senstar-Israel Options, see “The Merger Agreement—Treatment of Senstar-Israel Options.”

Q:	How will I receive the Merger Consideration to which I am entitled?

A:
After receiving the proper documentation from holders of Senstar-Israel ordinary shares, subject to the terms and conditions set forth in the Merger Agreement, the Exchange Agent in the transaction will transfer to such holders the Senstar-Ontario common shares to which such holders are entitled. More information on the documentation required to be delivered to the Exchange Agent may be found in “Material Israeli Tax Consequences.”

Q:	Do I need to do anything with my certificates representing Senstar-Israel ordinary shares now?

A:
No. After the Merger is consummated, if you held certificates representing Senstar-Israel ordinary shares prior to the Merger, the Exchange Agent will send you instructions for exchanging your Senstar-Israel ordinary shares for the Merger Consideration.

Q:	What happens if the Merger is not completed?

A:
If the Redomiciliation Proposal is not approved by Senstar-Israel’s shareholders or if the Merger is not completed for any other reason, Senstar-Israel shareholders will not receive the Merger Consideration in exchange for their Senstar-Israel ordinary shares. Instead, Senstar-Israel will remain a public company and Senstar-Israel ordinary shares will continue to be listed and traded on Nasdaq.

Q:	What are the U.S. federal income tax consequences of the exchange of Senstar-Israel ordinary shares for the Merger Consideration?

A:
It is intended that holders of Senstar-Israel ordinary shares will not recognize any gain or loss for U.S. federal income tax purposes on the Merger but the closing of the Merger is not conditioned upon the receipt of any opinion or tax ruling from the IRS to that effect. Please refer to “Material U.S. Federal Income Tax Consequences” for a description of material U.S. federal income tax consequences of the Merger to Senstar-Israel shareholders.

A holder may be subject to special circumstances or rules. Each holder should consult its own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of its particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. A more complete description of the material U.S. federal income tax consequences of the Merger is provided in the “Material U.S. Federal Income Tax Consequences.”

Q:   What are the Israeli tax consequences of the exchange of Senstar-Israel Shares for the Merger Consideration?

A:   The following statements are only a summary of certain material Israeli tax consequences of the Merger.

As a consequence of the Merger, holders of Senstar-Israel ordinary shares will be treated as having sold their Senstar-Israel ordinary shares in the Merger. When an Israeli company is sold, regardless of whether the consideration in the sale is cash or stock, its shareholders are generally subject to Israeli taxation.

The ITO distinguishes between ‘Real Capital Gain’ and ‘Inflationary Surplus’. The Inflationary Surplus is the portion of the total capital gain which is equivalent to the increase of the relevant asset’s purchase price which is attributable to the increase in the Israeli CPI or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of sale. The Real Capital Gain is the excess of the total capital gain over the Inflationary Surplus.

The capital gains tax rate applicable to the Real Capital Gain is 25% for individuals (and if such individual is holding or is entitled to purchase, directly or indirectly, alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, one of the following: (i) at least 10% of the issued and outstanding Senstar-Israel ordinary shares, (ii) at least 10% of the voting rights of Senstar-Israel, (iii) the right to receive at least 10% of Senstar-Israel’s profits or its assets upon liquidation, (iv) the right to appoint a manager/director, or (v) the right to instruct any other person to do any of the foregoing (a “Major Shareholder”) on the date of sale or on any date falling within the 12-month period preceding that date of sale, such Major Shareholder would be subject to Israeli taxation at the rate of 30%) and 23% for corporations. An additional tax at a rate of three percent on the Real Capital Gain may be imposed upon individual shareholders whose annual income from all sources that is taxable in Israel exceeds a certain amount. The Inflationary Surplus is generally exempt from tax, provided that the shares being sold were acquired after December 31, 1993.

Senstar-Israel intends to request a tax ruling from the Israel Tax Authority permitting Senstar-Israel shareholders who purchased Senstar Israel ordinary shares in the ordinary course trading on Nasdaq and satisfies all the conditions stated in such ruling (which are referred to in the ruling as the “Interested Public”), to defer the obligation (if any) to pay Israeli tax on the exchange of the Senstar-Israel ordinary shares for Senstar-Ontario common shares in accordance with the provisions of Section 104H of the ITO until a later disposition event, and exempting Senstar-Ontario, the Exchange Agent, the surviving company and their respective agents from any obligation to withhold Israeli Tax from the Merger Consideration, or clarifying that no such obligation exists (the “Tax Ruling”). The Tax Ruling is not applicable for “Controlling Shareholders”, interested parties and office holders. For such “Controlling shareholders”, interested parties and office holders the provisions of the ITO or any other provisions given by the Israeli Tax Authority under separate specific ruling (if any) shall apply. The term “Controlling Shareholders” is defined under the ITO as a person who holds, or is entitled to purchase, directly or indirectly, alone or together with a relative, one of the following: (1) at least 5% of the issued share capital of the company; (2) at least 5% of the voting rights in the company; (3) the right to receive at least 5% of the company’s profits or assets upon liquidation; (4) the right to appoint a manager to the company. If and when the Tax Ruling is finalized, Senstar-Israel will issue a press release and furnish a Form 6-K or other document with the SEC describing the scope of the exemptions provided by the ruling. There can be no assurance that such ruling will be granted before the Closing or at all or that, if obtained, such ruling will be granted under the conditions requested by Senstar-Israel.

Whether or not a particular Senstar-Israel shareholder is actually subject to Israeli capital gains tax in connection with the Merger, absent receipt by Senstar-Israel of a Tax Ruling from the Israel Tax Authority prior to Closing, all Senstar-Israel shareholders will be subject to Israeli tax withholding at the rate of 25% (for individuals) and 23% (for corporations) on the gross Merger Consideration (unless the shareholder requests and obtains an individual certificate of exemption or a reduced tax rate from the Israeli Tax Authority, as described below), and Senstar-Ontario or the Exchange Agent will be required to withhold an amount equal to 25%, 23% or such other reduced tax rate as stipulated in the certificate obtained, as applicable, of the gross Merger Consideration received by such shareholder. For details, please see “The Merger Agreement withholding”.

Regardless of whether Senstar-Israel obtains the requested Tax Ruling from the Israel Tax Authority, any holder of Senstar-Israel Shares who believes that it is entitled to such an exemption (or reduced tax rate) may separately apply to the Israel Tax Authority to obtain a  certificate of exemption from withholding or an individual tax ruling providing for no withholding or withholding at a reduced rate, and submit such certificate of exemption or ruling to the Exchange Agent at least five business days prior to the date that is 180 days following the Closing Date. If Senstar-Ontario or the Exchange Agent receive a valid exemption certificate or tax ruling (as determined in Senstar-Ontario’s or the Exchange Agent’s discretion) at least five business days prior to the date that is 180 days following the Closing Date, then the withholding (if any) of any amounts under the ITO, from the Merger Consideration payable shall be made only in accordance with the provisions of such Israeli tax certificate or tax ruling, subject to delivery by such holder concurrently with such certificate of the withholding amount, if and to the extent required under such certificate or tax ruling (such withholding amount to be increased by interest plus linkage differences, as defined in Section 159A(a) of the ITO, for the period between the 15th day of the calendar month following the month during which the Closing occurs and the time that the Merger Consideration is delivered).

You are urged to consult with your own tax advisor for a full understanding of the tax consequences of the Merger to you, including the consequences under any applicable, state, local, foreign or other tax laws.

For a more detailed description of the material Israeli tax consequences of the Merger, see the section entitled “Material Israeli Tax Consequences.”

Q:	Who can help answer my questions?

A:
If you have questions about the Merger or Redomiciliation or desire additional copies of this proxy statement/prospectus or additional proxy cards, you should contact ___________, the Exchange Agent for the Merger, at ___________.

          SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of the Securities Act (Ontario), which we refer to collectively as forward-looking statements. These forward-looking statements are not limited to historical facts, but reflect Senstar-Ontario’s and Senstar-Israel’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward‑looking statements include, without limitation, the manner in which the parties plan to effect the proposed Merger; the expected benefits and costs of the proposed Merger; the expected timing of the completion of the proposed Merger; and the parties’ ability to complete the proposed Merger considering the various closing conditions. Without limiting the generality of the preceding sentence, certain statements contained in the “The Merger—Senstar-Israel’s Reasons for the Redomiciliation and the Merger; Recommendation of the Senstar-Israel Board,” contain forward-looking statements.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Senstar-Ontario and Senstar-Israel and are difficult to predict. In addition to the risks and uncertainties described in “Risk Factors” and those described in any documents that are incorporated by reference into this proxy statement/prospectus, such risks and uncertainties include, among others: (1) the risk that the conditions to the Closing are not satisfied; (2) changes or circumstances that could give rise to the termination of the Merger Agreement; (3) litigation relating to the Merger, if any; (4) uncertainties as to the timing of the consummation of the Merger and the ability to consummate the Merger; and (5) unexpected costs, charges or expenses resulting from the Merger.

The forward-looking statements contained in this proxy statement/prospectus and the documents incorporated by reference are based on a number of material factors or assumptions, including the assumptions regarding: no unforeseen changes in the legislative and operating framework for Senstar Ontario; a stable regulatory environment; no unforeseen changes to economic and market conditions affecting the industries we serve as well as global economic conditions; no significant changes to Senstar-Israel's current credit ratings; geopolitical risk and changes in applicable laws or regulations; our ability to compete successfully in the industries and markets we serve; ability to predict fluctuations in financial results from quarter to quarter; ability to mitigate tax risks and adverse tax consequences, including changes in tax laws or administrative policies relating to taxes and the imposition of new or additional taxes, such as value-added taxes and corporate tax; ability to complete future or announced acquisitions, dispositions, mergers or other business combinations, such as the Merger, or our ability to achieve the benefits, growth prospects and synergies expected by such transactions, including the Merger; the risk that the Merger may not be completed on the anticipated terms and timing, if at all, or a condition to completing the Merger may not be satisfied; the ability to obtain the required regulatory approvals with respect to the Merger, or the potential imposition by applicable regulators of conditions to obtain such regulatory approvals that adversely affect the anticipated benefits from the Merger or cause Senstar-Israel to abandon the same; ability to obtain, maintain and comply with all applicable and required licenses, permits and certifications to offer, operate and market our product offerings, including difficulties or delays in the same; the ability to mitigate foreign exchange and currency risks; risks associated with advancements in technology, including artificial intelligence; ability to develop and enhance existing product offerings and new commercially viable product offerings; our ability to properly manage and accurately estimate costs associated with specific customer projects, in particular for arrangements with fixed price terms; reputation and brand growth; competition and the competitive environment within addressable markets and industries; ability to recruit and retain management and other qualified personnel, including key technical, sales and marketing personnel; no significant event occurring outside the ordinary course of business.

Senstar-Israel and Senstar-Ontario caution that the foregoing list of factors is not exclusive and that you should not place undue reliance on any forward-looking statement. All subsequent written and oral forward-looking statements concerning Senstar-Ontario, Senstar-Israel, the proposed Merger or other matters and attributable to Senstar-Ontario or Senstar-Israel or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. All forward-looking statements contained in this proxy statement/prospectus and the documents incorporated by reference herein are made only as of the date of the document in which they are contained and, except as required by law, neither Senstar-Israel nor Senstar-Ontario nor undertakes any obligation to update publicly any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

          RISK FACTORS

In addition to the other information included and incorporated by reference into this proxy statement/prospectus, including the matters addressed in “Special Note Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote for the Redomiciliation Proposal. In addition, you should read and consider the risks associated with the businesses of Senstar-Israel, which can be found in Senstar-Israel’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022 and any amendments thereto, as such risks may be updated or supplemented in Senstar-Israel’s subsequently filed or furnished Reports on Form 6-K. Such filings by Senstar-Israel will be incorporated by reference into this proxy statement/prospectus to the extent described in “Where You Can Find More Information.” You should also read and consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. For more information, see “Where You Can Find More Information.”

          Risk Factors Relating to the Merger and Redomiciliation

The Senstar-Ontario common shares to be received by Senstar-Israel shareholders as a result of the Merger and Redomiciliation will have different rights from the Senstar-Israel ordinary shares.

Due to the differences between Ontario law and Israel law and differences between the governing documents of Senstar-Ontario and Senstar-Israel, we are unable to adopt governing documents for Senstar-Ontario that are identical to the governing documents for Senstar-Israel. We have sought to preserve in the Articles and By-laws of Senstar-Ontario a similar allocation of rights and powers between the shareholders and our board of directors that exists under Senstar-Israel’s Articles of Association and Israel Law. Nevertheless, Senstar-Ontario’s proposed Articles and By-laws differ from Senstar-Israel’s Articles of Association, both in form and substance, and your rights as a shareholder will change.

For a description of these differences, please see the comparison chart of your rights as an ordinary shareholder of Senstar-Israel against your rights as a common shareholder of Senstar-Ontario, located in “Comparison of Rights of Senstar-Israel Shareholders and Senstar-Ontario Shareholders.” The forms of Articles and Bylaws are attached as Annex C and Annex D, respectively, to this proxy statement/prospectus, and you are urged to read them.

The Articles, together with the By-laws, and Canadian laws and regulations applicable to Senstar-Ontario may adversely affect Senstar-Ontario’s ability to take actions that could be deemed beneficial to holders of Senstar-Ontario Common Shares, or the ability of another party to acquire control of Senstar-Ontario.

As a corporation incorporated under the laws of the Province of Ontario, Senstar-Ontario will be subject to different corporate requirements than a corporation organized under the laws of the State of Israel. The Articles, the By-laws as well as the Business Corporations Act (Ontario) (the “OBCA”), set forth various rights and obligations that are unique to Senstar-Ontario as an Ontario corporation. These requirements may limit or otherwise adversely affect Senstar-Ontario’s ability to take actions that could be beneficial to its shareholders.

Provisions of the laws of the Province of Ontario and the federal laws of Canada may also have the effect of delaying or preventing a change of control or changes in Senstar-Ontario’s management. For example, under the OBCA, in order for a proposal to include nominations of directors, it must be signed by one or more holders of shares representing not less than 5% of the shares or 5% of the shares of a class or series of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented.

In addition, the Investment Canada Act (Canada) may impose limitations on the ability of a non-Canadian to acquire and hold Senstar-Ontario Common Shares. The Investment Canada Act (Canada) requires that where prescribed financial thresholds are exceeded, a non-Canadian must file an application for review with the responsible Minister and obtain approval prior to acquiring control of a “Canadian business”. The responsible Minister is required to determine whether the acquisition of control is likely to be of net benefit to Canada with reference to certain statutory factors. Where a non-Canadian acquires control of a Canadian business and the prescribed financial thresholds are not exceeded, there is a reporting obligation only. The Investment Canada Act (Canada) also provides that any investment by a non-Canadian in a Canadian business, including where control is not acquired, can be reviewed on national security grounds. Where an investment is determined to be injurious to national security, federal Cabinet can issue a prohibition or divestiture order, or impose terms or conditions on the investment to address the national security concern.

Furthermore, the Competition Act (Canada) may impose limitations on the ability to acquire and hold Senstar-Ontario Common Shares. This legislation permits the Commissioner of Competition to review any “merger” which is defined as the acquisition or establishment, direct or indirect, including through the acquisition of shares, of control over or of a significant interest in the whole or a part of a business. Where the Commissioner of Competition is of the view that a merger prevents or lessens or is likely to prevent or lessen competition substantially, they may within one year of substantial completion of the merger apply to the Competition Tribunal for a remedial order. In addition, Part IX of the Competition Act (Canada) requires that certain classes of transactions that exceed certain prescribed thresholds be notified to the Commissioner of Competition prior to closing. Where a merger is subject to notification, the applicable statutory waiting period must expire or be terminated early or waived before the merger can be completed.

Canadian take-over bid laws may discourage take-over bids being made for Senstar-Ontario and may discourage the acquisition of large numbers of Senstar-Ontario Common Shares.

Senstar-Ontario will be subject to the Canadian take-over bid regime which requires a party seeking to acquire 20% or more of the outstanding shares of any class of voting or equity securities to do so by way of a formal public tender offer, unless an exemption from that requirement is available. These rules may discourage take-over bids being made for Senstar-Ontario and the ability of holders of Senstar-Ontario Common Shares to realize a potential premium for the sale of their shares. See “Comparison of Rights of Senstar-Israel Shareholders and Senstar-Ontario Shareholders – Certain Business Combination Restrictions”.

Canadian issuer bid laws restrict the ability of Senstar-Ontario to purchase Senstar-Ontario Common Shares.

Senstar-Ontario will be subject to the Canadian issuer bid regime, which requires an issuer seeking to repurchase its own securities to do so by way of a formal public self-tender offer, unless an exemption from that requirement is available. These rules and the available exemption for ordinary course market repurchases made on a stock exchange outside Canada will generally limit Senstar-Ontario to purchasing no more than 5% of the outstanding Senstar-Ontario Common Shares in any 12-month period on a published market (such as the Nasdaq Global Market) for not more than their market price plus reasonable brokerage fees or commissions actually paid. See “Comparison of Rights of Senstar-Israel Shareholders and Senstar-Ontario Shareholders – Repurchases / Redemptions of Shares”.

Senstar-Ontario’s constating documents permit it to issue an unlimited amount of additional Senstar-Ontario Common Shares, which may cause its shareholders to experience dilution in the future.

As is conventional for public companies in Canada, Senstar-Ontario’s constating documents authorize it to issue an unlimited number of Senstar-Ontario Common Shares. Its board of directors will have the authority to cause it to issue additional Senstar-Ontario Common Shares without the consent of its shareholders. Senstar-Ontario may issue additional Senstar-Ontario Common Shares or other securities that are dilutive to existing shareholders in the future. The issuance of any such securities may result in a reduction of the book value or market price of a Senstar-Ontario Common Share.

Senstar-Ontario Common Shares are subject to Canadian insolvency laws which are substantially different from Israeli insolvency laws and may offer less protections to its shareholders compared to Israeli insolvency laws.

As a corporation incorporated under the laws of the Province of Ontario, Senstar-Ontario will be subject to Canadian insolvency laws and may also be subject to the insolvency laws of other jurisdictions in which Senstar-Ontario will conduct business or hold assets. These laws may apply where any insolvency proceedings or procedures are to be initiated against or by Senstar-Ontario. Canadian insolvency laws may offer its shareholders less protection than they would have had under Israeli insolvency laws and it may be more difficult (or even impossible) for shareholders to recover the amount they could expect to recover in a liquidation under Israeli insolvency laws.

The expected benefits of the Redomiciliation may not be realized.

There can be no assurance that all of the anticipated benefits of the Redomiciliation will be achievable, particularly as the achievement of the benefits are in many important respects subject to factors that we do not and cannot control, including the reaction of investors and of third parties with whom we enter into contracts and otherwise transact business.

The Merger is subject to a number of conditions, some of which are outside of the parties’ control, and, if these conditions are not satisfied, the Merger Agreement may be terminated and the Merger may not be completed.

The Merger Agreement contains a number of conditions that must be fulfilled to complete the Merger. These conditions include:

•	approval of the Merger Agreement and the transactions contemplated thereby by Senstar-Israel shareholders as described in this proxy statement/prospectus;

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applicable waiting periods (and extensions thereof) under any applicable antitrust law relating to the consummation of the Merger (if any) shall have expired or been terminated, and any affirmative exemption or approval of a governmental authority required to be obtained under any antitrust laws (if any) shall have been obtained.

•
absence of any law, order, judgment, injunction or other ruling, instituted by a governmental entity of competent jurisdiction, that is then in effect of enjoining, making unlawful or otherwise prohibiting the consummation of the Merger;

•	approval for listing on Nasdaq of the common shares of Senstar-Ontario to be issued in the Merger, subject to official notice of issuance;

•	the expiration of certain statutory waiting periods under the ICL;

•	if required, the submission by Senstar-Ontario to the IIA of a written undertaking in customary form to comply with the provisions of the Innovation Law following the Merger;

•
that this registration statement on Form F-4 has been declared by the SEC to be effective under the Securities Act and no stop order suspending the effectiveness of the Form F-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC that have not been withdrawn;

•	Senstar-Ontario shall have obtained the ISA No-Action Letter; and

•
subject to certain materiality standards contained in the Merger Agreement, the accuracy of representations and warranties of Senstar-Israel and Senstar-Ontario, respectively, and material performance by Senstar-Israel and Senstar-Ontario of their respective covenants contained in the Merger Agreement.

The required satisfaction of the foregoing conditions could delay the completion of the Merger for a significant period of time or prevent it from occurring. Further, there can be no assurance that the conditions to the Closing will be satisfied or that the Merger will be completed.

Failure to complete the Redomiciliation and Merger could negatively affect the share prices and the future business and financial results of Senstar-Israel.

If the Redomiciliation is not completed, the ongoing businesses of Senstar-Israel may be adversely affected. In addition, Senstar-Israel has incurred and will continue to incur significant transaction expenses in connection with the Redomiciliation regardless of whether the Merger is completed. Furthermore, Senstar-Israel may experience negative reactions from the financial markets, including negative impacts on its stock price, or negative reactions from its customers, suppliers or other business partners, should the Redomiciliation not be completed.

Litigation against Senstar-Israel or the members of the Senstar-Israel Board, could prevent or delay the completion of the Redomiciliation or result in the payment of damages following completion of the Merger.

Claims may be asserted by purported shareholder plaintiffs related to the Redomiciliation and Merger. The results of any such potential legal proceedings are difficult to predict and could delay or prevent the Redomiciliation and Merger from becoming effective in a timely manner. The existence of litigation related to the Redomiciliation and Merger could affect the likelihood of obtaining the required approval from Senstar-Israel shareholders. Moreover, any litigation could be time consuming and expensive, could divert Senstar-Israel’s management’s attention away from its businesses and, if any lawsuit is adversely resolved against any of Senstar-Ontario, Senstar-Israel or the members of their respective boards of directors, could have a material adverse effect on Senstar-Ontario’s or Senstar-Israel’s financial condition.

One of the conditions to the Closing is the absence of any law, order, judgment, injunction or other ruling, instituted by a governmental entity of competent jurisdiction, that is then in effect of enjoining, making unlawful or otherwise prohibiting the consummation of the Merger. Consequently, if a settlement or other resolution is not reached in any lawsuit that is filed and a claimant secures injunctive or other relief prohibiting, delaying or otherwise adversely affecting either party’s ability to complete the Redomiciliation and Merger on the terms contemplated by the Merger Agreement, then such injunctive or other relief may prevent the Merger from becoming effective in a timely manner or at all.

Senstar-Israel shareholders may be subject to Israeli capital gains tax in connection with the Merger and absent receipt of a ruling or exemption, will generally be subject to Israeli tax withholding on the gross Merger Consideration.

As a consequence of the Merger and Redomiciliation, holders of Senstar-Israel ordinary shares will be treated as having sold their shares in the Merger.

When an Israeli company is sold, regardless of whether the consideration in the sale is cash or stock, its shareholders are generally subject to Israeli taxation. The ITO distinguishes between ‘Real Capital Gain’ and ‘Inflationary Surplus’. The Inflationary Surplus is the portion of the total capital gain which is equivalent to the increase of the relevant asset’s purchase price which is attributable to the increase in the Israeli CPI or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of sale. The Real Capital Gain is the excess of the total capital gain over the Inflationary Surplus.

The capital gains tax rate applicable to the Real Capital Gain is 25% for individuals, 30% for individuals who are Major Shareholders on the date of sale or on any date falling within the 12-month period preceding that date of sale and 23% for corporations. An additional tax at a rate of three percent on the Real Capital Gain may be imposed upon individual shareholders whose annual income from all sources that is taxable in Israel exceeds a certain amount. The Inflationary Surplus is generally exempt from tax, provided that the shares being sold were acquired after December 31, 1993.

Senstar-Israel intends to request a tax ruling from the Israel Tax Authority permitting Senstar-Israel shareholders who purchased Senstar Israel ordinary shares in the ordinary course trading on Nasdaq and satisfies all the conditions stated in such ruling (which are referred to in the ruling as the “Interested Public”) to defer the obligation (if any) to pay Israeli tax on the exchange of the Senstar-Israel ordinary shares for Senstar-Ontario common shares in accordance with the provisions of Section 104H of the ITO until a later disposition event, and exempting Senstar-Ontario, the Exchange Agent, the surviving company and their respective agents from any obligation to withhold Israeli Tax from the Merger Consideration, or clarifying that no such obligation exists (the “Tax Ruling”). If and when the Tax Ruling is finalized, Senstar-Israel will issue a press release and furnish a Form 6-K or other document with the SEC describing the scope of the exemptions provided by the Tax Ruling. The Tax Ruling is not applicable for “Controlling Shareholders”, interested parties and office holders. For such “Controlling shareholders”, interested parties and office holders, the provisions of the ITO or any other provisions given by the Israeli Tax Authority under separate specific ruling (if any) shall apply. The term “Controlling Shareholders” is defined under the ITO as a person who holds, or is entitled to purchase, directly or indirectly, alone or together with a relative, one of the following: (1) at least 5% of the issued share capital of the company; (2) at least 5% of the voting rights in the company; (3) the right to receive at least 5% of the company’s profits or assets upon liquidation; (4) The right to appoint a manager of the company. There can be no assurance that such Tax Ruling will be granted before the Closing or at all or that, if obtained, such Tax Ruling will be granted under the conditions requested by Senstar-Israel.

The Israeli tax withholding consequences of the Merger to Senstar-Israel shareholders may vary depending upon the particular circumstances of each shareholder and the final tax ruling issued by the Israel Tax Authority. To the extent that tax is withheld on payments to U.S. taxpayers, it is possible that such withheld taxes may not be able to be credited against such taxpayers’ U.S. income tax liability.

You are urged to consult with your own tax advisor for a full understanding of the tax consequences of the Merger to you, including the consequences under any applicable, state, local, foreign or other tax laws or tax treaties.

For a more detailed description of the material Israeli tax consequences of the Merger, see “Material Israeli Tax Consequences.”

THE PARTIES TO THE MERGER

Senstar Technologies Ltd.

Senstar-Israel is a leading international provider of comprehensive physical, video, and access control security products and solutions. Senstar-Israel offers comprehensive solutions for critical sites, which leverage its broad portfolio of homegrown PIDS (Perimeter Intrusion Detection Systems), advanced VMS (Video Management Software) with native IVA (Intelligent Video Analytics) security solutions, as well as access control products and technologies.

Based on its multi-decade industry experience and interaction with customers, Senstar-Israel has developed a comprehensive set of solutions and products, optimized for perimeter, outdoor, and general security applications. Senstar-Israel’s broad portfolio of critical infrastructure protection and site protection technologies includes a variety of smart barriers and fences, fence mounted sensors, virtual gates, buried and concealed detection systems, and sophisticated sensors for sub-surface intrusion such as to secure pipelines, as well as advanced video analytics software and video management systems. Senstar-Israel has successfully installed customized solutions and products in more than 100 countries worldwide.

On June 30, 2021, Senstar-Israel completed the sale of its Integration Solution Division to Aeronautics Ltd., a subsidiary of RAFAEL Advanced Defense Systems Ltd., in a share and asset purchase agreement for a total consideration of $35 million in cash, on a cash-free, debt-free basis. As part of the acquisition, Aeronautics acquired Senstar-Israel’s principal facility in Israel.

Following the sale of the Integrated Solutions (Project) Division, Senstar-Israel changed its name to Senstar Technologies Ltd. (formerly known as Magal Security Systems Ltd.) and focused its business on providing comprehensive physical, video and access control security products and solutions, with development and manufacturing facilities primarily located in Canada and sales and support offices in the US, Canada, EMEA, China, APAC and Latin America regions.

Senstar-Israel’s ordinary shares are traded on Nasdaq under the symbol “SNT.”

The principal executive offices of Senstar-Israel are located at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, Israel, and its telephone number is +972-74-794-5200.

Senstar Technologies Corporation

Senstar-Ontario is a newly established Ontario corporation formed for purposes of the Merger and the Redomiciliation that was formed on September 12, 2023. Senstar-Ontario has only nominal assets and capitalization and has not engaged in any business or other activities other than in connection with its formation and the Merger and the Redomiciliation. Immediately following the Merger, Senstar-Ontario will become the ultimate parent company of the Senstar Group.

The principal executive offices of Senstar-Ontario are located at 119 John Cavanaugh Drive, Ottawa, ON, Canada K0A 1L0, and its telephone number is +1-613-839-5572

Can Co Sub Ltd.

Merger Sub, a wholly-owned subsidiary of Senstar-Ontario, is a company organized under the laws of the State of Israel that was formed on September 14, 2023 for the sole purpose of effecting the Merger. In the Merger, Merger Sub will be merged with and into Senstar-Israel, with Senstar-Israel surviving as a wholly-owned subsidiary of Senstar-Ontario.

          THE SENSTAR-ISRAEL SPECIAL GENERAL MEETING

This proxy statement/prospectus is being made available to the Senstar-Israel shareholders as part of a solicitation of proxies by the Senstar-Israel Board for use at the General Meeting to be held at the time and place specified below, and at any properly convened meeting following any adjournment or postponement thereof. This proxy statement/prospectus provides Senstar-Israel shareholders with the information they need to know to be able to vote or instruct their vote to be cast at the General Meeting.

Time and Place of the General Meeting

This Proxy Statement is being furnished to holders of Senstar-Israel ordinary shares in connection with the solicitation of proxies by and on behalf of the Senstar-Israel Board for use at the General Meeting to be held on __________, 2023, at ____ a.m. (Israel time), at Senstar-Israel’s principal executive offices, at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, and at any adjournment or postponement thereof.

Attendance at the General Meeting is limited to holders of record of Senstar-Israel ordinary shares and holders of valid proxies. If you plan to attend the General Meeting, to gain access to the General Meeting we ask that you bring with you some form of personal identification and verification of your status as a Senstar-Israel shareholder as of the close of trading on _________, 2023, the record date for the General Meeting. If you are a representative of an institutional investor, please bring evidence demonstrating your representative capacity for such entity to be verified against the list of Senstar-Israel shareholders as of the close of trading on the record date for the General Meeting. In addition, if your Senstar-Israel ordinary shares are held in the name of a broker, bank or other nominee, you will need a valid legal proxy from such entity evidencing your authority to vote the shares that the institution or other nominee held for your account as of the close of trading on the record date for the General Meeting. You must contact your broker, bank or other nominee directly in advance of the General Meeting to obtain a “legal” proxy.

Purposes of the General Meeting; Proposed Resolution

At the General Meeting, you will be asked to consider and vote on the approval of (i) the Merger Agreement; (ii) the Merger; (iii) the Merger Consideration; and (iv) all other transactions contemplated by the Merger Agreement and related to the Merger, as detailed in Senstar-Israel’s proxy statement/prospectus for the General Meeting (collectively, the “Redomiciliation Proposal”).

A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus and incorporated herein by reference.

It is proposed that the following resolution to approve the Redomiciliation Proposal be adopted at the General Meeting:

•
“RESOLVED, to approve (i) the Agreement and Plan of Merger dated as of September 26, 2023 (as it may be amended from time to time, the “Merger Agreement”) by and among Senstar-Israel, a newly established Ontario corporation known as Senstar Technologies Corporation (“Senstar-Ontario”), and Can Co Sub Ltd., a company organized under the laws of the State of Israel and a wholly-owned subsidiary of Senstar-Ontario (“Merger Sub”); (ii) the merger of Merger Sub with and into Senstar-Israel in accordance with Sections 314-327 of the Israeli Companies Law, 5759-1999 (the “ICL”), following which Merger Sub will cease to exist as a separate legal entity and Senstar-Israel will become a wholly-owned subsidiary of Senstar-Ontario (the “Merger”); (iii) the right to receive one (1) validly issued, fully paid and nonassessable common share of Senstar-Ontario, subject to applicable withholding taxes (the “Merger Consideration”), for each ordinary share, par value NIS 1.00 per share, of Senstar-Israel (held by Senstar-Israel’s shareholders as of immediately prior to the effective time of the Merger; and (iv) all other transactions contemplated by the Merger Agreement and related to the Merger, as detailed in Senstar-Israel’s proxy statement/prospectus for the General Meeting (collectively, the “Redomiciliation Proposal”).

Senstar-Israel cannot complete the Merger and the Redomiciliation unless its shareholders approve the Redomiciliation Proposal.

Recommendation of the Senstar-Israel Board

After careful consideration, the Senstar-Israel Board has unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and fair to and in the best interests of Senstar-Israel and its shareholders and that, considering the financial position of the merging companies, and assuming, among other things, the accuracy of the representations and warranties of Senstar-Ontario and Merger Sub in the Merger Agreement, no reasonable concern exists that the surviving company, as a result of the Merger, will be unable to fulfill the obligations of Senstar-Israel to its creditors; (ii) approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger; and (iii) resolved to direct that the Merger Agreement be submitted to the shareholders of Senstar-Israel for approval and adoption and recommend that the shareholders of Senstar-Israel vote in favor of the approval and adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement. Accordingly, the Senstar-Israel Board unanimously recommends that Senstar-Israel shareholders vote “FOR” the Redomiciliation Proposal. For a discussion of the factors that the Senstar-Israel Board considered in determining to recommend the approval and adoption of the Redomiciliation Proposal, see “The Merger – Senstar-Israel’s Reasons for the Redomiciliation and the Merger; Recommendation of the Senstar-Israel Board.”

Record Date; Shareholders Entitled to Vote

In accordance with the ICL and Senstar-Israel’s Articles of Association, the Senstar-Israel Board has fixed _________, 2023 as the date (the “Record Date”) for determining the shareholders entitled to notice of, and to vote at, the General Meeting. Accordingly, you are entitled to notice of, and to vote at, the General Meeting only if you were a record holder of Senstar-Israel Shares at the close of business on that date, irrespective of the amount of Senstar-Israel Shares in your possession on such date.

As of ____________, 2023, the Record Date for the General Meeting, there were __________ ordinary shares of Senstar-Israel outstanding and entitled to vote. Your shares may be voted at the General Meeting only if you are present or your shares are represented by a valid proxy.

If, as of the Record Date, you held Senstar-Israel ordinary shares through a bank, broker or other nominee which is a shareholder of record of Senstar-Israel or which appears in the participant list of a securities depository, you are considered to be beneficial owners of shares held in “street name”. This Proxy Statement and other proxy materials are being forwarded to beneficial owners by your bank, broker or other nominee that is considered the holder of record. Beneficial owners have the right to direct how their shares should be voted and are also invited to attend the General Meeting, but may not actually vote their shares in person at the General Meeting. The bank, broker or other nominee that is a shareholder of record has enclosed a voting instruction card for you to use in directing the holder of record how to vote the shares.

You may receive more than one set of voting materials, including multiple copies of this document and multiple proxy cards or voting instruction cards. For example, shareholders who hold shares in more than one brokerage account will receive a separate voting instruction card for each brokerage account in which shares are held.

Senstar-Israel shareholders of record whose shares are registered in more than one name will receive more than one proxy card. You should complete, sign, date and return each proxy card and voting instruction card you receive.

Quorum

A quorum must be present in order for the General Meeting to be held. Pursuant to Senstar-Israel’s Articles of Association, the quorum required for the General Meeting consists of at least two shareholders present, in person or by proxy, who hold or represent between them at least twenty-five percent (25%) of Senstar-Israel’s issued and outstanding share capital.  Broker non-votes and abstentions will be counted as present at the General Meeting for the purpose of determining whether a quorum is present.  A broker non-vote occurs when a bank, broker or other nominee holding Senstar-Israel Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. While counted for quorum purposes, abstentions and broker non-votes will not be treated as voting shares and will not have any effect on whether the requisite vote is obtained for all matters placed before shareholders for their vote. The Redomiciliation Proposal does not allow for discretionary voting by banks, brokers or other nominees. If within half an hour from the time ap-pointed for the meeting a quorum is not present, the meeting shall be adjourned to __________, 2023, at the same time and place. At such adjourned meeting, the presence of at least two shareholders in person or by proxy (regardless of the voting power possessed by their shares) will constitute a quorum.

Vote Required

The approval of the Redomiciliation Proposal will require the affirmative vote of holders of a majority of the ordinary shares of Senstar-Israel present, in person or by proxy, and voting on the Redomiciliation Proposal (not taking into consideration abstentions), excluding any shares that are held by Merger Sub, Senstar-Ontario or by any person or entity holding at least 25% of the “means of control” (within the meaning of the ICL) of either Merger Sub or Senstar-Ontario (excluding, in accordance with the ICL, any holding resulting solely from such person’s holding of Senstar-Israel Shares). Under the Merger Agreement, Senstar-Ontario has represented that it does not own directly or indirectly any Senstar-Israel Shares.
Each Senstar-Israel ordinary share is entitled to one vote on the Redomiciliation Proposal. If two or more persons are registered as joint owners of any Senstar-Israel ordinary share, the right to attend the General Meeting shall be conferred upon all of the joint owners, but the right to vote at the General Meeting and/or the right to be counted as part of the quorum required for the General Meeting shall be conferred exclusively upon the senior among the joint owners attending the General Meeting, in person or by proxy, and for this purpose seniority shall be determined by the order in which the names appear on Senstar-Israel’s Shareholder Register.

Only Senstar-Israel ordinary shares that are voted will be counted towards determining whether the Redomiciliation Proposal.  Senstar-Israel ordinary shares present at the General Meeting that are not voted on a particular proposal or Senstar-Israel Shares present by proxy where the shareholder properly withheld authority to vote on such proposal (including broker non-votes) will not be counted in determining whether such matter is approved by shareholders, but will be counted for purposes of determining whether a quorum exists.

A proxy card of a record shareholder that is signed and returned that does not indicate a vote “FOR” or “AGAINST” the Redomiciliation Proposal, the shares subject to such proxy card will not be voted at the General Meeting on such proposal but will be counted for purposes of determining whether a quorum exists.

A bank, broker or nominee who holds shares for customers who are the beneficial owners of those shares has the authority to vote on “routine” proposals when it has not received instructions from the beneficial owners.  However, such bank, broker or nominee is prohibited from giving a proxy to vote those customers’ shares with respect to approving non-routine matters, such as the Redomiciliation Proposal to be voted on at the General Meeting, without instructions from the customer.  Senstar-Israel ordinary shares held by a bank, broker or nominee that are not voted at the General Meeting because the customer has not provided instructions to the bank, broker or nominee will not be considered to be votes “FOR” or “AGAINST” the Redomiciliation Proposal and will have no effect on the result of the vote.

Voting Procedures; Revoking Proxies or Voting Instructions

Shareholders of Record

If you are a shareholder of record, meaning that your Senstar-Israel ordinary shares and your share certificate(s) were registered in your name with us and Senstar-Israel’s transfer agent as of the Record Date, you may vote (a) in person by attending the General Meeting or (b) by marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

If you sign, date and return your proxy card without indicating how you want to vote, your Senstar-Israel ordinary shares will not be voted at the General Meeting but will be counted for purposes of determining whether a quorum exists.

Shares Held in “Street Name”

If you hold your Senstar-Israel ordinary shares in “street name” through a bank, broker or other nominee you should follow the instructions on the form you receive from your bank, broker or other nominee.  If your shares are held in “street name” and you wish to vote such shares by attending the General Meeting in person, you will need to obtain a proxy from your bank, broker or other nominee.  If your Senstar-Israel ordinary shares are held in “street name,” you must contact your bank, broker or other nominee to change or revoke your voting instructions.

Voting of Proxies

All Senstar-Israel ordinary shares represented at the General Meeting by valid proxies that we receive in time for the General Meeting as a result of this solicitation (other than proxies that are revoked or superseded before they are voted) will be voted in the manner specified on such proxy.  If you submit an executed proxy but do not specify how to vote your proxy, your Senstar-Israel ordinary shares will not be voted at the General Meeting.

Proxies submitted with instructions to abstain from voting and broker non-votes will not be considered to be votes “FOR” or “AGAINST” the Redomiciliation Proposal and will have no effect on the result of the vote.

Revocation of Proxies

You may revoke your proxy at any time before the vote is taken at the General Meeting by (a) delivering to Senstar-Israel at its principal executive offices located at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, Attention: Chief Financial Officer, a written notice of revocation, bearing a later date than the proxy, stating that the proxy is revoked, (b) by properly submitting a later-dated proxy relating to the same Senstar-Israel Shares or (c) by attending the General Meeting and voting in person (although attendance at the General Meeting will not, by itself, revoke a proxy).  Senstar-Israel ordinary shares represented by properly executed proxies received by us no later than four (4) hours prior to the General Meeting will, unless such proxies have been previously revoked or superseded, be voted at the General Meeting in accordance with the directions on the proxies.  Written notices of revocation and other communications concerning the revocation of a previously executed proxy should be addressed to us at Senstar-Israel’s principal executive offices located at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, Attention: Chief Financial Officer.

You may also be represented by another person present at the General Meeting by executing a proxy designating such person to act on your behalf.

No Appraisal Rights; Objections by Creditors

Under Israeli law, holders of Senstar-Israel ordinary shares are not entitled to appraisal rights in connection with the Merger. Under the ICL, objections to the Merger may be filed by Senstar-Israel creditors with the Israeli district court. The court, in its discretion, may provide a remedy to any creditor who so objects if there is a reasonable concern that, as a result of the Merger, Senstar-Israel will not be able to satisfy its obligations to its creditors following completion of the Merger.

Solicitation of Proxies

Senstar-Israel will bear the costs of solicitation of proxies for the General Meeting. In addition to solicitation by mail, Senstar-Israel’s directors, officers and employees may solicit proxies from shareholders by telephone, email, personal interview or otherwise.  Senstar-Israel’s directors, officers and employees will not receive additional compensation for such solicitation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Senstar-Israel ordinary shares held of record by them, and such custodians will be reimbursed for their reasonable expenses.  Senstar-Israel may reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares.

As a foreign private issuer, Senstar-Israel is exempt from the rules under the Securities Exchange Act of 1934, as amended, related to the furnishing and content of proxy statements.  The circulation of this notice and proxy statement/prospectus should not be taken as an admission that Senstar-Israel is subject to such rules.

SHAREHOLDERS SHOULD NOT SEND ANY CERTIFICATES REPRESENTING SENSTAR-ISRAEL ORDINARY SHARES WITH THEIR PROXY CARDS. IF THE REDOMICILIATION PROPOSAL IS APPROVED AND THE MERGER IS SUBSEQUENTLY COMPLETED, YOU WILL RECEIVE INSTRUCTIONS FOR SURRENDERING YOUR CERTIFICATES IN EXCHANGE FOR THE MERGER CONSIDERATION.

SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.  IN ORDER TO AVOID UNNECESSARY EXPENSE, SENSTAR-ISRAEL ASKS YOUR COOPERATION IN RETURNING YOUR PROXY CARD PROMPTLY, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

Adjournments and Postponements

If within half an hour from the time appointed for the holding of the General Meeting a quorum is not present, the General Meeting will stand adjourned until one week thereafter, _________, 2023, at the same time and place.  If within half an hour from the time appointed for holding of the adjourned meeting the aforesaid percentage of Senstar-Israel ordinary shares required for a quorum is not present, two or more shareholders (regardless of the percentage of Senstar-Israel ordinary shares held by them) who are present will constitute a quorum for the business for which the original meeting was called.

Additional Information

If you have questions about the Merger or how to submit your proxy, or if you need any additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, please contact __________.

          THE MERGER

The following is a discussion of the Merger and the material terms of the Merger Agreement among Senstar-Ontario, Merger Sub and Senstar-Israel.  You are urged to read the Merger Agreement carefully and in its entirety, a copy of which is attached as Annex A to this proxy statement/prospectus and incorporated by reference herein.

Effects of the Merger

On the terms and subject to the conditions of the Merger Agreement, and in accordance with the ICL, at the Effective Time, Merger Sub will be merged with and into Senstar-Israel. As a result of the Merger, (a) the separate corporate existence of Merger Sub will cease and Senstar-Israel will continue as the Surviving Company; (b) all the properties, rights, privileges, powers and franchises of Senstar-Israel and Merger Sub will vest in Senstar-Israel (as the Surviving Company); (c) all debts, liabilities and duties of Senstar-Israel and Merger Sub shall become the debts, liabilities and duties of Senstar-Israel (as the Surviving Company); and (d) all the rights, privileges, immunities, powers and franchises of Senstar-Israel (as the Surviving Company) will continue unaffected by the merger in accordance with the ICL.

At the Effective Time (as defined in “The Merger Agreement – Closing and Effective Time”), each Senstar-Israel ordinary share issued and outstanding immediately prior to the consummation of the Merger will represent the right to receive, less any applicable withholding taxes, one (1) validly issued, fully paid and nonassessable common share of Senstar-Ontario (the “Merger Consideration”) in each case, upon the terms and subject to the conditions and restrictions set forth in the Merger Agreement.

Also, at the Effective Time, by virtue of the Merger, the one ordinary share, nominal value NIS 1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be automatically cancelled and shall have no further effect.

Senstar-Israel’s Reasons for the Redomiciliation and the Merger; Recommendation of the Senstar-Israel Board

At its meeting on September 26, 2023, the Senstar-Israel Board evaluated the terms of the Redomiciliation Proposal, including the terms and conditions of the Merger Agreement, and unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Senstar-Israel and its shareholders, (ii) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (iii) determined that no reasonable concern exists that Senstar-Israel, as the surviving company in the Merger, will be unable to fulfill its obligations to its creditors as a result of the Merger, (iv) directed Senstar-Israel’s management to call a Special General Meeting of shareholders and to take such other actions as are necessary to complete the Merger and (v) resolved to recommend that the Senstar-Israel shareholders approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and directed that such matters be submitted for consideration of the Senstar-Israel shareholders at the Special General Meeting.

In evaluating the Merger Agreement, including the Redomiciliation, the Merger and the other transactions contemplated by the Merger Agreement, the Senstar-Israel Board consulted with Senstar-Israel’s management and legal, tax, financial and other outside professional advisors and considered various information and factors in connection with the Redomiciliation and the Merger, including the material factors described below. Among the information and material factors considered by the Senstar-Israel Board were the following (which are not listed in any relative order of importance):

•
Following the sale of Senstar Israel’s Integration Solution Division to Aeronautics Ltd. in June 2021, which also included the sale of Senstar-Israel’s principal facility in Israel, the vast majority of all of the Senstar Group’s employees and substantially all of our operating assets are in Canada. Senstar-Israel currently employs only two employees, including our Chief Financial Officer.

•
By incorporating our parent company (Senstar-Ontario) in the jurisdiction in which we conduct the largest portion of our business, we expect to realize operational flexibility and administrative efficiencies over the long term.

•
The new corporate structure would not change our future operational plans to grow our business. However, organizing under an Ontario parent is expected to permit us to expand in Canada and internationally with greater efficiency than we could achieve under our existing corporate structure and, therefore, may facilitate the growth of our business as opportunities arise.

•	Ontario offers predictable and well-established corporate laws.

•	Ontario has a well-developed legal system which the Senstar-Israel Board believes encourages high standards of corporate governance and provides shareholders with substantial rights.

•	The perception of an Ontario corporation among regulatory authorities, potential customers, investors and creditors as being highly favorable.

•
Ontario corporate law provides significant flexibility around corporate transactions, including the issuance of equity and the payment of dividends, while at the same time protecting the rights of shareholders.

•
The Redomiciliation may increase the awareness of the strategic importance of our Canadian business and cause our securities to become more attractive to non-Israeli investors, thus providing the opportunity to broaden our investor base. The Redomiciliation could also enhance our recognition by the international investment communities, including financial analysts, investment banks and the financial media. This recognition may translate into an increased level of investment by non-Israeli investors.

•
In light of the financial position of Senstar-Israel and Merger Sub, no reasonable concern exists that as a result of the Merger the surviving company will not be able to fulfill the obligations of Senstar-Israel to its creditors.

•	The structure of the Merger as a statutory merger under the ICL, which allows for an informed vote by Senstar-Israel’s shareholders on the merits of the Redomiciliation Proposal.

•
The fact that the Redomiciliation Proposal will only be completed if it is approved by the affirmative vote of holders of at least a majority of the Senstar-Israel Shares present and voting on the Redomiciliation Proposal.

•	The Senstar-Israel Board took into account management’s recommendation in favor of the Merger.

•
The fact that the Senstar-Israel Board had engaged legal, tax and financial advisors with significant experience in public company transactions to assist it in connection with the Merger, and evaluated the legal, tax and financial consequences to the shareholders.

•	The fact that the members of the Senstar-Israel Board were unanimous in their determination to approve the Merger Agreement and the Merger.

•	There are no third party (other than certain regulatory) consents that are conditions to the Merger.

Risks and Uncertainties

The Senstar-Israel Board also considered a number of uncertainties and risks in its deliberations concerning the Merger Agreement, the Redomiciliation, the Merger and the other transactions contemplated by the Merger Agreement, including the following (which are not listed in any relative order of importance):

•	The rights of the shareholders will change due to differences between Israel and Ontario law and between the governing documents of Senstar-Israel and Senstar-Ontario.

•	The market for Senstar-Ontario Common Shares may differ from the market for Senstar-Israel Shares.

•
The risk that the proposed the Redomiciliation and Merger might not be completed, even if approved by Senstar-Israel’s shareholders, and the effect of the resulting public announcement of termination of the Merger Agreement and the Redomiciliation process on:

o
The market price of Senstar-Israel Shares, which could be affected by many factors, including (i) the reason for the termination of the Merger Agreement and whether such termination results from factors adversely affecting Senstar-Israel,  and (ii) the possible sale of Senstar-Israel Shares by short-term investors following the announcement of termination of the Merger Agreement.

o	Erosion of employee confidence in the Senstar Group and the ability to maintain, attract and retain key personnel.

•	The risks described in “Risk Factors.”

After taking into account all of the factors set forth above, as well as others, the Senstar-Israel Board unanimously agreed that, overall, the potential benefits of the Redomiciliation and the Merger to Senstar-Israel and its shareholders far outweigh the risks and uncertainties.

The foregoing discussion of the factors considered by the Senstar-Israel Board is not intended to be exhaustive, but rather includes the material factors considered by the Senstar-Israel Board. In view of the wide variety of factors considered by the Senstar-Israel Board in connection with its evaluation of the Redomiciliation and the Merger and the complexity of these matters, the Senstar-Israel Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative or specific weights or values to any of the factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Senstar-Israel Board. Rather, the Senstar-Israel Board considered all of these factors as a whole and made its recommendation based on the totality of the information available to the Senstar-Israel Board, including discussions with, and questioning of, Senstar-Israel’s management and discussions with Senstar-Israel’s legal, tax and financial advisors. In considering the factors discussed above, individual members of the Senstar-Israel Board may have given different weights to different factors and the factors are not presented in any order of priority.

The Senstar-Israel Board realized that there can be no assurance about future results, including results considered or expected as described in the factors listed above. This explanation of Senstar-Israel Board’s reasoning and all other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Special Note Regarding Forward-Looking Statements.”

The Senstar-Israel Board unanimously recommends that you vote “FOR” the Redomiciliation Proposal.

Treatment of Senstar-Israel Options

In accordance with the terms of the Merger Agreement, at the Effective Time, each option to purchase Senstar-Israel Shares outstanding immediately prior to the Effective Time (each, an “Exchanged Option”), will be assumed by Senstar-Ontario and exchanged into an option to purchase a similar number of Senstar-Ontario Common Shares, with the same terms and conditions, including the same exercise price, vesting schedule and termination date.

As of September 26, 2023, there were options to purchase 377,666 Senstar-Israel Shares outstanding, with a weighted average exercise price of $2.93, of which options to purchase 275,000 Senstar-Israel Shares were granted to current and former Israeli employees of Senstar-Israel under Section 102 of the Israeli Income Tax Ordinance [New Version], 5721-1961 (“Section 102 Options”). None of the Section 102 Options are expected to be outstanding as of the Effective Time.

Following the Effective Time, Senstar-Ontario will prepare and file with the SEC a new registration statement on Form S-8 relating to the of Senstar-Ontario Common Shares issuable with respect to, or underlying, the Exchanged Options.

Procedures for Surrendering Senstar-Israel Shares in the Merger

Following the Effective Time,  the Exchange Agent, will mail to each Senstar-Israel shareholder instructions regarding surrendering the Senstar-Israel Shares whether they are certificated or not and making required certifications of the applicability of tax withholding.

If you are a Senstar-Israel shareholder with Senstar-Israel Shares held in “street name,” which means your Senstar-Israel Shares are held in an account at a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee.  For further information, see “The Merger Agreement – Exchange Agent; Letter of Transmittal.”

Dividend Policy

The Merger Agreement provides that no dividends or other distributions with a record date after the Effective Time with respect to Senstar-Ontario Common Shares will be paid to the holders of any Senstar-Israel ordinary shares until such holder properly surrenders his or her shares in accordance with the procedures described in “—Exchange Agent; Letter of Transmittal.” After proper surrender, Senstar-Ontario will cause such holder to be paid, without interest, (1) at the time of the proper surrender or acknowledgment, the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such Senstar-Ontario common shares to which such holder is entitled pursuant to the Merger Agreement and (2) at the appropriate payment date, the amount of dividends or other distributions (a) with a record date after the Effective Time but prior to such surrender and (b) with a payment date subsequent to such surrender or acknowledgment, payable with respect to such common shares of Senstar-Ontario.

Nasdaq Listing of Senstar-Ontario Common Shares

At the Effective Time, the common shares of Senstar-Ontario will succeed to the listing of the Senstar-Israel Shares on Nasdaq.

Delisting and Deregistration of Senstar-Israel Shares

As of the Effective Time, Senstar- Ontario will file a Form 6-K with the SEC for the purpose of establishing Senstar-Ontario as the successor issuer to Senstar-Israel pursuant to Rule 12g-3(a) under the Securities Exchange  Act of 1934, as amended, and will facilitate the deregistration of any outstanding registration statements of Senstar-Israel as of the Effective Time or as promptly as practicable thereafter.

Upon completion of the proposed Merger, the Senstar-Israel ordinary shares will no longer be listed on any stock exchange, including Nasdaq.

Management of Senstar-Ontario

The initial executive management team of Senstar-Ontario consists of Fabien Haubert, Chief Executive Officer, and Alicia Kelly, Chief Financial Officer. The initial Board of Directors of Senstar-Ontario consists of Gillon Beck, Fabien Haubert and Brian Rich. Prior to the completion of the Merger, the Senstar-Ontario’s Board will be expanded to include additional directors, including three or more directors that comply with all applicable SEC and Nasdaq independent directors requirements for Board of Directors, Audit Committee and Compensation Committee membership. Senstar-Ontario’s Articles and Bylaws provide for a single class of directors, and Senstar-Ontario’s directors will be subject to re-election at the next annual meeting of shareholders of Senstar-Ontario following the completion of the Merger.

Interests of Certain Persons in the Transaction

Except for the indemnification and insurance arrangements of the directors and executive officers, no person who has been a director or executive officer of Senstar-Israel at any time since the beginning of the last fiscal year, or any associate of any such person, has any substantial interest in the Merger, except for any interest arising from his or her ownership of securities of Senstar-Israel.

Appraisal Rights

Under Israeli law, holders of Senstar-Israel ordinary shares are not entitled to statutory appraisal rights in connection with the Merger.

          THE MERGER AGREEMENT

The following discussion summarizes material provisions of the Merger Agreement entered into by Senstar-Ontario, Merger Sub and Senstar-Israel. This summary does not propose to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this summary. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information provided elsewhere in this proxy statement/prospectus, including the annexes and the documents incorporated by reference into this proxy statement/prospectus, before making any decisions regarding the Merger.

The Merger Agreement is described in this proxy statement/prospectus only to provide you with information regarding its terms and conditions and is not intended to provide any factual information about Senstar-Ontario, Senstar-Israel or their respective businesses. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement. In addition, such representations, warranties and covenants: (1) have been made only for purposes of the Merger Agreement; (2) may be subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by you; (3) were made only as of September 26, 2023 or dates specified in the Merger Agreement; and (4) have been included in the Merger Agreement for the purpose of allocating risk rather than establishing matters as facts. Accordingly, the summary of the Merger Agreement is included in this proxy statement/prospectus only to provide you with information regarding the terms of the Merger and not to provide you with any other factual information regarding Senstar-Ontario, Senstar-Israel or their respective businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied upon by any persons as characterizations of the actual state of facts about Senstar-Ontario or Senstar-Israel at the time they were made or otherwise.

The Merger

On September 26, 2023, Senstar-Ontario, Senstar-Israel and Merger Sub entered into the Merger Agreement, pursuant to which Senstar-Ontario will become the parent company of Senstar-Israel as a result of a merger of Merger Sub with and into Senstar-Israel, with Senstar-Israel surviving the Merger as a wholly-owned subsidiary of Senstar-Ontario (the “Surviving Company”). The Surviving Company shall (i) continue to be governed by the laws of the State of Israel; (ii) maintain a registered office in the State of Israel; and (iii) succeed to and assume all of the rights, properties and obligations of Merger Sub and Senstar-Israel in accordance with the ICL.

Structure of the Merger

The Merger Agreement provides for the Merger, in which Merger Sub will be merged with and into Senstar-Israel, with Senstar-Israel surviving the Merger as a wholly-owned subsidiary of Senstar-Ontario. After the completion of the Merger, the Memorandum of Association of Senstar-Israel as in effect immediately prior to the Effective Time will be the Memorandum of Association of the Surviving Company, until duly amended, and Merger Sub’s Articles of Association, as in effect immediately prior to the Effective Time will be the Articles of Association of the Surviving Company except that references to the name of Merger Sub will be replaced by references to the name of the Surviving Company, until duly amended. The individuals holding positions as directors of Merger Sub immediately prior to the Effective Time will become the initial directors of the Surviving Company until their respective successors are duly elected and qualified, or until their resignation or removal. The individuals holding positions as officers of Senstar-Israel as of the Effective Time will continue to be the officers of the Surviving Company until their respective successors are duly elected, appointed or qualified, or until their resignation or removal.

Merger Consideration

At the Effective Time, each Senstar-Israel ordinary share issued and outstanding immediately prior to the consummation of the Merger will represent the right to receive, less any applicable withholding taxes, one (1) validly issued, fully paid and nonassessable common share of Senstar-Ontario (the “Merger Consideration”), upon the terms and subject to the conditions and restrictions set forth in the Merger Agreement.

Closing and Effective Time

Unless the Merger Agreement is terminated, the consummation of the Merger will take place on a date to be agreed upon by Senstar-Ontario, Merger Sub and Senstar-Israel, which will be no later than the third business day following the satisfaction or waiver (to the extent permitted in the Merger Agreement) of the last to be satisfied or waived of the conditions to Closing (other than those conditions that by their nature can only be satisfied at Closing, but subject to the satisfaction or waiver, of those conditions), or on such other date as Senstar-Ontario, Merger Sub and Senstar-Israel may mutually agree in writing.

As soon as practicable after the determination of the date on which the Closing is to take place in accordance with the Merger Agreement, each of Senstar-Israel and Merger Sub will, in coordination with each other, deliver to the Israeli Companies Registrar a notice of the contemplated Merger and the proposed date of the Closing, in which notice the parties will request that the Israeli Companies Registrar issue a certificate evidencing the Merger in accordance with Section 323(5) of the ICL (the “Certificate of Merger”) on the date that the parties will provide further notice to the Israeli Companies Registrar that the Closing has occurred, and the parties will deliver such further notice to the Israeli Companies Registrar on the Closing Date. The Merger will become effective upon the issuance by the Israeli Companies Registrar of the Certificate of Merger in accordance with Section 323(5) of the ICL (the “Effective Time”).

Exchange Agent; Letter of Transmittal

Following the Effective Time, Senstar-Ontario and the Surviving Company will cause the Exchange Agent to mail to each holder of record, as of immediately prior to the Effective Time, of (x) a certificate or certificates (the “Certificates”) that immediately prior to the Effective Time represented outstanding Senstar-Israel ordinary shares and (y) uncertificated Senstar-Israel ordinary shares (the “Uncertificated Shares”), in each case whose shares were acquired by Senstar-Ontario and represent the right to receive the Merger Consideration pursuant to the Merger Agreement (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Senstar-Israel ordinary shares shall pass, only upon delivery of (1) the Certificates (or affidavits of loss in lieu thereof) or (2) an acknowledgment of the conversion of such holder’s Uncertificated Shares into the right to receive the Merger Consideration, as the case may be, to the Exchange Agent) (the “Letter of Transmittal”); (B) a declaration in which the beneficial owner of Senstar-Israel ordinary shares provides certain information necessary pursuant to the terms of the ITO (in each case, subject to the provisions of the Merger Agreement), the United States Internal Revenue Code of 1986 (the “Code”), or any applicable provision of state, local, Israeli, U.S. or other law, and (C) instructions for use in effecting the surrender of the Certificates or acknowledging the conversion of the Uncertificated Shares into the right to receive the Merger Consideration payable in respect thereof pursuant to the provisions of the Merger Agreement, including, in the case of the Uncertificated Shares, instructions for identifying the deposit account through which such Uncertificated Shares are held. Upon delivery to the Exchange Agent of the Letter of Transmittal and the declaration for Tax withholding purposes or a valid tax certificate (and such other documents, if any, as the Exchange Agent may reasonably request consistent with customary practice), duly completed and validly executed in accordance with the instructions thereto, and, if applicable, surrender of Certificates (or affidavit of loss in lieu thereof) for cancellation to the Exchange Agent, the holders of such Certificates or Uncertificated Shares, as applicable, will be entitled to receive in exchange therefor the Merger Consideration, and an amount in cash sufficient to pay any dividends or other distributions to which the holder thereof is entitled pursuant to the Merger Agreement. Senstar-Ontario will cause the Exchange Agent to accept such Certificates or acknowledgments of the conversion of the Uncertificated Shares upon compliance with the foregoing exchange procedures.

Withholding

The Merger Agreement provides that the Merger Consideration issuable to each Senstar-Israel shareholder shall be delivered to each such Senstar-Israel shareholder only following: (i) the issuance by the ITA of the Tax Ruling (and if such ruling requires the affirmative consent of such Senstar-Israel shareholder, such holder consented in writing to join such ruling); or (ii) delivery by such Senstar-Israel shareholder to Senstar-Ontario and Exchange Agent of a valid tax certificate, and if such valid tax certificate does not provide for full exemption from withholding of Israeli Tax or clarifies that no such obligation exists, delivery by such Senstar-Israel shareholder of  immediately available funds in an amount sufficient in order to fulfil any such withholding Tax liability and any other Tax withholding liability that may apply under any provision of applicable Tax Law (the “Withholding Amount”).

With respect to withholding of Israeli Tax, in the event any Senstar-Israel shareholder provides Senstar-Ontario or Exchange Agent with a valid tax certificate at least five (5) Business Days prior to delivery of the Merger Consideration, then the withholding of any amounts under the ITO or any other provision of Israeli Law or requirement, if any, from the Merger Consideration deliverable to such Senstar-Israel shareholder shall be made only in accordance with the provisions of such valid tax certificate (subject, if applicable to delivery by such Senstar-Israel shareholder of the Withholding Amount(. The Withholding Amount so collected shall be paid over to the appropriate governmental entity prior to the last day on which such payment is required to be paid to such governmental entity.

With respect to Israeli Taxes, in the event that the Tax Ruling shall not be obtained for any reason whatsoever, the Merger Consideration deliverable to each Senstar-Israel shareholder shall be retained by the Exchange Agent for the benefit of each such Senstar-Israel shareholder for a period of up to 180 days from Closing (the “Withholding Drop Date”) (during which time the Merger Consideration shall not be delivered and no withholding for Israeli Taxes therefrom shall be made, except as provided below and during which time each Senstar-Israel shareholder may obtain a valid tax certificate).  If a Senstar-Israel shareholder delivers, no later than five (5) Business Days prior to the Withholding Drop Date a valid tax certificate to the Exchange Agent, then the Exchange Agent shall act in accordance with such valid tax certificate, subject to delivery by such Senstar-Israel shareholder concurrently with such certificate of the Withholding Amount, if and to the extent required under such valid tax certificate (such Withholding Amount to be increased by interest plus linkage differences, as defined in Section 159A(a) of the ITO, for the period between the 15th day of the calendar month following the month during which the Closing occurs and the time that the Merger Consideration is delivered, as determined by Senstar-Ontario and the Exchange Agent. If any Senstar-Israel shareholder does not provide the Exchange Agent with a valid tax certificate by no later than five Business Days before the Withholding Drop Date or provides by such date with a valid tax certificate that is not providing for full exemption from withholding of Israeli Tax or clarifying that no such obligation exists, and fails to deliver the applicable Withholding Amount by such date, then the Merger Consideration due to it shall be delivered to Senstar-Ontario upon demand, and such holder shall thereafter look only to Senstar-Ontario, as general creditors thereof, for any payment of and claim with respect thereto.

Dividends and Distributions

The Merger Agreement provides that no dividends or other distributions with a record date after the Effective Time with respect to Senstar-Ontario common shares will be paid to the holder of any Senstar-Israel Shares until such holder properly surrenders his or her shares in accordance with the procedures described in “—Exchange Agent; Letter of Transmittal.” After proper surrender, Senstar-Ontario will cause such holder to be paid, without interest, (1) at the time of the proper surrender or acknowledgment, the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such Senstar-Ontario common shares to which such holder is entitled pursuant to the Merger Agreement and (2) at the appropriate payment date, the amount of dividends or other distributions (a) with a record date after the Effective Time but prior to such surrender and (b) with a payment date subsequent to such surrender or acknowledgment, payable with respect to such Senstar-Ontario common shares.

Representations and Warranties

The Merger Agreement contains certain limited representations and warranties made by Senstar-Ontario, Merger Sub and Senstar-Israel to, and solely for the benefit of, each other. You should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Senstar-Ontario, Merger Sub or Senstar-Israel and should see “Where You Can Find More Information” for the location of documents that are incorporated by reference into this proxy statement/prospectus for information regarding Senstar-Ontario, Merger Sub and Senstar-Israel and their respective businesses.

The Merger Agreement contains certain fundamental representations and warranties made by Senstar-Israel relating to the following:

•	corporate matters, including organization, power to conduct its business and qualification and good standing;

•	authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated by, and to perform its obligations pursuant to, the Merger Agreement;

•	Senstar-Israel’s capital structure; and

•	no conflicts with organizational documents as a result of the Merger and consents from governmental entities required to be obtained in connection with the Merger.

           The Merger Agreement contains certain fundamental representations and warranties made by Senstar-Ontario and Merger Sub relating to the following:

•	corporate matters, including organization, power to conduct its business and qualification and good standing;

•	authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated by, and to perform its obligations pursuant to, the Merger Agreement;

•	Senstar-Ontario’s capital structure;

•	no conflicts with organizational documents as a result of the Merger and consents from governmental entities required to be obtained in connection with the Merger;

•	the operations of Merger Sub; and

•	no ownership of Senstar-Israel Shares.

The representations and warranties in the Merger Agreement of each of Senstar-Israel and Senstar-Ontario do not survive the Effective Time.

The representations and warranties by Senstar-Israel and Senstar-Ontario are subject, in some cases, to specified exceptions and qualifications contained in confidential disclosure letters and are also qualified by certain documents filed by the parties with the SEC, excluding in each case, any disclosures set forth in any risk factor or forward-looking statement sections, to the extent such disclosures are predictive, cautionary or forward-looking in nature.

Preparation of the Form F-4 and the Proxy Statement/Prospectus; Senstar-Israel Shareholder Meeting

As soon as reasonably practicable following the date of the Merger Agreement, (i) Senstar-Israel has agreed to prepare a proxy statement to be made available to the shareholders of Senstar-Israel relating to the Senstar-Israel shareholder meeting (together with any amendments or supplements thereto, the “Proxy Statement”) and after this Form F-4 is declared effective under the Securities Act, cause it to be furnished to the SEC on Form 6-K and to be sent or otherwise made available to the shareholders of Senstar-Israel in accordance with applicable law; and (ii) Senstar-Ontario has agreed to prepare and cause to be filed with the SEC this Form F-4, in which the Proxy Statement is included as a prospectus.

The parties have agreed to use their respective reasonable best efforts to have this Form F-4 declared effective under the Securities Act as promptly as practicable after such filing and keep this Form F-4 effective for so long as necessary to complete the Merger and ensure it complies in all material respects with applicable law.

Reasonable Best Efforts

Upon the terms and subject to the conditions set forth in the Merger Agreement, the parties will use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties to the Merger Agreement in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Merger Agreement (including the Merger).

Directors’ and Officers’ Indemnification and Insurance

For a period of at least seven years after the Effective Time, the Surviving Company and Senstar-Ontario shall indemnify and hold harmless all past and present directors and officers of Senstar-Israel and its subsidiaries (collectively, the “Covered Persons”) to the same extent such persons were indemnified as of the date of the Merger Agreement by Senstar-Israel pursuant to applicable law, the charter documents of Senstar-Israel or its subsidiaries, and indemnification agreements and, any other indemnification agreements between Covered Persons and Parent, if any, in existence on the Effective Time (collectively, the “Indemnification Agreements”) arising out of acts or omissions in their capacity as directors or officers of Senstar-Israel or any of its subsidiaries occurring at or prior to the Effective Time (including in connection with the adoption and approval of the Merger Agreement and the consummation of the transactions contemplated thereby), in each case, to the extent permitted by applicable law. The Surviving Company and Senstar-Ontario must advance expenses (including reasonable legal fees and expenses) incurred in the defense of any legal proceeding with respect to the matters subject to indemnification under the Merger Agreement in accordance with the procedures (if any) set forth in the charter documents of Senstar-Israel or any of its subsidiaries, any Indemnification Agreements and any other requirements under applicable law, in each case, to the extent permitted by applicable law.  Notwithstanding anything contained in the Merger Agreement, Senstar-Ontario and the Surviving Company (i) will not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), and (ii) will not have any obligation hereunder to any Covered Person if it is ultimately decided in a final, non-appealable judgment by a court of competent jurisdiction that such indemnification is prohibited by applicable law, in which case the Covered Person shall promptly refund to Senstar-Ontario or the Surviving Company the amount of all such expenses theretofore advanced.

For a period of seven years from the Effective Time, the Surviving Company will, and Senstar-Ontario will cause the Surviving Company to (and if Surviving Company was dissolved, its successor, including Senstar-Ontario), maintain in effect in its charter documents provisions relating to exculpation, indemnification and advancement of expenses in favor of Covered Persons that are no less favorable than the provisions of the charter documents of Senstar-Israel and any subsidiary in effect immediately prior to the Effective Time with respect to acts or omissions occurring prior to the Effective Time, in each case, to the extent permitted by applicable law.

Prior to the Effective Time, Senstar-Israel may, or, if Senstar-Israel is unable to, Senstar-Ontario may cause the Surviving Company as of or after the Effective Time to, purchase a seven-year prepaid “tail” policy or any similar arrangement that provides coverage with respect to matters arising on or before the Effective Time (including in connection with the Merger Agreement and the transactions or actions contemplated by the Merger Agreement) (the “D&O Insurance”), with terms, conditions, retentions and limits of liability that are no less favorable in the aggregate than the coverage provided under Senstar-Israel’s existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance. If prepaid policies have been obtained prior to the Effective Time providing the level of insurance coverage as described in the preceding sentence, the Surviving Company will, and Senstar-Ontario will cause the Surviving Company to maintain such policy in full force and effect, and cause all obligations thereunder to be honored, in each case, to the extent required by the Merger Agreement.

Each of the Indemnified Parties or other persons who are beneficiaries under the D&O Insurance (and their heirs and representatives) are third party beneficiaries of the foregoing, with full rights of enforcement as if a party thereto.

Obligations of Senstar-Ontario and Merger Sub

Senstar-Ontario will take all action necessary to (i) cause Merger Sub and the Surviving Company to perform their respective obligations under the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, and (ii) ensure that Merger Sub prior to the Effective Time will not conduct any business, incur or guarantee any indebtedness or any other liabilities or make any investments, other than those activities incidental to its obligations under the Merger Agreement or the transactions contemplated thereby.

Israeli Tax Ruling

As soon as practicable following the date of the Merger Agreement, Senstar-Israel shall prepare and file with the ITA an application for the Tax Ruling.

Israel Securities Authority Approval

The issuance by Senstar-Ontario of the Merger Consideration to Senstar-Israel’s Israeli shareholders require compliance with the Israel Securities Law, 5728-1968 (the “Israel Securities Law”). Accordingly, Senstar-Ontario has applied for a no-action letter from the Israel Securities Authority (the “ISA No-Action Letter”) that exempts those securities issuances from, and confirms that the Israel Securities Authority will not take action against Senstar-Ontario in respect of, the requirements of the Israel Securities Law that would otherwise require the publication of a prospectus in Israel.

Conditions to Completion of the Merger

Under the Merger Agreement, each party’s obligation to effect the Merger is subject to satisfaction or, to the extent permitted where permissible under applicable law, mutual waiver at the Effective Time of each of the following conditions:

•	The Senstar-Israel Shareholder approval must have been obtained.

•
All (i) applicable waiting periods (and extensions thereof) under any applicable antitrust laws (if any) relating to the consummation of the Merger shall have expired or been terminated, and (ii) any affirmative exemption or approval of a governmental entity required to be obtained under any antitrust laws shall have been obtained.

•
No governmental entity of competent jurisdiction shall have (i) enacted, promulgated or issued after the date of the Merger Agreement any applicable law that is then in effect and has the effect of enjoining, making unlawful or otherwise prohibiting the consummation of the Merger; or (ii) issued or granted after the date of the Merger Agreement any order (whether temporary, preliminary or permanent)that is then in effect which has the effect of enjoining, making unlawful or otherwise prohibiting the consummation of the Merger.

•	The Senstar-Ontario Common Shares issuable as Merger Consideration pursuant to the Merger Agreement must have been approved for listing on Nasdaq, subject to official notice of issuance.

•
50 days must have elapsed after the filing of the Redomiciliation Proposal with the Israeli Companies Registrar and 30 days must have elapsed after the approval of the Merger by the Senstar-Israel shareholders at the General Meeting.

•
This Form F-4 must have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of this Form F-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC that have not been withdrawn.

•	Senstar-Ontario shall have obtained the ISA No-Action Letter.

•	If required, Senstar-Ontario shall have delivered to the IIA a written undertaking in customary form to comply with the provisions of the Innovation Law following the Merger.

Senstar-Ontario’s and Merger Sub’s obligation to effect the Merger is further subject to the satisfaction by Senstar-Israel or waiver by Senstar-Ontario and Merger Sub of the following conditions:

•
Each of the representations and warranties of Senstar-Israel set forth in the Merger Agreement shall have been true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time as though made as of the Effective Time, except where any failure to be so true and correct would not, individually or in the aggregate, have a material adverse effect on Senstar-Israel.

•	Senstar-Israel must have complied with and performed in all material respects all obligations under the Merger Agreement required to be complied with and performed by it at or prior to the Closing.

•
Senstar-Ontario must have received a certificate signed on behalf of Senstar-Israel by a duly authorized officer of Senstar-Israel certifying to the effect that the preceding two conditions have been satisfied.

Senstar-Israel’s obligation to effect the Merger is further subject to the satisfaction by Senstar-Ontario or waiver by Senstar-Israel of the following conditions:

•
Each of the representations and warranties of Senstar-Ontario and Merger Sub set forth in the Merger Agreement shall have been true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time as though made as of the Effective Time, except where any failure to be so true and correct would not, individually or in the aggregate, have a material adverse effect on Senstar-Ontario.

•
Each of Senstar-Ontario and Merger Sub must have complied with and performed in all material respects all obligations under the Merger Agreement required to be complied with and performed by each of them at or prior to the Closing.

•
Senstar-Israel must have received a certificate signed on behalf of Senstar-Ontario and Merger Sub by a duly authorized officer of each Senstar-Ontario and Merger Sub certifying to the effect that the preceding two conditions have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time (a) by mutual written agreement of Senstar-Ontario and Senstar-Israel, or (b) by Senstar-Israel, if the Senstar-Israel Board modifies, qualifies or withdraws its recommendation to the Senstar-Israel shareholders to approve the Merger (see “The Merger— Senstar-Israel’s Reasons for the Redomiciliation and the Merger; Recommendation of the Senstar-Israel Board”).

Amendments, Extensions and Waivers

The Merger Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of Senstar-Ontario, Merger Sub and Senstar-Israel, except that if the Merger Agreement has been approved by shareholders of Senstar-Israel in accordance with Israeli law, no amendment shall be made to the Merger Agreement that requires the approval of such shareholders of Senstar-Israel without such approval.

At any time and from time to time prior to the Effective Time, any party or parties may, to the extent legally permitted and except as otherwise set forth in the Merger Agreement, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such party or parties contained therein or in any document delivered pursuant thereto; or (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties contained therein. Any agreement on the part of a party or parties to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable.

No Third Party Beneficiaries

Except as otherwise set forth in the Merger Agreement, the Merger Agreement is not intended to confer upon any other Person any rights or remedies thereunder.

Governing Law

The Merger Agreement and any dispute, controversy or claim arising out of, relating to or in connection with the Merger Agreement, the negotiation, execution, existence, validity, enforceability or performance of the Merger Agreement, or for the breach or alleged breach hereof (whether in contract, in tort or otherwise) will be governed by and construed and enforced solely in accordance with the laws of the State of Israel, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Israel or any other jurisdiction) that would cause application of the law of any jurisdiction other than the State of Israel.

          MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

This section describes the material United States federal income tax consequences of (i) the Merger to certain beneficial owners of Senstar-Israel ordinary shares  and options who exchange their Senstar-Israel ordinary shares  and options for shares of Senstar-Ontario common shares and options pursuant to the Merger and (ii) the ownership and disposition of Senstar-Ontario common shares received upon the consummation of the Merger.

This discussion is based on the provisions of the Code, the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date hereof and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that Senstar-Israel shareholders hold their Senstar-Israel ordinary shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a Senstar-Israel shareholder in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to Senstar-Israel shareholders subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their Senstar-Israel ordinary shares through the exercise of options or otherwise as compensation, holders who hold their  shares as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders whose functional currency is not the U.S. dollar, and holders who own or have owned (directly, indirectly or constructively) 10% or more (by vote or value) of Senstar-Israel’s ordinary shares. This discussion does not address any tax consequences arising under the Medicare contribution tax, nor does it address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Senstar-Israel ordinary shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. Holders that are partners of a partnership holding Senstar-Israel ordinary shares  should consult their own tax advisors.

All Senstar-Israel shareholders should consult their own tax advisors to determine the particular tax consequences to them in light of their particular circumstances, including the applicability and effect of the alternative minimum tax and any U.S. federal, U.S. state or local, non-U.S. or other tax laws and of potential changes in such laws.

U.S. Federal Income Tax Treatment of the Merger

For U.S. federal income tax purposes, the Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) and Section 367 of the Code (a “Reorganization”). Unless otherwise noted, the remainder of this discussion assumes that the Merger will be so treated. Neither Senstar-Ontario nor Senstar-Israel has obtained or will obtain a ruling from the IRS regarding the U.S. federal income tax consequences of the Merger. Accordingly, there is no assurance that the IRS will not take a contrary position regarding the tax consequences described in this discussion, or that any such contrary position would not be sustained, nor is the receipt of any tax opinion a condition to the Closing of the Merger.

U.S. Federal Income Taxation of U.S. Holders

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Senstar-Israel ordinary shares  that is, for U.S. federal income tax purposes:

•          an individual citizen or resident of the United States;

•          a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•          a trust if (a) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•          an estate the income of which is subject to U.S. federal income tax regardless of its source.

The tax treatment of a U.S. holder will depend in part on whether or not Senstar-Israel is or was classified as a PFIC for U.S. federal income tax purposes. Except as discussed below under “Passive Foreign Investment Company Rules”, this discussion assumes that Senstar-Israel is not and has not been classified as a PFIC for U.S. federal income tax purposes.

Tax Consequences of the Merger

The exchange of Senstar-Israel ordinary shares for Senstar-Ontario common shares will be tax-free to U.S. holders. A U.S. holder’s aggregate tax basis in Senstar-Ontario common shares received in the Merger will equal such U.S. holder’s aggregate adjusted tax basis in the Senstar-Israel ordinary shares exchanged therefor. A U.S. holder’s holding period for Senstar-Ontario common shares received in the Merger will include the U.S. holder’s holding period in respect of the Senstar-Israel ordinary shares exchanged for such Senstar-Ontario common shares.

If a U.S. holder of Senstar-Israel ordinary shares acquired different blocks of Senstar-Israel ordinary shares at different times or at different prices, such U.S. holder’s basis and holding period in Senstar-Ontario common shares may be determined separately with reference to each block of Senstar-Israel ordinary shares. Any such U.S. holder should consult its tax advisor regarding the tax bases and holding periods of the particular Senstar-Ontario common shares received in the company Merger.

If it is determined that the Merger does not qualify as a Reorganization, the Merger would be a taxable transaction to Senstar-Israel shareholders for U.S. federal income tax purposes. In that case, a U.S. holder would generally recognize capital gain or loss measured by the difference between (a) the fair market value (in U.S. dollars) of Senstar-Ontario common shares received in exchange for such U.S. holder’s Senstar-Israel ordinary shares and (b) such U.S. holder’s basis in the Senstar-Israel ordinary shares  it holds. Such capital gain or loss would be long-term capital gain or loss if, at the time of the exchange, such U.S. holder’s holding period in its Senstar-Israel ordinary shares was greater than one year. A U.S. holder’s tax basis in Senstar-Ontario common shares received in the Merger would be the fair market value (in U.S. dollars) of those shares on the date such U.S. holder received them.

Passive Foreign Investment Company Rules

The U.S. federal income tax consequences to U.S. holders could differ materially from those described above if, at any relevant time, Senstar-Israel were a PFIC (determined under the rules described below). Senstar-Israel believes that it was not a PFIC for its 2022 taxable year or any prior taxable year, and it does not expect to become a PFIC for any taxable year up to and including the taxable year in which the Merger is completed. However, Senstar-Israel has not conducted and does not expect to conduct a formal study to determine its PFIC status. Moreover, because Senstar-Israel’s PFIC status is based on its income, assets and activities for the entire taxable year, it is not possible to determine whether Senstar-Israel will be characterized as a PFIC for its current taxable year until after the close of the applicable taxable year. As a result, there can be no assurance that Senstar-Israel is not or will not become a PFIC prior to the closing of the Merger.

In general, Senstar-Israel will be a PFIC with respect to a U.S. holder if for any taxable year in which such U.S. holder held Senstar-Israel ordinary shares :

•          at least 75% of Senstar-Israel’s gross income for the taxable year is passive income; or

•          at least 50% of the value, determined on the basis of a quarterly average, of the Senstar-Israel’s assets is attributable to assets that produce or are held for the production of passive income.

“Passive income” generally includes dividends, interest, gains from the sale or exchange of investment property, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), and certain other specified categories of income. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is, for purposes of the PFIC tests, treated as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income.

If Senstar-Israel were to be considered a PFIC at any time that a U.S. holder holds Senstar-Israel ordinary shares, any gain recognized by the U.S. holder on a sale or other disposition of the Senstar-Israel shares generally would be allocated ratably over the U.S. holder’s holding period for its Senstar-Israel ordinary shares . The amounts allocated to the taxable year of the sale or other disposition and to any year before Senstar-Israel became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. If Senstar-Israel is treated as a PFIC with respect to a U.S. holder for any taxable year, the U.S. holder will be subject to the PFIC rules with respect to any of Senstar-Israel’s subsidiaries that are also PFICs. Unless a U.S. holder makes a “qualified electing fund” or “mark-to-market” election with respect to the Senstar-Israel ordinary shares , a U.S. holder that holds Senstar-Israel ordinary shares  during a period in which Senstar-Israel is a PFIC will be subject to the PFIC rules for that taxable year and all subsequent taxable years in which the U.S. holder holds Senstar-Israel ordinary shares , even if Senstar-Israel ceases to be a PFIC. Classification as a PFIC may have other adverse tax consequences. If Senstar-Israel is considered a PFIC, a U.S. holder will also be subject to annual information reporting requirements.

U.S. holders of Senstar-Israel ordinary shares  are urged to consult their tax advisors regarding the application of the PFIC rules to the Merger and Senstar-Israel ordinary shares , including the advisability of making a qualified electing fund or mark-to-market election.

Ownership of Senstar-Ontario Common Shares Received in the Merger

Distributions on Senstar-Ontario Common Shares

Distributions, if any, paid on Senstar-Ontario common shares (other than certain pro rata distributions of our common shares or rights to acquire our common shares) generally will be treated as dividends and may be eligible for qualified dividend treatment.

Sale or Other Disposition of Senstar-Ontario Common Shares

A U.S. holder that sells or otherwise disposes of Senstar-Ontario common shares in a taxable transaction will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the amount that the U.S. holder realizes and the U.S. holder’s tax basis in those shares. Capital gain of a non-corporate U.S. holder is taxed at preferential rates when the holder has a holding period greater than one year. The deduction of capital losses is subject to limitations.  This is due to the fact that capital gain is sourced to a seller’s country of residence.

Backup Withholding and Information Reporting

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (at a rate of 24%) with respect to certain amounts that it receives in the Merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a payee’s U.S. federal income tax liability, if any, so long as such payee furnishes the required information to the IRS in a timely manner.

U.S. Federal Income Taxation of Non-U.S. Holders

A “non-U.S. holder” is a beneficial owner of Senstar-Israel ordinary shares that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and that is not a U.S. holder.

The Merger is not expected to result in any material U.S. federal income tax consequences to non-U.S. holders. This is due to the fact that capital gain is sourced to a seller’s country of residence.

          MATERIAL ISRAELI TAX CONSEQUENCES

This section describes the material Israeli income tax consequences of the Merger to beneficial owners of Senstar-Israel Shares who exchange their Senstar-Israel Shares for Senstar-Ontario Common Shares pursuant to the Merger .

This discussion is not intended to be an authorized interpretation of the provisions of the Israeli Tax Ordinance and corresponding regulations thereof, or an exhaustive description of legal provisions that may be relevant to the Senstar- Israel shareholders and does not replace individual professional and legal advice on the matter. Shareholders of Senstar- Israel are urged to seek individual professional and legal advice from their own tax experts in order to clarify the results that will apply to them, taking into account their specific circumstances. It is clarified that the purpose of the following is only a general overview of the taxation of traded securities for Israeli income tax and it does not cover specific circumstances. This overview is based on the tax laws as they are accurate at the date of this proxy statement/prospectus and is no intended to be an authorized and/or complete interpretation of the provisions of the Israeli Tax Ordinance and the regulations or orders pursuant to it, or an exhaustive description of the instructions concerning the securities contained therein and there is no substitute for legal and professional advice on the matter, which must be obtained for the special data of each investor. Also, a change in the tax laws or in their interpretation may have retroactive application and/or may lead to different results.

As a consequence of the Merger, holders of Senstar-Israel Shares will be treated as having sold their Senstar-Israel Shares in the Merger. When shares of an Israeli company are sold, regardless of whether the consideration in the sale is cash or stock, its shareholders are generally subject to Israeli taxation.

In accordance with the provisions of Section 91(b)(1) of the Israeli Tax Ordinance, real capital gain from the sale of securities by an individual resident of Israel whose income from the sale of securities does not constitute income from a “business” or “trade” and the individual did not claim the deduction of interest expenses nor the linkage differences due to the security, is generally subject to tax at a rate not exceeding 25%. However, if the sale of the securities is made by an individual who is a “substantial shareholder” in the company (i.e. if such individual holds or is entitled to purchase, directly or indirectly, alone or together with such person’s relatives or another person who collaborates with such person on a permanent basis, one of the following: (i) at least 10% of the issued and outstanding Senstar-Israel Shares, (ii) at least 10% of the voting rights of Senstar-Israel, (iii) the right to receive at least 10% of Senstar-Israel’s profits or its assets upon liquidation, (iv) the right to appoint a manager/director, or (v) the right to instruct any other person to do any of the foregoing the date of sale or on any date falling within the 12-month period preceding that date of sale), the tax rate will not exceed 30%.

The tax rates as stated above apply to the real capital gain from which the inflationary component inherent in the gain is neutralized. In this regard, it should be noted that in accordance with the provisions of Section 88 of the Israeli Tax Ordinance, the index on the basis of which the linkage component is calculated is the Consumer Price Index. However, a person who, being a foreign resident, legally purchased the security in a foreign currency, may request that the foreign currency rate be considered as an index for this matter. The inflationary components is generally exempt from tax, provided that the shares being sold were acquired after December 31, 1993.

In accordance with the provisions of Section 2(1) of the Israeli Tax Ordinance, the limited tax rates for individuals in respect of real capital gain from the sale of securities as mentioned above will not apply to an individual whose income from the sale of securities is income from a “business” or a “trade” or a “random transaction with a commercial nature”, which in such a case he will be charged at the marginal tax rates as stipulated in Section 121 of the Israeli Tax Ordinance (currently- up to 47%). as well as an additional tax, as applicable.

In addition, according to the provisions of section 121b(a) of the Israeli Tax Ordinance, an individual whose overall taxable income from all sources (including capital gain from the sale of the securities) in tax year 2023 exceeds NIS 698,280 (an amount that is adjusted annually), will be liable for an additional tax at a rate of 3% on the part of his or her taxable income that exceeds the said amount.

A company will be liable for tax on real capital gain from the sale of securities at the corporate tax rate as stipulated in the provisions of Section 126(a) of the Israeli Tax Ordinance (currently 23%). Certain Israeli institutions who are exempt from tax under Section 9(2) or Section 129(C)(a)(1) of the Israeli Tax Ordinance (such as exempt trust fund, pension fund) may be exempt from capital gains tax from the sale of the shares.

In general, a foreign resident (individual or a company), as defined in the Israeli Tax Ordinance, is exempt from tax on capital gain from the sale of securities traded on the stock exchange by virtue of the provisions of section 97(b3) of the Israeli Tax Ordinance, provided that the capital gain is not from its permanent establishment in Israel and in accordance with the conditions and limitations listed in the provisions of section 97(b3) of the Israeli Tax Ordinance. The above shall not apply to a non-resident company, if Israeli residents’ control, benefit or are entitled to 25% or more of the income or profits of the non-resident company, directly or indirectly, in accordance with the provisions of Section 68A of the Israeli Tax Ordinance. It should be noted that in the event that the aforementioned exemption does not apply, other tax reliefs may apply in accordance with the provisions of the tax treaty (if any) between Israel and the foreign resident's country of residence, all in accordance with the provisions of the treaty and subject to the prior issuance of a withholding tax exemption or reduction certificate from the ITA.

Withholding Tax from Capital Gain upon Disposal of Shares

In accordance with the provisions of Section 164 of the Israeli Tax Ordinance and the provisions of the Income Tax Regulations (deduction from consideration, payment or capital gain in the sale of a security, in the sale of a unit in a mutual fund or in a future transaction), 2002 (the “Capital Gain Deduction Regulations”), an “obligor” (as such term is defined in the Capital Gain Deduction Regulations) who pays the seller who is an individual, consideration for the sale of the securities, should withhold 25% of the real capital gain and in the case of a company, a corporate tax rate determined under the provisions of section 126(a) of the Israeli Tax Ordinance (23% in 2023). All subject to tax rulings or withholding tax exemption or reduction certificates which were issued by the ITA in advance and subject to offsetting losses that the withholding agent may carry out in accordance with the provisions of the Israeli Tax Ordinance relevant, as the case may be. For a description of the Tax Ruling intended to be issued in connection with the Merger, see “The Merger Agreement – Israeli Tax Ruling”.

Offsetting Losses from the Capital Gain Generated from the Disposal of Shares

As a general rule, capital losses from the sale of the offered securities are offset only in cases where, if capital gain had been generated, they would have been taxable by the shareholder.

According to the principles set forth in the provisions of Section 92 of the Israeli Tax Ordinance, a capital loss from the sale of the securities that, if it had been a capital gain, would be taxable, may be offset against the real capital gain resulting from the sale of any asset, in Israel or abroad.

In accordance with Regulation 9 of the Capital Gains Deduction Regulations, it is determined that as part of the calculation of the capital gain for the purpose of withholding tax by the payer, the payer shall offset the capital loss resulting from the sale of traded securities that were under his management and subject to the fact that the profit was created in the same tax year in which the loss was created. The tax assessor may, in certain cases and for the purposes of withholding tax, approve the offsetting of losses from a portfolio of securities that is not managed by the payer, all in accordance with the conditions of the aforementioned Regulation 9 provisions.

In accordance with the provisions of Section 92(a)(4) of the Israeli Tax Ordinance, a capital loss from the sale of securities may be offset in the same tax year in which it is incurred also both against income from interest or dividends received in that tax year for that security and also against income from interest or dividends from other securities received in the same year tax year, provided that the tax rate applicable to the interest or dividend income from the other security mentioned above does not exceed the corporate tax rate set forth in the provisions of Section 126(a) of the Israeli Tax Ordinance (23% in 2023) if it is a company, and the rate set forth in Sections 125b(1) or 125c(b) (i.e., 25%), as the case may be, if he is an individual. The tax rate that applies on dividends to an individual who is a “substantial shareholder” is 30% (excluding dividends paid by a company that is traded on a stock exchange). Therefore, the capital loss incurred in the tax year from the sale of securities will not be offset against dividend or interest income from other non- traded securities by an individual defined as a “substantial shareholder”.

A capital loss that cannot be offset, in whole or in part, in a particular tax year, as stated above, may be offset against real capital gain in the following tax years one after the other, after the year in which the said capital loss occurred, provided that a report was submitted to the tax assessor for the tax year in which the loss occurred.

In accordance with the provisions of Section 94C of the Israeli Tax Ordinance, in the sale of securities by a company, the amount of the capital loss resulting from the sale of the securities shall be reduced by the amount of the dividends received from that security during the 24 months period prior to the sale, but not more than the amount of the loss, with the exception of a dividend on which tax has been paid (except for tax paid outside of Israel ) at a rate of 15% or more (but not more than the amount of the loss).

Taxation of shareholders on receipt of dividends

An Israeli resident individual is generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are publicly traded (whether the recipient is a substantial shareholder or not). If the recipient of the dividend is an Israeli resident corporation such dividend income should be exempt from tax provided the income from which such dividend is distributed was derived or accrued within Israel and was received directly or indirectly from another corporation that is liable to Israeli corporate tax. An exempt trust fund, pension fund or other entity that is exempt from tax under Section 9(2) or Section 129(C)(a)(1) of the ITO is exempt from tax on dividends.

Non-Israeli residents (either individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25% or 30% if the dividends recipient is a “substantial shareholder” at the time of distribution or on any time during the preceding twelve months (excluding dividends received from publicly traded companies which should generally be subject to 25% withholding tax), which tax will be withheld at source, unless relief is provided in a treaty between Israel and the shareholder’s country of residence. A foreign resident who had income from a dividend that was accrued from Israeli source, from which the full tax was deducted, will be generally exempt from filing a tax return in Israel, provided that (1) such income was not generated from business conducted in Israel by the foreign resident, (ii) the foreign resident has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and (iii) the foreign resident is not liable to additional Surtax  in accordance with Section 121B of the ITO.

          MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the principal Canadian federal income tax considerations generally applicable to a person (a “Holder”) who acquires as a beneficial owner Senstar-Ontario Common Shares in exchange for Senstar-Israel Shares as part of the Merger, and who, at all relevant times, for purposes of the application of the Income Tax Act (Canada) and the regulations adopted thereunder (collectively, the “Canada Tax Act”): (i) deals at arm’s length with Senstar-Ontario and Senstar-Israel; (ii) is not affiliated with Senstar-Ontario or Senstar-Israel; (iii) holds the Senstar-Israel Shares and Senstar-Ontario Common Shares (collectively, referred to as the “Securities”), as the case may be, as capital property; and (iv) has not entered into, with respect to any of the Securities, a “derivative forward agreement” or a “dividend rental arrangement,” each as defined in the Canada Tax Act. Generally, the Securities will be capital property to a Holder provided the Holder does not acquire or hold such Securities in the course of carrying on a business or as part of an adventure or concern in the nature of trade.

This summary is based upon the current provisions of the Canada Tax Act, and an understanding of the current administrative practices published in writing by the Canada Revenue Agency prior to the date hereof.  This summary takes into account all specific proposals to amend the Canada Tax Act publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed.  This summary does not otherwise take into account or anticipate any changes in law or administrative policy, whether by legislative, governmental or judicial decision or action, and does not take into account or consider any provincial, territorial or foreign income tax considerations.

This summary is of a general nature. It is not, is not intended to be, and should not be construed to be legal or tax advice to any particular Holder. Accordingly, Holders are urged to consult their own tax advisors having regard to their own particular circumstances.

Currency Conversion

Generally, for purposes of the Canada Tax Act, all amounts relating to the acquisition, holding or disposition of Senstar-Israel Shares must be converted into Canadian dollars based on exchange rates as determined in accordance with the Canada Tax Act.

Holders Not Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Canada Tax Act: (i) is not, and is not deemed to be, a resident of Canada, and (ii) does not use or hold, and is not deemed to use or hold, the Securities in a business carried on in Canada (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere.

The Merger

A Non-Resident Holder for whom the Senstar-Israel Shares are not and are not deemed to be “taxable Canadian property” for purposes of the Canada Tax Act will generally not be subject to income tax under the Canada Tax Act as a result of the Merger with respect to any gain realized from the disposition of the Non-Resident Holder’s Senstar-Israel Shares. Generally, provided that the Senstar-Israel Shares are listed on a “designated stock exchange” (which includes the Nasdaq Global Market), the Senstar-Israel Shares will not be taxable Canadian property to a Non-Resident Holder at a particular time unless at any time during the 60-month period that ends at that particular time, both of the following conditions were satisfied: (a) one or any combination of (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder did not deal at arm’s length (for purposes of the Canada Tax Act), and (iii) partnerships in which the Non-Resident Holder or a person with whom the Non-Resident Holder did not deal at arm’s length held a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of a class of the capital stock of Senstar-Israel, and at that time (b) more than 50% of the fair market value of the Senstar-Israel Shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, Canadian resource properties (as defined in the Canada Tax Act), timber resource properties (as defined in the Canada Tax Act) or options in respect of, interests in, or for civil law rights in, any such property, whether or not such property exists.

Ownership of Senstar-Ontario Common Shares

Dividends on Senstar-Ontario Common Shares. Dividends paid or credited, or deemed under the Canada Tax Act to be paid or credited, by Senstar-Ontario to a Non-Resident Holder on the Senstar-Ontario Common Shares will generally be subject to Canadian withholding tax under the Canada Tax Act at the rate of 25% of the gross amount of the dividend, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under any applicable income tax convention.  For example, under the Canada-Israel Income Tax Convention, where dividends paid or credited on the Senstar-Ontario Common Shares are paid or credited, a Non-Resident Holder that is an individual beneficial owner of the dividends and that is an Israeli resident for purposes of, and is entitled to benefits of, the Canada-Israel Income Tax Convention, the applicable rate of Canadian withholding tax is generally reduced to 15%.  Non-Resident Holders are advised to consult their tax advisors in this regard.

Disposition of Senstar-Ontario Common Shares. A Non-Resident Holder for whom the Senstar-Ontario Common Shares are not or are not deemed to be “taxable Canadian property” for purposes of the Canada Tax Act will generally not be subject to income tax under the Canada Tax Act on the disposition or deemed disposition of such shares. Generally, provided that the Senstar-Ontario Common Shares are listed on a “designated stock exchange” (which includes the Nasdaq Global Market), the Senstar-Ontario Common Shares will not be taxable Canadian property to a Non-Resident Holder at a particular time unless at any time during the 60-month period that ends at that particular time, both of the following conditions were satisfied: (a) one or any combination of (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder did not deal at arm’s length (for purposes of the Canada Tax Act), and (iii) partnerships in which the Non-Resident Holder or a person with whom the Non-Resident Holder did not deal at arm’s length held a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of a class of the capital stock of Senstar-Ontario, and at that time (b) more than 50% of the fair market value of the Senstar-Ontario Common Shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canada Tax Act), “timber resource properties” (as defined in the Canada Tax Act) or options in respect of, interests in, or for civil law rights in, any such property, whether or not such property exists. Notwithstanding the foregoing, the Senstar-Ontario Common Shares may otherwise be deemed to be taxable Canadian property of a Non-Resident Holder in certain circumstances.  The Non-Resident Holders whose Senstar-Ontario Common Shares may constitute taxable Canadian property should consult their own tax advisors.

Holders Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Canada Tax Act, is or is deemed to be resident in Canada (a “Canadian Resident Holder”). This portion of the summary is not applicable to a Canadian Resident Holder (i) that is a “specified financial institution”, (ii) an interest in which is, or for whom the Securities would be, a “tax shelter investment”, (iii) that is for purposes of certain rules (referred to as the “mark-to-market” rules) applicable to securities held by financial institutions, a “financial institution”, (iv) that reports its “Canadian tax results” in a currency other than Canadian currency, (v) that is a corporation resident in Canada that is, becomes, or does not deal at arm’s length for purposes of the Canada Tax Act with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the Senstar-Ontario Common Shares, controlled by a non-resident person (or a group of such persons not dealing with each other at arm’s length) for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Canada Tax Act, or (vi) in respect of which Senstar-Israel is a “foreign affiliate”, each expression as defined in the Canada Tax Act. Such Canadian Resident Holders should consult their own tax advisors.

The Merger

A Canadian Resident Holder who disposes of the Senstar-Israel Shares in consideration for Senstar-Ontario Common Shares as part of the Merger will realize a capital gain (or a capital loss) in the taxation year of the disposition equal to the amount by which the proceeds of disposition of the Senstar-Israel Shares received on the Merger, exceed (or are less than) the total of (1) the adjusted cost base to the Canadian Resident Holder of its Senstar-Israel Shares determined immediately before the Merger, and (2) any reasonable costs of disposition . The tax treatment of capital gains and capital losses is discussed below in the section entitled “Disposition of Senstar-Ontario Common Shares.”

Ownership of Senstar-Ontario Common Shares

Dividends on Senstar-Ontario Common Shares. A Canadian Resident Holder will be required to include in computing its income for a taxation year any dividends received (or deemed to have been received) on the Senstar-Ontario- Common Shares. In the case of a Canadian Resident Holder that is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from “taxable Canadian corporations”, including the enhanced gross-up and dividend tax credit applicable to any dividends designated by Senstar-Ontario as an “eligible dividend” in accordance with the provisions of the Canada Tax Act.   A dividend received (or deemed to have been received) by a Canadian Resident Holder that is a corporation will generally be deductible in computing the corporation’s taxable income. In certain circumstances, however, a taxable dividend received (or deemed to have been received) by a Canadian Resident Holder that is a corporation will be deemed to be either proceeds of disposition or a gain from the disposition of a capital property. Canadian Resident Holders that are corporations should consult their own tax advisors having regard to their own particular circumstances.

A Canadian Resident Holder that is a “private corporation”, as defined in the Canada Tax Act, or any other corporation controlled, whether because of a beneficial interest in one or more trusts or otherwise, by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts), will generally  be liable to pay a refundable tax under Part IV of the Canada Tax Act on dividends received (or deemed to have been received)  on the Senstar-Ontario Common Shares to the extent such dividends are deductible in computing the Canada Resident Holder’s taxable income for the taxation year.

Disposition of Senstar-Ontario Common Shares. Generally, a Canadian Resident Holder who disposes of, or is deemed for purposes of the Canada Tax Act to have disposed of, Senstar-Ontario Common Shares will realize a capital gain (or a capital loss) in the taxation year of the disposition equal to the amount by which the proceeds of disposition of the Senstar-Ontario Common Shares exceed (or are less than) the total of (1) the adjusted cost base to the Canadian Resident Holder of its Senstar-Ontario Common Shares determined immediately before the disposition, and (2) any reasonable costs of disposition. The adjusted cost base to a Canadian Resident Holder of a Senstar-Ontario Common Shares that was acquired as part of the Merger will be averaged with the adjusted cost base of all other Senstar-Ontario Common Shares (if any) held by the Canadian Resident Holder as capital property at the time immediately before the disposition or deemed disposition.

One-half of any capital gain (a “taxable capital gain”) realized by a Canadian Resident Holder from a disposition of a Senstar-Ontario Common Share must be included in the Canadian Resident Holder’s income for the taxation year of disposition. Subject to and in accordance with the provisions of the Canada Tax Act, a Canadian Resident Holder will generally be required to deduct one-half of any capital loss (an “allowable capital loss”) realized in the taxation year of disposition against taxable capital gains realized in the same taxation year. Any unused allowable capital losses for the taxation year of disposition may generally reduce net taxable capital gains realized in any of the three prior taxation years or in any subsequent year in the circumstances and to the extent provided in the Canada Tax Act.

If a Canadian Resident Holder is a corporation, any capital loss realized on a disposition or deemed disposition of Senstar-Ontario Common Shares may, in certain circumstances, be reduced by the amount of any dividends which have been received or which are deemed to have been received on such Senstar-Ontario Common Shares.

Similar rules may apply where a Canadian Resident Holder that is a corporation is a member of a partnership or a beneficiary of a trust that owns Senstar-Ontario Common Shares directly or indirectly through a partnership or a trust. Canadian Resident Holders to whom these rules may be relevant should consult their own tax advisors.

A Canadian Resident Holder that is a “Canadian-controlled private corporation” (as defined in the Canada Tax Act) throughout the relevant taxation year or a “substantive CCPC” (as proposed to be defined in the Proposed Amendments  released on August 9, 2022), at any time in the year may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income” (as defined in the Canada Tax Act) for the year, including taxable capital gains realized on the disposition of Senstar-Ontario Common Shares. Canadian Resident Holders that are “Canadian-controlled private corporations” or would be “substantive CCPCs” (provided that the Proposed Amendments released on August 9, 2022 are enacted in their current form) should consult their own tax advisors regarding their particular circumstances.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS FOR SENSTAR-ISRAEL OPTIONHOLDERS

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable under the Canada Tax Act in respect of the Merger to a holder of Exchanged Options who for purposes of the Canada Tax Act and at all relevant times: (i) is or is deemed to be a resident of Canada; (ii) is a current or former employee or director of Senstar-Israel or any of its subsidiaries, (iii) received their Exchanged Options in respect of, in the course of, or by virtue of, such employment or in consideration for the services performed by them as directors of Senstar-Israel or any of its subsidiaries, (iv) at the time the Exchanged Options were granted, dealt at arm’s length with Senstar-Israel or any of its subsidiaries; and (v) received the Exchanged Options as new grants and not in exchange or in replacement of options previously issued to them by Senstar-Israel or any other person (an “Optionholder”).

This summary does not describe the tax consequences of an exercise or other disposition of Exchanged Options or Senstar-Israel Shares acquired on the exercise of the Exchanged Options prior to the Merger, and holders of Exchanged Options who have, or wish to, exercise or dispose of their Exchanged Options prior to the Effective Time should consult their own tax advisors.

The terms of the Merger provide that Exchanged Options that are not exercised prior to the Effective Time will be exchanged for options of Senstar-Ontario to acquire Senstar-Ontario Common Shares (a “Senstar-Ontario Option”). Provided that the only consideration received by an Optionholder on the exchange is a Senstar-Ontario Option and (i) the amount by which the fair market value of the Senstar-Ontario Common Shares immediately after the exchange exceeds the exercise price to acquire such shares under the Senstar-Ontario Option is not greater than (ii) the amount by which the fair market value of the Senstar-Israel Shares immediately before the exchange exceeded the exercise price to acquire such shares under the Exchanged Option, the exchange should be a tax-deferred exchange under subsection 7(1.4) of the Canada Tax Act such that an Optionholder who exchanges an Exchanged Option for a Senstar-Ontario Option will not be considered to have disposed of their Exchanged Option and the Senstar-Ontario Option will be deemed to be a continuation of the Exchanged Option so exchanged. Whether this proviso will be satisfied is a question of fact that can only be determined as of the Effective Time. However, the exchange of Exchanged Options for Senstar-Ontario Options has been structured with the intent that the proviso be satisfied and that the requirements of subsection 7(1.4) of the Tax Act be met.

The above is not an exhaustive discussion of the tax considerations applicable to Optionholders who exchange their Exchanged Options for Senstar-Ontario Options. Furthermore, the discussion above does not address Optionholders who are consultants or independent contractors and not employees, or non-residents of Canada but who may have received their Options by virtue of providing employment services in Canada. The tax consequences to a particular Optionholder of exchanging their Exchanged Options will depend on the circumstances of that particular Optionholder.

          ELIGIBILITY FOR INVESTMENT

In the opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel to Senstar-Israel, based on the current provisions of the Canada Tax Act (Canada), and all specific proposals to amend the Canada Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, provided that the Senstar-Ontario Common Shares are listed on a “designated stock exchange” for the purposes of the Tax Act (which currently includes the Nasdaq Global Market), the Senstar-Ontario Common Shares will be, at such time, “qualified investments” under the Canada Tax Act for trusts governed by a “registered retirement savings plan” (“RRSP”), a “registered retirement income fund” (“RRIF”), a “registered education savings plan” (“RESP”), a “deferred profit sharing plan,” a “registered disability savings plan” (“RDSP”),  a “tax-free savings account” (“TFSA”), or a first home savings account (“FHSA”), each as defined in the Canada Tax Act.

Notwithstanding the foregoing, if the Senstar-Ontario Common Shares held by a TFSA, RRSP, RRIF, RDSP, FHSA, or RESP (a “Registered Plan”) are “prohibited investments” for purposes of the Canada Tax Act, the holder of the TFSA, FHSA or RDSP, the annuitant of the RRSP or RRIF, or the subscriber of a RESP (as the case may be) will be subject to a penalty tax as set out in the Canada Tax Act. The Senstar Ontario Common Shares will generally be a “prohibited investment” if the holder of a TFSA, FHSA or RDSP, the annuitant of a RRSP or RRIF, or the subscriber of a RESP (as the case may be): (i) does not deal at arm’s length with Senstar-Ontario for purposes of the Canada Tax Act; or (ii) has a “significant interest” (within the meaning of the Canada Tax Act) in Senstar-Ontario. In addition, the Senstar-Ontario common shares will not be a “prohibited investment” if the Senstar-Ontario common shares are “excluded property,” as defined in the Canada Tax Act, for a TFSA, FHSA, RRSP, RRIF, RDSP or RESP. Holders who intend to hold Senstar-Ontario common shares in a TFSA, FHSA, RRSP, RRIF, RESP or RDSP should consult their own tax advisors in this regard.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF SENSTAR-ISRAEL

The following table sets forth certain information regarding the beneficial ownership of the ordinary shares of Senstar-Israel as of September 26, 2023, by:

•	each person who Senstar-Israel believes beneficially owns 5% or more of the outstanding Senstar-Israel Shares, and

•	all of Senstar-Israel’s directors and executive officers as a group.

Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power.  The percentage ownership of each such person is based on the number of Senstar-Israel Shares outstanding as of September 26, 2023 and includes the number of Senstar-Israel Shares underlying options that are exercisable within sixty (60) days from the date of September 26, 2023.  Senstar-Israel Shares subject to these options are deemed to be outstanding for the purpose of computing the ownership percentage of the person holding these options, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.  The information in the table below is based on 23,309,987 Senstar-Israel Shares outstanding as of September 26, 2023.  Each outstanding Senstar-Israel Share has identical rights in all respects.

Name	Number of Shares	Percent
FIMI Opportunity Five (Delaware), Limited Partnership (1)	4,646,924	19.9%
FIMI Israel Opportunity Five, Limited Partnership (1)	5,207,235	22.4%
All directors and executive officers as a group (8 persons) (2)	56,751	*

* Less than 1%
__________________________

(1)
Based on Schedule 13D/A filed with the SEC on October 11, 2016 and other information available to us. The address of FIMI Opportunity Five (Delaware), Limited Partnership and FIMI Israel Opportunity Five, Limited Partnership is c/o FIMI FIVE 2012 Ltd., Electra Tower, 98 Yigal Alon St., Tel-Aviv 6789141, Israel.

(2)	As of September 26, 2023, all directors and executive officers as a group (8 persons) held 43,001 options that are vested or that vest within 60 days of September 26, 2023.

          DESCRIPTION OF SENSTAR-ONTARIO SHARE CAPITAL

The following is a summary of the terms of Senstar-Ontario Common Shares, including certain provisions contained in the Articles, the By-Laws and applicable Ontario laws in effect on the date of this proxy statement/prospectus. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the OBCA and the full text of the Articles and the By-Laws that will be in effect at the closing of the transactions, which will be substantially in the forms attached as Annex C and Annex D, respectively, to this proxy statement/prospectus. We encourage you to read the OBCA and those documents carefully.

There are differences between Senstar-Israel’s Articles of Association and Senstar-Ontario’s Articles and By-Laws as they are expected to be in effect after the transactions, especially relating to changes that are required by Ontario law. See “Comparison of Rights of Senstar-Israel Shareholders and Senstar-Ontario Shareholders.”

General

Our authorized share capital consists of an unlimited number of common shares. There are no preferred shares authorized under the Articles. All of the Senstar-Ontario Common Shares have the same rights, preferences and restrictions, some of which are detailed below.

Immediately prior to the closing of the transactions, there will be one issued and outstanding common share, registered in the name of Senstar Corporation, a subsidiary of Senstar- Israel, which will be cancelled in connection with the transactions.  Following the closing of the transactions, there are expected to be 23,309,987 common shares issued and outstanding, being the 23,309,987 common shares issued to the holders of the 23,309,987 ordinary shares in the capital of Senstar-Israel that were previously issued and outstanding.

Common Shares

Voting Rights

Holders of Senstar-Ontario Common Shares are entitled to one vote for each share held on all matters submitted to a vote of the shareholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the common shares entitled to vote in any election of directors can elect all of the directors standing for election.

Generally, resolutions are adopted at meetings of shareholders by an ordinary resolution, unless the OBCA, the Articles or By-laws of Senstar-Ontario require a special resolution. An ordinary resolution is a resolution that is submitted to a meeting of the shareholders and passed, with or without amendment, at the meeting by at least a majority of the votes cast.  A special resolution is a resolution that is (i) submitted to a special meeting of the shareholders of a corporation duly called for the purpose of considering the resolution and passed, with or without amendment, at the meeting by at least two-thirds of the votes cast, or (ii) consented to in writing by each shareholder of the corporation entitled to vote at such a meeting or the shareholder’s attorney authorized in writing.

Under the OBCA, certain fundamental changes such as articles amendments, certain amalgamations (other than with certain affiliated corporations), continuances to another jurisdiction and sales, leases or exchanges of all or substantially all of the property of a corporation (other than in the ordinary course of business) and other extraordinary corporate actions such as liquidations, dissolutions and arrangements (if ordered by a court) are required to be approved by special resolution.

The OBCA and the By-Laws provide that directors of Senstar-Ontario will be elected by ordinary resolution passed at an annual meeting of shareholders. There are no requirements under the OBCA requiring the appointment of external directors who meet prescribed independence or other requirements for a non-offering corporation such as Senstar-Ontario. Under the OBCA, shareholders may, by ordinary resolution, remove any director or directors from office. As the Articles do not provide for cumulative voting, all directors are elected annually.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred shares (of which none will be initially authorized), the holders of common shares are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Dividends may be paid in shares, in money or in property. Declaration and payment of any dividend will be subject to the discretion of the Senstar-Ontario board of directors. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs, restrictions in our debt instruments, industry trends, the provisions of Ontario law affecting the payment of distributions to shareholders and any other factors the Senstar-Ontario board of directors may consider relevant.

Under the OBCA, the directors are not permitted to declare, and the corporation not permitted to pay, a dividend if there are reasonable grounds for believing that, (a) the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or (b) the realizable value of the corporation’s assets would thereby be less than the aggregate of, (i) its liabilities, and (ii) its stated capital of all classes.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common shares will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any then outstanding preferred shares (of which none will be initially authorized).

Rights and Preferences

Holders of Senstar-Ontario Common Shares have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to such shares. The rights, preferences and privileges of the holders of our common shares are subject to, and may be adversely affected by, the rights of the holders of shares of any class or series of preferred shares that may in the future be authorized for issuance, if and when an amendment to the articles to authorize one or more classes or series of preferred shares is approved by holders of common shares.

Purchases

Under the OBCA, the purchase or other acquisition by a corporation of its shares is generally subject to a corporation’s articles and to the solvency tests similar to those applicable to the payment of dividends (as set out above). Senstar-Ontario is permitted, under the Articles, to acquire any of its shares.

However, Senstar-Ontario is also subject to the Canadian issuer bid regime pursuant to applicable Canadian securities laws. In general, an issuer bid is an offer to acquire or redeem securities (except for certain classes of prescribed securities) of an issuer made by the issuer to one or more persons in a Canadian jurisdiction, and also includes an acquisition or redemption of securities of the issuer by the issuer from those persons. Subject to the availability of an exemption, issuer bids in Canada are subject to prescribed rules that govern the conduct of a bid by requiring a bidder to comply with detailed disclosure obligations and procedural requirements. Among other things, an issuer bid must be made to all holders of the class of securities being purchased; a bid is required to remain open for a minimum of 35 days; and following the satisfaction or waiver of all the terms and conditions of a bid, the issuer must generally take up and pay for the securities deposited under the bid not later than 10 days after the expiry of the bid.

There are a limited number of exemptions from the formal issuer bid requirements, which include the following: (i) the normal course issuer bid exemption permits the issuer to purchase up to 5% of the outstanding securities of a class of securities of the issuer in any 12-month period (when aggregated with all other purchases in that period) if, among other things, the bid is made in the normal course on a “published market” (as defined) and the issuer does not pay more than the “market price” of the securities (as defined) plus reasonable brokerage fees or commissions actually paid; (ii) the foreign issuer bid exemption exempts a bid from the formal issuer bid requirements if, among other things, less than 10% of the outstanding securities of the class are held by Canadians and the published market on which the greatest volume of trading in securities of the class occurred in the 12 months prior to the bid was not in Canada; and (iii) the de minimis exemption exempts a bid from the formal issuer bid requirements if, among other things, the number of beneficial owners of the class of securities subject to the bid in the Canadian jurisdiction is fewer than 50 and such owners own, in aggregate, less than 2% of the outstanding securities of that class.

Modifications of Share Rights

Under the OBCA, an amendment to a corporation’s articles in order to add to, remove or change the rights, privileges, restrictions or conditions attached to any class or series of shares is required to be authorized by a special resolution of the shareholders. In addition to a special resolution of the shareholders, the holders of shares of a class or, in certain circumstances, of a series, are to vote separately as a class or series upon a proposal to amend the articles to add to, remove or change the rights, privileges, restrictions or conditions attached to the shares of such class or series, whether or not the shares of such class or series otherwise carry the right to vote.

Under the Articles, Senstar-Ontario has authorized a single class of shares not issuable in series, being the Senstar-Ontario. Accordingly, any such amendment to the Articles will require only a special resolution of the shareholders.

Pursuant to the OBCA, an amendment to the Articles in order to authorize a class of preferred shares requires a special resolution of the holders of Senstar-Ontario Common Shares.

Fully Paid and Nonassessable Shares

All Senstar-Ontario Common Shares to be issued upon the completion of the transactions, and any additional Common Shares subsequently issued, will be fully paid and non-assessable, and will not be subject to capital calls of any kind.

Shareholders are not, as shareholders, liable for any act, default, obligation or liability of the corporation except in certain limited circumstances.

General Meetings of Shareholders

The directors of Senstar-Ontario may at any time call a special meeting of shareholders. Under the OBCA, unless the shareholders of Senstar-Ontario pass a resolution in writing in lieu of a meeting of shareholders, the directors (a) must call an annual meeting of shareholders not later than fifteen months after holding the last preceding annual meeting (being September 12, 2023, the formation date of Senstar-Ontario and the date on which the sole shareholder of Senstar-Ontario passed a resolution in lieu of a meeting of shareholders and relating to ordinary course organizational matters); and (b) may at any time call a special meeting of shareholders.

Under the OBCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may require the directors to call a meeting of shareholders. Upon meeting the technical requirements set out in the OBCA for making such a requisition, the directors of Senstar-Ontario must call a meeting of shareholders. If they do not call such meeting within 21 days after receiving the requisition, any shareholder who signed the requisition may call the special meeting. In addition, the By-laws provide that the directors may call special meetings of shareholders at any time.

Notice of the time and place of a meeting of shareholders shall be sent not less than 10 days, but not more than 50 days, before the meeting, to each shareholder entitled to vote at the meeting; to each director; and to the auditor of the corporation.

Under the OBCA, the directors of Senstar-Ontario may fix in advance a date as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders, but the record date must not precede by more than 60 days nor less than 30 days the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders will be at the close of business on the day immediately preceding the day on which the notice is given, or if no notice is given, the day on which the meeting is held.

The By-Laws of Senstar-Ontario provide that a quorum of shareholders is present at a meeting of shareholders irrespective of the number of persons actually present at the meeting, if the holders of at least one-third of the shares entitled to vote at the meeting are present in person or represented by proxy, or if at the time to such meeting, Senstar-Ontario is qualified to use the forms of a “foreign private issuer” under applicable securities laws of the United States of America, the holders of at least twenty-five percent (25%) of the shares of Senstar-Ontario entitled to vote at the meeting are present in person or represented by proxy, provided in each case that a quorum shall not be less than two persons. A quorum need not be present throughout the meeting provided that a quorum is present at the opening of the meeting.

Limitations on Rights to Own Common Shares

Neither the By-laws or Articles nor the laws of the Province of Ontario restrict in any way the ownership or voting of our common shares by non-residents of Canada.

Board of Directors

The Articles provide that Senstar-Ontario may have a minimum of three and a maximum of 11 directors.

Under the OBCA, where a special resolution of the shareholders empowers the directors of a corporation the articles of which provide for a minimum and maximum number of directors, such as Senstar-Ontario, to determine the number of directors of the corporation and the number of directors to be elected at the annual meeting of the shareholders, the directors may so determine, but the directors may not, between meetings of shareholders, appoint an additional director if, after such appointment, the total number of directors would be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders. The shareholder of the Senstar-Ontario has, prior to the consummation of the transactions, empowered the directors of Senstar-Ontario to determine the number of directors within the minimum and maximum number permitted by the Articles.

Under the OBCA, the following persons are disqualified from being a director of a corporation: (a) person who is less than eighteen years of age; (b) a person who has been found under applicable Ontario law to be incapable of managing property or who has been found to be incapable by a court in Canada or elsewhere; (c) a person who is not an individual; and (d) a person who has the status of bankrupt. The Articles do not impose any mandatory retirement or age limit requirements on the directors and the directors are not required to own shares in the corporation in order to qualify to serve as directors.

Provisions Restricting a Change in Control of the Company

Amalgamations and Arrangements

Under the OBCA, certain amalgamations (other than with certain affiliated corporations), continuances to another jurisdiction and sales, leases or exchanges of all or substantially all of the property of a corporation (other than in the ordinary course of business) and arrangements (if ordered by a court) are required to be approved by special resolution.

The OBCA provides that the corporation may effect fundamental changes by applying to a court for an order approving an arrangement. In general, a plan of arrangement is approved by a corporation’s board of directors and then is submitted to a court for approval. It is not unusual for a corporation in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. The court determines to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing and approve or reject the proposed arrangement.

Take-Over Bids

Senstar-Ontario is subject to the Canadian take-over bid regime pursuant to applicable Canadian securities laws. In general, a take-over bid is an offer to acquire voting or equity securities of a class made to one or more persons in a Canadian jurisdiction, where the securities subject to the bid, together with securities beneficially owned, or over which control or direction is exercised, by a bidder and its joint actors, constitute 20% or more of the outstanding securities of that class of securities. Subject to the availability of an exemption, take-over bids in Canada are subject to prescribed rules that govern the conduct of a bid by requiring a bidder to comply with detailed disclosure obligations and procedural requirements. Among other things, a take-over bid must be made to all holders of the class of voting or equity securities being purchased; a bid is required to remain open for a minimum of 105 days subject to certain limited exceptions; a bid is subject to a mandatory, non-waivable minimum tender requirement of more than 50% of the outstanding securities of the class that are subject to the bid, excluding securities beneficially owned, or over which control or direction is exercised, by a bidder and its joint actors; and following the satisfaction of the minimum tender requirement and the satisfaction or waiver of all other terms and conditions, a bid is required to be extended for at least an additional 10-day period.

There are a limited number of exemptions from the formal take-over bid requirements, which include the following: (i) the normal course purchase exemption permits the holder of more than 20% of a class of equity or voting securities to purchase up to 5% of the outstanding securities of a class of securities of the issuer in any 12-month period (when aggregated with all other purchases in that period), if, among other things, there is a “published market” (as defined) for the class of securities that are the subject of the bid and the purchaser does not pay more than the “market price” of the securities (as defined) plus reasonable brokerage fees or commissions actually paid; (ii) the foreign take-over bid exemption exempts a bid from the formal take-over bid requirements if, among other things, less than 10% of the outstanding securities of the class are held by Canadians and the published market on which the greatest volume of trading in securities of the class occurred in the 12 months prior to the bid was not in Canada; and (iii) the de minimis exemption exempts a bid from the formal take-over bid requirements if, among other things, the number of beneficial owners of securities of the class subject to the bid in the Canadian jurisdiction is fewer than 50 and such owners own, in aggregate, less than 2% of the outstanding securities of that class.

Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”) contains detailed requirements in connection with transactions with related parties (including “related party transactions”, “business combinations”, “insider bids” and “issuer bids”). A related party transaction means, generally, any transaction by which an issuer, directly or indirectly, consummates one or more specified transactions with a related party, including purchasing or disposing of an asset, issuing securities or assuming liabilities. “Related party” as defined in MI 61-101 includes, among others, (i) directors and senior officers of the issuer and (ii) holders of securities of the issuer carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities.

MI 61-101 requires, subject to certain exceptions, specific detailed disclosure in the information circular sent to security holders in connection with a related party transaction where a meeting is required and, subject to certain exceptions, the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered in connection therewith, and the inclusion of a summary of the valuation in the proxy circular. MI 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the disinterested shareholders of the issuer have approved the related party transaction by a simple majority of the votes cast.

As Senstar-Ontario will not, at the closing of the transactions, be a reporting issuer in any jurisdiction in Canada, Senstar-Ontario is not required to comply with the requirements set out in MI 61-101 relating to “related party transactions” and “business combinations”, but it is required to comply with those requirements relating to “insider bids” and “issuer bids”.

Dissent Rights

The OBCA provides that holders of shares of any class or series of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable, among certain other things, in respect of resolutions of the corporation to (a) amend its articles to add, remove or change restrictions on the issue, transfer or ownership of shares of that class or series; (b) amend its articles to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise; (c) amalgamate (with certain exceptions); (d) be continued under the laws of another jurisdiction or certain other Ontario statutes; (e) sell, lease or exchange all or substantially all its property; or (f) certain amendments to the articles of a corporation which require a separate class or series vote by a holder of shares of any class or series entitled to vote on such matters, including in certain cases a class or series of shares not otherwise carrying voting rights; provided that a shareholder is not entitled to dissent if any amendment to the articles is effected by a court order approving a reorganization.

Compulsory Acquisitions and Going Private Transactions

The OBCA provides that, for an offering corporation, if, within 120 days after the date of a take-over bid or an issuer bid, the bid is accepted by the holders of not less than 90% of the securities of any class of securities to which the bid relates, other than securities held at the date of the bid by or on behalf of the offeror, or an affiliate or associate of the offeror, the offeror is entitled to acquire the securities held by holders who did not accept the bid.

Where 90% or more of a class of securities of an offering corporation, other than debt obligations, are acquired by or on behalf of a person, the person’s affiliates and the person’s associates, then the holder of any securities of that class not counted for the purposes of calculating such percentage shall be entitled to require the corporation to acquire the holder’s securities of that class.

In addition, an offering corporation that proposes to carry out a “going private transaction”, which is generally defined as an amalgamation, arrangement, consolidation or other transaction that would cause the interest of a holder of a participating security of the corporation to be terminated without the consent of the holder and without the substitution therefor of an equivalent interest, is required to, among other things, have prepared a valuation for each class of affected securities and include prescribed disclosure relating to such valuation in the management information circular relating to the meeting called to consider that transaction.

As Senstar-Ontario is a non-offering corporation under the OBCA, the compulsory acquisition provisions of the OBCA will not be applicable to Senstar-Ontario unless and until it becomes an offering corporation.

Stock Exchange Listing

We have filed a Company Event Notification Form with Nasdaq to list the Common Shares of Senstar-Ontario and expect that, upon the consummation of the Transaction, the Senstar-Ontario Common Shares will be listed on Nasdaq under the symbol “SNT”, the same symbol under which your Senstar-Israel ordinary shares are currently listed.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares will be Equiniti Trust Company. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.

          DESCRIPTION OF SENSTAR-ISRAEL ORDINARY SHARES

The following is a summary of the terms of Senstar-Israel ordinary shares, including certain provisions contained in Senstar-Israel’s Memorandum of Association and Articles of Association and applicable Israeli laws in effect on the date of this proxy statement/prospectus. This summary is qualified by reference to the full text of Senstar-Israel’s Memorandum of Association and Articles of Association, which are incorporated by reference to Senstar-Israel’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, which is incorporated by reference to this proxy statement/prospectus. For more information about the documents incorporated by reference into this proxy statement/prospectus, see “Where You Can Find More Information.”

Senstar-Israel’s authorized share capital consists of NIS 39,748,000 ordinary shares, par value NIS 1.00 each. All of the Senstar-Israel ordinary shares have the same rights, preferences and restrictions, some of which are detailed below.  At the general meeting of shareholders, the Senstar-Israel Shareholders may, subject to certain provisions detailed below, create different classes of shares, each class bearing different rights, preferences and restrictions.

The rights attached to the ordinary shares are as follows:

Dividend Rights.  Holders of ordinary shares are entitled to participate in the payment of dividends in accordance with the amounts paid‑up or credited as paid up on the nominal value of such ordinary shares at the time of payment (without taking into account any premium paid thereon).  However, under Article 13 of the Senstar-Israel Articles of Association (the “Articles of Association”) no shareholder will be entitled to receive any dividends until the shareholder has paid all calls then currently due and payable on each ordinary share held by such shareholder.

The board of directors may, from time to time, declare, and cause Senstar-Israel to pay dividends as permitted by the ICL.

Voting Rights.  Holders of ordinary shares are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders.  Such voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Generally, resolutions are adopted at the general meeting of shareholders by an ordinary resolution, unless the ICL or the Articles of Association require an extraordinary resolution.  An ordinary resolution, such as a resolution approving the declaration of dividends or the appointment of auditors, requires approval by the holders of a simple majority of the shares represented at the meeting, in person or by proxy, and voting on the matter.  An extraordinary resolution requires approval by the holders of at least a majority of the shares represented at the meeting, in person or by proxy, and voting on the matter.  The primary resolutions required to be adopted by an extraordinary resolution of the general meeting of shareholders are resolutions to:

•	amend the memorandum of association or articles of association;
•	change the share capital, for example by increasing or canceling the authorized share capital or modifying the rights attached to shares; and
•	approve mergers (such as the Merger), consolidations or winding up of the company.

The Articles of Association do not contain any provisions regarding a classified board of directors or cumulative voting for the election of directors.  Pursuant to the Articles of Association, the directors (except the external directors) are elected at the annual general meeting of shareholders by a vote of the holders of a majority of the voting power represented and voting at such meeting and hold office until the next annual general meeting of shareholders and until their successors have been elected.  All the members of the board of directors (except the external directors) may be reelected upon completion of their term of office.

Rights to Share in the Company’s Profits.  Senstar-Israel shareholders have the right to share in the profits distributed as a dividend or any other permitted distributions.

Liquidation Rights.  The Articles of Association provide that upon any liquidation, dissolution or winding-up of the company, Senstar-Israel remaining assets shall be distributed pro-rata to the ordinary shareholders.

Redemption.  Under the Articles of Association, Senstar-Israel may issue redeemable stock and redeem the same.

Capital Calls.  Under Senstar-Israel’s Memorandum of Association and the ICL, the liability of the shareholders is limited to the par value of the shares held by them.

Modifications of Share Rights

The rights attached to a class of shares may be altered by an extraordinary resolution of the general meeting of shareholders, provided the holders of 75% of the issued shares of that class approve such change by the adoption of an extraordinary resolution at a separate meeting of such class, subject to the terms of such class.  The provisions of the Articles of Association pertaining to general meetings of shareholders also apply to a separate meeting of a class of shareholders.  Shares which confer preferential or subordinate rights relating to, among other things, dividends, voting, and payment of capital may be created only by an extraordinary resolution of the general meeting of shareholders.

General Meetings of Shareholders

Under the ICL, a company must convene an annual meeting of shareholders at least once every calendar year and within 15 months of the last annual meeting. Depending on the matter to be voted upon, notice of at least 21 days or 35 days prior to the date of the meeting is required. The Senstar-Israel Board may, in its discretion, convene additional meetings as “special general meetings.” In addition, the Senstar-Israel Board must convene a special general meeting upon the demand of two of the directors, 25% of the nominated directors, one or more shareholders having at least 5% of the outstanding share capital and at least 1% of the voting power in the company, or one or more shareholders having at least 5% of the voting power in the company.

A shareholder present, in person or by proxy, at the commencement of a general meeting of shareholders may not seek the cancellation of any proceedings or resolutions adopted at such general meeting of shareholders on account of any defect in the notice of such meeting relating to the time or the place thereof. Shareholders who are registered in our register of shareholders at the record date may vote at the general meeting of shareholders. The record date is set in the resolution to convene the general meeting of shareholders, provided, however, that such record date must be between 14 to 21 days or, in the event of a vote by ballots, between 28 to 40 days prior the date the general meeting of shareholders is held.

The quorum required for a general meeting of shareholders consists of at least two record shareholders, present in person or by proxy, who hold, in the aggregate, at least twenty-five percent (25%) of the voting power of our outstanding shares. A general meeting of shareholders will be adjourned for lack of a quorum after half an hour from the time appointed for such meeting to the same day in the following week at the same time and place or any other time and place as the Senstar-Israel Board designates in a notice to the shareholders. At such reconvened meeting, if a quorum is not present within half an hour from the time appointed for such meeting, two or more shareholders, present in person or by proxy, will constitute a quorum. The only business that may be considered at an adjourned general meeting of shareholders is the business that might have been lawfully considered at the general meeting of shareholders originally convened and the only resolutions that may be adopted are the resolutions that could have been adopted at the general meeting of shareholders originally convened.

Limitations on the Right to Own Ordinary Shares

Neither the Memorandum of Association or Articles of Association nor the laws of the State of Israel restrict in any way the ownership or voting of our ordinary shares by non-residents, except that the laws of the State of Israel may restrict the ownership of ordinary shares by residents of countries that are in a state of war with Israel.

Board of Directors

The strategic management of Senstar-Israel’s business (as distinguished from the daily management of the  business affairs) is vested in the Senstar-Israel Board, which may exercise all such powers and do all such acts as the company is authorized to exercise and do, and which are not required to be exercised by a resolution of the general meeting of our shareholders. The Senstar-Israel Board may, subject to the provisions of the ICL, delegate some of its powers to committees, each consisting of one or more directors, provided that at least one member of such committee is an external director.

According to the ICL, Senstar-Israel may stipulate in the Articles of Association that the general meeting of shareholders is authorized to assume the responsibilities of the board of directors. In the event the board of directors is unable to act or exercise its powers, the general meeting of shareholders is authorized to exercise the powers of the board of directors, even if the articles of association do not stipulate so. The Senstar-Israel Board has the power to assume the responsibilities of our chief executive officer if he or she is unable to act or exercise his or her powers or if he or she fails to fulfill the instructions of the board of directors with respect to a specific matter.

The Articles of Association do not impose any mandatory retirement or age limit requirements on the directors and the directors are not required to own shares in the company in order to qualify to serve as directors.

Provisions Restricting a Change in Control of the Company

Merger

The ICL requires that mergers between Israeli companies be approved by the board of directors and general meeting of shareholders of both parties to the transaction. The approval of the board of directors of both companies is subject to such boards’ confirmation that there is no reasonable doubt that after the merger the surviving company will be able to fulfill its obligations towards its creditors. Each company must notify its creditors about the contemplated merger. Under the Articles of Association, such merger must be approved by a resolution of the shareholders, as explained above. The approval of the merger by the general meetings of shareholders of the companies is also subject to additional approval requirements as specified in the ICL and regulations promulgated thereunder. For purposes of the shareholders’ approval, the merger shall not be deemed as granted unless the court determines otherwise, if it is not supported by at least the majority of the shares represented and voting at the general meeting.

Full Tender Offer

A person wishing to acquire shares of a public Israeli company and who could as a result hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital (or of a class thereof), is required by the ICL to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class).

If (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company (or the applicable class) and the shareholders who accept the offer constitute a majority of the offerees that do not have a personal interest in the acceptance of the tender offer or (b) the shareholders who did not accept the tender offer hold less than 2% of the issued and outstanding share capital of the company (or of the applicable class), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law.

A shareholder who had its shares so transferred may petition the court within six months from the date of acceptance of the full tender offer, regardless of whether such shareholder agreed to the offer, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court.  However, an offeror may provide in the offer that a shareholder who accepted the offer will not be entitled to appraisal rights as described in the preceding sentence, as long as the offeror and the company disclosed the information required by law in connection with the tender offer.  If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer.

Special Tender Offer

The ICL Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This rule does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the ICL provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if the acquisition (i) occurs in the context of a private placement by the company that received shareholder approval, (ii) was from a shareholder holding 25% or more of the voting rights in the company and resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company.  A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer).

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company.  However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer is accepted, then shareholders who did not respond to or that had objected the offer may accept the offer within four days of the last day set for the acceptance of the offer.

In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Transfer Agent and Registrar. The transfer agent and registrar for the Senstar-Israel ordinary shares is Equiniti Trust Company.

          COMPARISON OF RIGHTS OF SENSTAR-ISRAEL SHAREHOLDERS AND
SENSTAR-ONTARIO SHAREHOLDERS

This section summarizes certain principal differences between the rights of holders of Senstar-Israel Shares and those of holders of Senstar-Ontario Common Shares.  The following summary of certain provisions of Senstar-Israel’s and Senstar-Ontario’s charter documents is not a complete statement of the rights of shareholders of either of the two companies nor is it a complete description of the specific provisions referred to below.  This summary is qualified in its entirety by reference to the ICL, Senstar-Israel’s charter documents, the OBCA and Senstar-Ontario’s charter documents.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Outstanding Capital Stock
Senstar-Israel has outstanding one class of share capital – ordinary shares, NIS 1.00 par value per share. Holders of Senstar-Israel Shares are entitled to all the rights and obligations provided to ordinary shareholders under the ICL and Senstar-Israel’s Articles of Association.

Senstar-Ontario’s authorized capital will consist of an unlimited number of common shares. Holders of Senstar-Ontario Common Shares will be entitled to all of the rights and obligations provided to shareholders under the OBCA, the Articles and the By-laws.

Authorized Capital	Senstar-Israel’s authorized share capital consists of NIS 39,748,000 ordinary shares, par value NIS 1.00 each..	Senstar-Ontario’s authorized capital will consist of an unlimited number of common shares.
Preferred Stock
Senstar-Israel may, from time to time, if approved by the holders of 75% of the voting power represented at the general meeting of the Senstar-Israel shareholders in person or by proxy and voting thereon, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise. No Preferred Stock is outstanding.

Senstar-Ontario’s authorized capital will not initially consist of any preferred shares.

Pursuant to the OBCA, an amendment to the Articles in order to authorize a class of preferred shares will require a special resolution of the holders of Senstar-Ontario Common Shares (as set out below).

Voting Rights
Holders of Senstar-Israel ordinary shares have one vote for each share held on all matters submitted to a vote of shareholders.
Holders of Senstar-Israel ordinary shares do not have cumulative voting rights.

Holders of Senstar-Ontario Common Shares will be entitled to receive notice of, attend and vote (in person or by proxy) at all meetings of the shareholders of Senstar-Ontario except where holders of another class or series are entitled to vote separately as a class or series provided in the OBCA.

At all meetings for which notice must be given to the holders of Senstar-Ontario Common Shares, each holder of Senstar-Ontario Common Shares is entitled to one vote in respect of each Senstar-Ontario Common Share held by such holder.

Holders of Senstar-Ontario Common Shares will not have cumulative voting rights and all of the members of the board of directors will be elected annually.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Stock Transfer Restrictions Applicable to Shareholders	None.	None.
Dividends
Under Senstar-Israel’s Articles of Association, the board of directors may, from time to time, declare, and cause the Senstar-Israel to pay dividends as permitted by the ICL.

Under the ICL, dividends may be paid only out of a company’s net profits for the two years preceding the distribution of the dividends, or from accumulated retained earnings, calculated in the manner prescribed in the ICL.  Pursuant to the ICL in any distribution of dividends, the Senstar-Israel Board is required to determine that there is no reasonable concern that the distribution of dividends will prevent Senstar-Israel from meeting its existing and foreseeable obligations as they become due.  Senstar-Israel’s Articles of Association provide that no dividends shall be paid otherwise than out of Senstar-Israel’s profits and that any such dividend shall carry no interest.  In addition, upon the recommendation of the Senstar-Israel Board, approved by the shareholders, Senstar-Israel may cause dividends to be paid in kind.

Senstar-Israel shareholders have the right to share in the profits distributed as a dividend and any other permitted distribution, if any.

Under the OBCA, a corporation may pay a dividend by issuing fully paid shares of the corporation. A corporation may also pay a dividend in money or property unless there are reasonable grounds for believing that: (i) the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or (ii) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities and its stated capital of all classes.

Number of Directors
Under Senstar-Israel’s Articles of Association, the Senstar-Israel Board shall consist of not less than three and not more than 11 directors as shall be determined from time to time by a majority vote at the general meeting of the Senstar-Israel shareholders. The Senstar-Israel Board is currently composed of six directors, including two external directors.

The OBCA provides that a corporation that is not an offering corporation (that is, a corporation which has not filed a prospectus or similar document in Ontario, or had any of its securities listed on a stock exchange in Ontario), such as Senstar-Ontario, shall have at least one director, and that a corporation that is an offering corporation, shall have not fewer than three individuals, at least one-third of whom are not officers or employees of the corporation or its affiliates.

The Articles will provide that Senstar-Ontario may have a minimum of three and a maximum of 11 directors.
Under the OBCA, where a special resolution of the shareholders empowers the directors of a corporation the articles of which provide for a minimum and maximum number of directors, such as Senstar-Ontario, to determine the number of directors of the corporation and the number of directors to be elected at the annual meeting of the shareholders, the directors may so determine, but the directors may not, between meetings of shareholders, appoint an additional director if, after such appointment, the total number of directors would be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders. The shareholder of the Senstar-Ontario has, prior to the consummation of the transactions, empowered the directors of Senstar-Ontario to determine the number of directors within the minimum and maximum number permitted by the Articles.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Election of Directors
The directors (except the External Directors, as detailed below), are elected by the Senstar-Israel shareholders at the annual general meeting and hold office until the next annual general meeting. Members of the Senstar-Israel Board may be reelected upon completion of their term of office. In accordance with the OCL, the annual general meetings of shareholders are held at least once every calendar year, but not more than 15 months after the last preceding annual general meeting.

In accordance with the ICL and the relevant regulations, Senstar-Israel must also have at least two External Directors who meet the statutory requirements of independence.  An External Director serves for a term of three years, which may be extended for additional three-year terms. An External Director can be removed from office only under very limited circumstances. All of the External Directors must serve on our Audit Committee and Compensation Committee (including one External Director serving as the chair of such committees), and at least one External Director must serve on each committee of the Senstar-Israel Board.

The OBCA and the By-Laws provide that directors will be elected by ordinary resolution passed at an annual meeting of shareholders.

Unlike the ICL, there are no requirements under the OBCA requiring the appointment of External Directors who meet prescribed independence or other requirements for a non-offering corporation such as Senstar-Ontario.

Removal of Directors; Terms of Directors
Senstar-Israel’s Articles of Association further provide that the affirmative vote of a majority of the shares then represented at a general meeting of shareholders shall be entitled to remove director(s), to elect directors instead of directors so removed or to fill any vacancy, however created, in the Senstar-Israel Board. Subject to the foregoing and to early resignation or ipso facto termination of office as provided in Senstar-Israel’s Articles of Association, each director shall serve until the adjournment of the annual general meeting following the general meeting at which such director was elected.

Under the OBCA, provided that articles of a corporation do not provide for cumulative voting (which Senstar-Canada’s articles do not), shareholders of the corporation may, by ordinary resolution passed at a special meeting, remove any director or directors from office.

As the Articles do not provide for cumulative voting, all directors are elected annually.

If holders of a class or series of shares have the exclusive right to elect one or more directors (which Senstar Canada’s articles do not), a director elected by them may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.

The Articles do not specify a term for which directors shall hold office. The By-Laws provide that the directors shall hold office from the date of the meeting at which they are elected or appointed until the next annual meeting of shareholders.

Vacancies of the Board of Directors
The Senstar-Israel directors may, at any time and from time to time, appoint a director to temporarily fill a vacancy on the Senstar-Israel Board or in their body (subject to the maximum number of directors in the Senstar-Israel Board as set forth above), except that if the number of directors then in office constitutes less than a majority of the number of directors set by the shareholders, as mentioned above, they may only act in an emergency, or to fill the vacancy up to the minimum number required to effect corporate action or in order to call a general meeting for the purpose of electing directors.

The OBCA and the By-Laws allow a vacancy on the board of directors to be filled by a quorum of directors, except a vacancy resulting from (a) an increase in the number of directors that results in the total number of directors to be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders, or greater than the maximum number of directors, as the case may be, or (b) a failure to elect the number of directors required to be elected at any meeting of shareholders

Action by Written Consent	The ICL prohibits public company shareholder action by written consent.
Under the OBCA, shareholder action without a meeting may be taken by a written resolution signed by all shareholders who would be entitled to vote on the relevant issue at a meeting. In addition, in the case of a non-offering corporation such as Senstar-Ontario, (a) a resolution in writing signed by the holders of at least a majority of the shares or their attorney authorized in writing entitled to vote on that resolution at a meeting of the shareholders is as valid as if it had been passed by ordinary resolution at a meeting of the shareholders, and (b) a resolution in writing dealing with all matters required by the OBCA to be dealt with at a meeting of shareholders where all business to be transacted at the meeting is to be passed by an ordinary resolution, and signed by the holders of at least a majority of the shares or their attorney authorized in writing entitled to vote on that resolution at a meeting of the shareholders, satisfies all the requirements of the OBCA relating to that meeting of shareholders. The foregoing does not apply in circumstances where a written statement is submitted by a director giving reasons for resigning or for opposing any proposed action or resolution, or where representations in writing are made by an auditor in accordance with the OBCA.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Advance Notice Requirements for Shareholder Nominations and Other Proposals
Pursuant to the ICL and the regulations thereunder, the holder(s) of at least 1% of Senstar-Israel’s voting rights may propose any matter appropriate for deliberation at a Senstar-Israel shareholder meeting to be included on the agenda of a Senstar-Israel shareholder meeting, including nomination of candidates for directors, generally by submitting a proposal within seven days of publicizing the convening of a Senstar-Israel shareholder meeting, or, if Senstar-Israel publishes a preliminary notice at least 21 days prior to publicizing the convening of a Senstar-Israel shareholder meeting stating its intention to convene such meeting and the agenda thereof, within 14 days of such preliminary notice. Any such proposal must further comply with the information requirements under applicable law.

Under the OBCA, shareholder proposals, including proposals with respect to the nomination of candidates for election to the board of directors, may be made by certain registered holders of shares entitled to vote or beneficial owners of shares that are entitled to be voted at a meeting of shareholders. In order for a proposal to include nominations of directors, it must be signed by one or more holders of shares representing not less than 5% of the shares or 5% of the shares of a class or series of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented.

If the proposal is submitted at least 60 days before the anniversary date of the last annual meeting, if the matter is proposed to be raised at an annual meeting, or the date of a meeting other than the annual meeting, if the matter is proposed to be raised at a meeting other than the annual meeting, and the proposal meets other specified requirements, then the corporation shall, if the corporation provides a management information circular, set out the proposal in the management information circular or attach the proposal to that circular, or if the corporation does not provide a management information circular, set out the proposal in the notice of meeting for the shareholders’ meeting at which the matter is proposed to be raised or attach the proposal to such notice of meeting. In addition, if so requested by the person submitting the proposal, the corporation shall include in or attach to the management information circular a statement in support of the proposal by the person and the name and address of the person.

If a corporation other than an offering corporation, such as Senstar-Ontario, receives notice of a proposal to be raised at a shareholders’ meeting that complies with the requirements of the OBCA, but the notice of the proposal is received after the corporation has already sent notice of the shareholders’ meeting, the corporation shall send the proposal and, at the request of the person who submitted notice of the proposal, shall also send the person’s statement in support of the proposal and the person’s name and address, to the persons entitled to notice of the shareholders’ meeting, not less than 10 days before the meeting.
If a corporation refuses to include a proposal in a management information circular, the corporation shall send the person notice of the corporation’s intention not to circulate the proposal and a statement of the reasons for the refusal. In any such event, the person submitting the proposal who claims to be aggrieved by a corporation’s refusal may make application to a court and a court may restrain the holding of the meeting to which the proposal is sought to be presented and make any further order it thinks fit. In addition, a corporation or any person aggrieved by a proposal may apply to the court for an order permitting the corporation to omit the proposal from the management information circular, and the court, if it is satisfied that certain specified requirements for omission are met, may make such order as it thinks fit.
In addition, Senstar-Ontario will include certain “advance notice” provisions with respect to the election of directors in the By-laws. These provisions are intended to: (1) facilitate orderly and efficient annual general meetings or, where the need arises, special meetings; (2) ensure that all shareholders receive adequate notice of board nominations and sufficient information with respect to all nominees; and (3) allow shareholders to vote on an informed basis. Only persons who are nominated by shareholders in accordance with Senstar-Ontario’s advance notice provisions will be eligible for election as directors at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors.

Under Senstar-Ontario’s advance notice provisions, a shareholder wishing to nominate a director would be required to provide it with notice, in a prescribed form and within prescribed time periods. These time periods include, (1) in the case of an annual meeting of shareholders (including annual and special meetings), not less than 30 days prior to the date of the annual meeting of shareholders; provided that if the first public announcement of the date of the annual meeting of shareholders, which we refer to as the notice date, is less than 50 days before the meeting date, not later than the close of business on the 10th day following the notice date, and (2) in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes electing directors, not later than the close of business on the 15th day following the notice date; provided that, in either instance, if the “notice-and-access” provisions under applicable Canadian securities laws or applicable U.S. securities laws are used for delivery of proxy related materials in respect of a meeting described above, and the notice date in respect of the meeting is not less than 50 days prior to the date of the applicable meeting, the notice must be received not later than the close of business on the 40th day before the applicable meeting.

Senstar-Ontario will also include certain “advance notice” provisions with respect to business other than the election of directors in the By-laws. Such provisions will require any shareholder who wishes to bring any such business before an annual meeting of shareholders to submit a proposal to Senstar-Ontario for inclusion in its management information circular in accordance with the requirements of the OBCA. At special meetings of shareholders, only such business as shall have been brought before the meeting pursuant to Senstar-Ontario’s notice of meeting shall be conducted.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Notice of Shareholder Meeting
Pursuant to the ICL and the regulations thereunder, Senstar-Israel shareholder meetings generally require prior notice of not less than 21 days and, for certain matters specified in the ICL, not less than 35 days.

Under the OBCA, notice of the time and place of a meeting of shareholders shall be sent, in the case of an offering corporation, not less than 21 days and, in the case of any other corporation, such as Senstar-Ontario, not less than 10 days, but, in either case, not more than 50 days, before the meeting, to each shareholder entitled to vote at the meeting; to each director; and to the auditor of the corporation.

Under the OBCA, the directors may fix in advance a date as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders, but the record date must not precede by more than 60 days nor less than 30 days the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders will be at the close of business on the day immediately preceding the day on which the notice is given, or if no notice is given, the day on which the meeting is held.

Under the OBCA, unless the shareholders pass a resolution in writing in lieu of a meeting of shareholders, the directors of a corporation (a) must call an annual meeting of shareholders not later than fifteen months after holding the last preceding annual meeting (being September 12, 2023, the formation date of Senstar-Ontario and the date on which the sole shareholder of Senstar-Ontario passed a resolution in lieu of a meeting of shareholders and relating to ordinary course organizational matters); and (b) may at any time call a special meeting of shareholders.

Amendments to Charter Documents
Senstar-Israel’s Articles of Association provide that all Senstar-Israel shareholder resolutions generally require only a simple majority of the votes cast, other than certain matters that by law require a different majority.

Under the OBCA, an amendment to the articles of incorporation of a corporation generally requires approval by special resolution of the voting shareholders. Specified amendments may also require the approval of other classes or series of shares, as applicable. If the amendment is of a nature affecting a particular class or series in a manner requiring a separate class or series vote, that class or series is entitled to vote on the amendment whether or not it otherwise carries the right to vote.

Under the OBCA, the board of directors of a corporation may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of the corporation. Where the directors make, amend or repeal a by-law, they are required under the OBCA to submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the by-law, amendment or repeal. If a by-law or an amendment or repeal of a by-law is rejected by the shareholders, or if the directors do not submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders, the by-law, amendment or repeal ceases to be effective, and no subsequent resolution of the directors to make, amend or repeal a by-law having substantially the same purpose or effect is effective until it is confirmed or confirmed as amended by the shareholders.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Special Meeting of Shareholders
The ICL provides that a special meeting of shareholders must be called by the board of directors upon the written request of (i) two directors, (ii) one‑fourth of the serving directors, (iii) one or more shareholders who hold(s) at least five percent of the issued share capital and at least one percent of the voting power of Senstar-Israel, or (iv) one or more shareholders who have at least five percent of the voting power of Senstar-Israel. Within 21 days of receipt of such request, the board of directors is required to convene the special meeting for a time no later than 35 days after notice is given to the shareholders. Senstar-Israel’s Articles of Association provide that the Senstar-Israel Board may call a special meeting of the shareholders at any time and shall be obligated to call a special meeting as specified above.

Under the OBCA, the directors of a corporation may at any time call a special meeting of shareholders.
Under the OBCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may require the directors to call a meeting of shareholders. Upon meeting the technical requirements set out in the OBCA for making such a requisition, the directors of the corporation must call a meeting of shareholders. If they do not call such meeting within 21 days after receiving the requisition, any shareholder who signed the requisition may call the special meeting. In addition, the By-laws provide that the directors may call special meetings of shareholders at any time.

Quorum
Under Senstar-Israel’s Articles of Association, the required quorum for any general meeting of shareholders and for any class meeting is two or more shareholders present in person or by proxy and holding at least twenty-five percent (25%) of the voting power. The required quorum in a meeting that was adjourned because a quorum was not present, shall be two shareholders present in person or by proxy. Under Senstar-Israel’s Articles of Association, if the original meeting was called as a special meeting, the quorum in the adjourned meeting shall be one or more shareholders, present in person or by proxy and holding the number of shares required to call such a meeting.

The By-Laws provide that a quorum of shareholders is present at a meeting of shareholders, provided that a quorum shall not be less than two persons, if (a) the holders of at least thirty-three and one-third percent (33⅓%) of shares of  Senstar-Ontario entitled to vote at the meeting are present in person or represented by proxy, or (b) if at the time to such meeting, Senstar-Ontario is qualified to use the forms of a “foreign private issuer” under applicable securities laws of the United States of America, the holders of at least twenty-five percent (25%) of the shares of  Senstar-Ontario entitled to vote at the meeting are present in person or represented by proxy. A quorum need not be present throughout the meeting provided that a quorum is present at the opening of the meeting.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Repurchases / Redemptions of Shares
Under the ICL, the repurchase of shares is required to comply with the applicable requirements that apply to dividends.
Israeli law limits the distribution of dividends to the greater of retained earnings or earnings generated over the two most recent years, in either case provided that Senstar-Israel reasonably believes that the dividend will not render it unable to meet its current or foreseeable obligations when due Notwithstanding the foregoing, dividends may be paid with the approval of a court, provided that there is no reasonable concern that such dividend distribution will prevent Senstar-Israel from satisfying its current and foreseeable obligations, as they become due.

Under the OBCA, the purchase or other acquisition by a corporation of its shares is generally subject to a corporation’s articles and to the solvency tests similar to those applicable to the payment of dividends (as set out above). Senstar-Ontario is permitted, under its articles, to acquire any of its shares.

Senstar-Ontario is subject to the Canadian issuer bid regime pursuant to applicable Canadian securities laws. In general, an issuer bid is an offer to acquire or redeem securities (except for certain classes of prescribed securities) of an issuer made by the issuer to one or more persons in a Canadian jurisdiction, and also includes an acquisition or redemption of securities of the issuer by the issuer from those persons. Subject to the availability of an exemption, issuer bids in Canada are subject to prescribed rules that govern the conduct of a bid by requiring a bidder to comply with detailed disclosure obligations and procedural requirements. Among other things, an issuer bid must be made to all holders of the class of securities being purchased; a bid is required to remain open for a minimum of 35 days; and following the satisfaction or waiver of all the terms and conditions of a bid, the issuer must generally take up and pay for the securities deposited under the bid not later than 10 days after the expiry of the bid.

There are a limited number of exemptions from the formal issuer bid requirements, which include the following: (i) the normal course issuer bid exemption permits the issuer to purchase up to 5% of the outstanding securities of a class of securities of the issuer in any 12-month period (when aggregated with all other purchases in that period) if, among other things, the bid is made in the normal course on a “published market” (as defined) and the issuer does not pay more than the “market price” of the securities (as defined) plus reasonable brokerage fees or commissions actually paid; (ii) the foreign issuer bid exemption exempts a bid from the formal issuer bid requirements if, among other things, less than 10% of the outstanding securities of the class are held by Canadians and the published market on which the greatest volume of trading in securities of the class occurred in the 12 months prior to the bid was not in Canada; and (iii) the de minimis exemption exempts a bid from the formal issuer bid requirements if, among other things, the number of beneficial owners of the class of securities subject to the bid in the Canadian jurisdiction is fewer than 50 and such owners own, in aggregate, less than 2% of the outstanding securities of that class.

Exemption and Limitation of Personal Liability of Directors and Officers
Under the ICL, a company may not exempt an office holder from liability with respect to a breach of his or her fiduciary duty, but may exempt in advance an office holder from his or liability to the company, in whole or in part, with respect to a breach of his duty of care.  However, a company may not exculpate in advance a director from his or her liability to the company with respect to a breach of his duty of care in connection with distributions (as defined in the ICL).  Senstar-Israel’s Articles of Association allow it to exempt any office holder to the maximum extent permitted by law, before or after the occurrence giving rise to such exemption.

Senstar-Israel has provided its directors and officers with letters providing them with exemption to the fullest extent permitted under Israeli law (except that Senstar-Israel is not required to exempt its directors and officers from liability for damages caused as a result of a breach of the office holder’s duty of care in transactions in which a controlling shareholder or an office holder has a personal interest).

Under the OBCA, a director or officer of a company must (i) act honestly and in good faith with a view to the best interests of the corporation; and (ii) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Under the OBCA, the directors of a corporation who vote for or consent to a resolution that authorizes (i) the issue of a share for a consideration other than money; (ii) a purchase, redemption or other acquisition of shares contrary to the provisions described in “Repurchases / Redemptions of Shares” above; (iii) a commission to any person in consideration of, or in connection with, a purchase of shares of the corporation, which commission is not reasonable; (iv) a payment of dividend contrary to the provisions described in “Dividends” above; (v) a payment of indemnity contrary to, among other things, the provisions described in “Indemnification of Directors and Officers” below; and (vi) a payment to a shareholder contrary to the provisions of the OBCA with respect to dissent rights and oppression remedies; may be jointly and severally liable to the corporation.

Under the OBCA, a director is not subject to statutory liability for the above acts if the director exercised the care, diligence and skill that a reasonably prudent person would have exercised in comparable circumstances, including reliance in good faith on (i) financial statements of the corporation represented to the director by an officer of the corporation or in a written report of the auditor of the corporation to present fairly the financial position of the corporation, (ii) an interim or other financial report of the corporation represented to the director by an officer of the corporation to present fairly the financial position of the corporation; (iii) a report or advice of an officer or employee of the corporation, where it is reasonable in the circumstances to rely on the report or advice; or (iv) a report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by any such person.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Indemnification of Directors and Officers
Pursuant to the ICL, a company may indemnify an office holder against: (i) a financial obligation imposed on him in favor of another person by a court judgment, including a compromise judgment or an arbitrator’s award approved by court; (ii) reasonable litigation expenses, including attorney’s fees, expended by the office holder as a result of an investigation or proceeding instituted against him by a competent  authority, provided that such investigation or proceeding concluded without the filing of an indictment against him and either (A) concluded without the imposition of any financial liability in lieu of criminal proceedings or (B) concluded with the imposition of a financial liability in lieu of criminal proceedings but relates to a criminal offense that does not require proof of criminal intent; and (iii) expenses, including reasonable litigation expenses and legal fees, incurred by an office holder as a result of a proceeding instituted against such office holder in relation to (A) infringements that may impose financial sanction pursuant to the provisions of Chapter H’3 under the Securities Law, or (B) administrative infringements pursuant to the provisions of Chapter H’4 under the Securities Law, or (C) infringements pursuant to the provisions of Chapter I’1 under the Securities Law.

The indemnification of an office holder must be expressly permitted in the articles of association, under which the company may (i) undertake in advance to indemnify its office holders with respect to certain types of events that can be foreseen at the time of giving such undertaking and up to an amount determined by the board of directors to be reasonable under the circumstances, or (ii) provide indemnification retroactively in amounts deemed to be reasonable by the board of directors.

A company may also procure insurance for an office holder’s liability in consequence of an act performed in the scope of his office, in the following cases: (i) a breach of the duty of care of such office holder, (ii) a breach of fiduciary duty, only if the office holder acted in good faith and had reasonable grounds to believe that such act would not be detrimental to the company, or (iii) a monetary obligation imposed on the office holder for the benefit of another person. Subject to the provisions of the ICL and the Securities Law, a company may also enter into a contract for procurement of insurance for an office holder for (a) expenses, including reasonable litigation expenses and legal fees, incurred by the office holder as a result of a proceeding instituted against such office holder in relation to (A) infringements that may impose financial sanction pursuant to the provisions of Chapter H’3 under the Securities Law or (B) administrative infringements pursuant to the provisions of Chapter H’4 under the Securities Law or (C) infringements pursuant to the provisions of Chapter I’1 under the Securities Law and (b) payments made to the injured parties of such infringement under Section 52ND(a)(1)(a) of the Securities Law.

A company may not indemnify an office holder against, nor enter into an insurance contract which would provide coverage for, any monetary liability incurred as a result of any of the following: (a) a breach by the office holder of his fiduciary duty unless the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company; (b) a breach by the office holder of his duty of care if such breach was performed intentionally or recklessly; (c) any act or omission carried out with the intent to derive an illegal personal gain; and (d) any fine or penalty levied against the office holder as a result of a criminal offense.

Senstar-Israel’s Articles of Association provides that it may indemnify any office holder, to the maximum extent permitted by law, against any liabilities he or she may incur in such capacity, limited with respect (i) to the categories of events that can be foreseen in advance by the Senstar-Israel Board when authorizing such undertaking and (ii) to the amount of such indemnification as determined retroactively by the Senstar-Israel Board to be reasonable in the particular circumstances. Similarly, Senstar-Israel may also agree to indemnify an office holder for past occurrences, whether or not we are obligated under any agreement to provide such indemnification. Senstar-Israel’s Articles of Association also allow it to procure insurance covering any past or present officer holder against any liability which he or she may incur in such capacity, to the maximum extent permitted by law. Such insurance may also cover the company for indemnifying such office holder.  Senstar-Israel has obtained directors’ and officers’ liability insurance covering its officers and directors and those of its subsidiaries for claims. In addition, Senstar-Israel has provided its directors and officers with letters providing them with indemnification to the fullest extent permitted under Israeli law.

Under the OBCA, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity (an "indemnifiable person"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, if: (i) the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful. An indemnifiable person may require the corporation to indemnify the individual in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation (or other entity, as the case may be) if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and the individual fulfills the conditions set out in (i) and (ii) above. A corporation may, with the approval of a court, also indemnify an indemnifiable person in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set forth in (i), above.

As permitted by the OBCA, the By-Laws require Senstar-Ontario to indemnify director or officer of Senstar-Ontario, a former director or officer of Senstar-Ontario, or another individual who acts or acted at Senstar-Ontario’s request as a director or officer or an individual acting in a similar capacity of another entity. Senstar-Ontario is authorized to execute agreements in favor of any of the foregoing persons evidencing the terms of the indemnity.

Under the OBCA, a corporation may purchase and maintain insurance for the benefit of an indemnifiable person against any liability incurred by the individual, (i) in the individual’s capacity as a director or officer of the corporation; or (ii) in the individual’s capacity as a director or officer, or a similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request. The By-Laws allow such insurance to be purchased and maintained.

Senstar-Ontario will enter into indemnification agreements with its directors and officers, which will provide them with indemnification to the fullest extent permitted under Ontario law.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Certain Business Combination Restrictions
The ICL provides that an acquisition of shares in a public company, such as ours, must be made by means of a tender offer, if, as a result of the acquisition, the purchaser would become a holder of 25% or more of the voting rights in the company. This rule does not apply if there is already another holder of 25% percent of the voting rights. Similarly, the ICL provides that an acquisition of the shares must be made by means of a tender offer, if, as a result of the acquisition, a person would become a holder of 45% of the voting rights in the company, unless there is another person holding at that time more than 45% of the voting rights of the company.

The ICL provides for mergers between Israeli companies, if each party to the transaction obtains the appropriate approval of its board of directors and shareholders. For purposes of the shareholder vote of each merging entity, unless a court rules otherwise, the merger requires the approval of a majority of the shares of that entity that are not held by the other entity or are not held by any person who holds 25% or more of the shares or the right to appoint 25% or more of the directors of the other entity. Senstar-Israel’s Articles of Association provide that a merger requires the approval of the holders of a majority of the shares voting thereon.

Upon the request of a creditor of either party to the proposed merger, a court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties of the merger to their creditors.

A merger may not be completed unless at least 50 days have passed from the date that a proposal of the merger was filed with the Israeli Companies Registrar by each merging company and 30 days from the date that shareholder approval of both merging companies was obtained. The Redomiciliation Proposal may be filed once a shareholder meeting has been called to approve the merger.

Under the OBCA, certain fundamental changes such as articles amendments, certain amalgamations (other than with certain affiliated corporations), continuances to another jurisdiction and sales, leases or exchanges of all or substantially all of the property of a corporation (other than in the ordinary course of business) and other extraordinary corporate actions such as liquidations, dissolutions and arrangements (if ordered by a court) are required to be approved by special resolution.

A special resolution is a resolution that is (i) submitted to a special meeting of the shareholders of a corporation duly called for the purpose of considering the resolution and passed, with or without amendment, at the meeting by at least two-thirds of the votes cast, or (ii) consented to in writing by each shareholder of the corporation entitled to vote at such a meeting or the shareholder’s attorney authorized in writing.
In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights (unless in certain cases the share provisions with respect to such class or series of shares otherwise provide).

In addition, the OBCA provides that the corporation may effect fundamental changes by applying to a court for an order approving an arrangement. In general, a plan of arrangement is approved by a corporation’s board of directors and then is submitted to a court for approval. It is not unusual for a corporation in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. The court determines to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing and approve or reject the proposed arrangement.

Senstar-Ontario is subject to the Canadian take-over bid regime pursuant to applicable Canadian securities laws. In general, a take-over bid is an offer to acquire voting or equity securities of a class made to one or more persons in a Canadian jurisdiction, where the securities subject to the bid, together with securities beneficially owned, or over which control or direction is exercised, by a bidder and its joint actors, constitute 20% or more of the outstanding securities of that class of securities. Subject to the availability of an exemption, take-over bids in Canada are subject to prescribed rules that govern the conduct of a bid by requiring a bidder to comply with detailed disclosure obligations and procedural requirements. Among other things, a take-over bid must be made to all holders of the class of voting or equity securities being purchased; a bid is required to remain open for a minimum of 105 days subject to certain limited exceptions; a bid is subject to a mandatory, non-waivable minimum tender requirement of more than 50% of the outstanding securities of the class that are subject to the bid, excluding securities beneficially owned, or over which control or direction is exercised, by a bidder and its joint actors; and following the satisfaction of the minimum tender requirement and the satisfaction or waiver of all other terms and conditions, a bid is required to be extended for at least an additional 10-day period.

There are a limited number of exemptions from the formal take-over bid requirements, which include the following: (i) the normal course purchase exemption permits the holder of more than 20% of a class of equity or voting securities to purchase up to 5% of the outstanding securities of a class of securities of the issuer in any 12-month period (when aggregated with all other purchases in that period), if, among other things, there is a “published market” (as defined) for the class of securities that are the subject of the bid and the purchaser does not pay more than the “market price” of the securities (as defined) plus reasonable brokerage fees or commissions actually paid; (ii) the foreign take-over bid exemption exempts a bid from the formal take-over bid requirements if, among other things, less than 10% of the outstanding securities of the class are held by Canadians and the published market on which the greatest volume of trading in securities of the class occurred in the 12 months prior to the bid was not in Canada; and (iii) the de minimis exemption exempts a bid from the formal take-over bid requirements if, among other things, the number of beneficial owners of securities of the class subject to the bid in the Canadian jurisdiction is fewer than 50 and such owners own, in aggregate, less than 2% of the outstanding securities of that class.

Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”) contains detailed requirements in connection with transactions with related parties (including “related party transactions”, “business combinations”, “insider bids” and “issuer bids”). A related party transaction means, generally, any transaction by which an issuer, directly or indirectly, consummates one or more specified transactions with a related party, including purchasing or disposing of an asset, issuing securities or assuming liabilities. “Related party” as defined in MI 61-101 includes, among others, (i) directors and senior officers of the issuer and (ii) holders of securities of the issuer carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

MI 61-101 requires, subject to certain exceptions, specific detailed disclosure in the information circular sent to security holders in connection with a related party transaction where a meeting is required and, subject to certain exceptions, the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered in connection therewith, and the inclusion of a summary of the valuation in the proxy circular. MI 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the disinterested shareholders of the issuer have approved the related party transaction by a simple majority of the votes cast.

As Senstar-Ontario will not, at the closing of the transactions, be a reporting issuer in any jurisdiction in Canada, Senstar-Ontario is not required to comply with the requirements set out in MI 61-101 relating to “related party transactions” and “business combinations”, but it is required to comply with those requirements relating to “insider bids” and “issuer bids”.

Appraisal Rights; Rights to Dissent	Under Israeli law, holders of Senstar-Israel ordinary shares are not entitled to statutory appraisal rights in connection with a merger.
The OBCA provides that holders of shares of any class or series of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable, among certain other things, in respect of resolutions of the corporation to (a) amend its articles to add, remove or change restrictions on the issue, transfer or ownership of shares of that class or series; (b) amend its articles to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise; (c) amalgamate (with certain exceptions); (d) be continued under the laws of another jurisdiction or certain other Ontario statutes; (e) sell, lease or exchange all or substantially all its property; or (f) certain amendments to the articles of a corporation which require a separate class or series vote by a holder of shares of any class or series entitled to vote on such matters, including in certain cases a class or series of shares not otherwise carrying voting rights; provided that a shareholder is not entitled to dissent if any amendment to the articles is effected by a court order approving a reorganization.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Compulsory Acquisition; Going-Private Transaction
Merger. The ICL requires that mergers between Israeli companies be approved by the board of directors and general meeting of shareholders of both parties to the transaction. The approval of the board of directors of both companies is subject to such boards’ confirmation that there is no reasonable doubt that after the merger the surviving company will be able to fulfill its obligations towards its creditors. Each company must notify its creditors about the contemplated merger. Under the Articles of Association, such merger must be approved by a resolution of the shareholders, as explained above. The approval of the merger by the general meetings of shareholders of the companies is also subject to additional approval requirements as specified in the ICL and regulations promulgated thereunder. For purposes of the shareholders’ approval, the merger shall not be deemed as granted unless the court determines otherwise, if it is not supported by at least the majority of the shares represented and voting at the general meeting.

Full Tender Offer. A person wishing to acquire shares of a public Israeli company and who could as a result hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital (or of a class thereof), is required by the ICL to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class).

If (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company (or the applicable class) and the shareholders who accept the offer constitute a majority of the offerees that do not have a personal interest in the acceptance of the tender offer or (b) the shareholders who did not accept the tender offer hold less than 2% of the issued and outstanding share capital of the company (or of the applicable class), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law.

A shareholder who had its shares so transferred may petition the court within six months from the date of acceptance of the full tender offer, regardless of whether such shareholder agreed to the offer, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court.  However, an offeror may provide in the offer that a shareholder who accepted the offer will not be entitled to appraisal rights as described in the preceding sentence, as long as the offeror and the company disclosed the information required by law in connection with the tender offer.  If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer.

The OBCA provides that, for an offering corporation, if, within 120 days after the date of a take-over bid or an issuer bid, the bid is accepted by the holders of not less than 90% of the securities of any class of securities to which the bid relates, other than securities held at the date of the bid by or on behalf of the offeror, or an affiliate or associate of the offeror, the offeror is entitled to acquire the securities held by holders who did not accept the bid.

Where 90% or more of a class of securities of an offering corporation, other than debt obligations, are acquired by or on behalf of a person, the person’s affiliates and the person’s associates, then the holder of any securities of that class not counted for the purposes of calculating such percentage shall be entitled to require the corporation to acquire the holder’s securities of that class.

In addition, an offering corporation that proposes to carry out a “going private transaction”, which is generally defined as an amalgamation, arrangement, consolidation or other transaction that would cause the interest of a holder of a participating security of the corporation to be terminated without the consent of the holder and without the substitution therefor of an equivalent interest, is required to, among other things, have prepared a valuation for each class of affected securities and include prescribed disclosure relating to such valuation in the management information circular relating to the meeting called to consider that transaction.
As Senstar-Ontario will be a non-offering corporation under the OBCA, the compulsory acquisition provisions of the OBCA will not be applicable to Senstar-Ontario unless and until it becomes an offering corporation.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Oppression Remedy
The ICL provides that where there is a complaint that the company’s affairs are being conducted in an oppressive manner to some or all of the company’s shareholders, the court may, upon request of a shareholder, issue an order to regulate how the company’s affairs are run in the future or an order for the purchase of shares of any shareholder by other shareholders or by the company in accordance with the applicable requirements that apply to the distribution of dividends under the ICL.

The OBCA provides an oppression remedy that enables a court to make any interim or final order it thinks fit if, upon application by a complainant, the court is satisfied that in respect of a corporation or any of its affiliates, (a) any act or omission of the corporation or any of its affiliates effects or threatens to effect a result; (b) the business or affairs of the corporation or any of its affiliates are, have been or are threatened to be carried on or conducted in a manner; or (c) the powers of the directors of the corporation or any of its affiliates are, have been or are threatened to be exercised in a manner that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer of the corporation, to rectify the matters complained of.

A “complaint” includes (a) a registered holder or beneficial owner, and a former registered holder or beneficial owner, of a security of a corporation or any of its affiliates, (b) a director or an officer or a former director or officer of a corporation or of any of its affiliates, and (c) any other person who, in the discretion of the court, is a proper person to make such an application.

The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other complainants. While conduct that is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of those legal and equitable rights.

Furthermore, the court may order a corporation or its affiliate to pay the interim costs of a complainant seeking an oppression remedy, but the complainant may be held accountable for interim costs on final disposition of the complaint.

Derivative Actions
Under the ICL, a derivative action allows a plaintiff (a shareholder, a  debtor or a board member) – subject to the approval of the Israeli court – to file a lawsuit on behalf of the company. The court must be persuaded, prima facie, that the lawsuit, and the handling thereof, are to the benefit of the company and that the plaintiff is not acting in bad faith.

The ICL allows the ISA, upon request of a petitioner, to participate in funding a derivative action if it finds that the public has an interest in the lawsuit and that there is a reasonable likelihood that it will be certified as a derivative action.

Disclosure procedures may also be undertaken, both after the filing of a motion to certify a derivative action and before it has been filed. To be granted disclosure, the petitioner must first present prima facie evidence that the lawsuit is to the benefit of the company, and that the petitioner is acting bona fide with respect to the motion.

Under the OBCA, a complainant (as set out above) may, with judicial leave, bring an action in the name and on behalf of a corporation or any of its subsidiaries, or intervene in an action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the body corporate.

Under the OBCA, the court may grant leave if the complainant has given fourteen days’ notice to the directors of the corporation or its subsidiary of the complainant’s intention to apply to the court and the court is satisfied that: (i) the directors of the corporation or its subsidiary will not bring, diligently prosecute or defend or discontinue the action; (ii) the complainant is acting in good faith; and (iii) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.
Under the OBCA, the court in a derivative action may make any order it thinks fit. In addition, under the OBCA, a court may order the corporation or its subsidiary to pay reasonable legal fees and any other costs reasonably incurred by the complainant in connection with the action.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Inspection of Books and Records
Under the ICL, shareholders are entitled to request from the company any document in the company's possession (indicating the purpose of its use) which concerns certain actions or transactions which must be approved by the general meeting of shareholders.

Regarding minutes of general meetings, a company must keep the minutes of the proceedings of the general meetings at its registered office for a period of seven years from the date of the meeting. The minutes are to be open for inspection by its shareholders, and a copy of the minutes is to be sent to any shareholder who requests them.

The shareholders of a company have a right to review and inspect the company's register of shareholders and the company's register of substantial shareholders, as well as any document which the company must file under law with the Israeli Companies Registrar or with the ISA, and which is available for public inspection.

In addition, every shareholder is entitled to request from the company, a copy of the articles of association and a copy of the financial reports.

The company can refuse the request of a shareholder if it believes the application was submitted in bad faith or that the requested documents contain a trade secret or patent, or disclosure of the documents could harm the company.

Under the OBCA, shareholders and creditors of a non-offering corporation, their agents and legal representatives may examine the records (other than a register of individuals with significant control) during the usual business hours of the corporation, and may take extracts from the records, free of charge, and, if the corporation is a distributing corporation, any other person may do so on payment of a reasonable fee.

APPRAISAL RIGHTS

Under Israeli law, holders of Senstar-Israel Shares are not entitled to statutory appraisal rights in connection with the Merger.

OTHER MATTERS

Senstar-Israel is unaware at this time of any other matters that will come before the meeting.  If any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.  Senstar-Israel Shares represented by executed and unrevoked proxies will be voted in accordance with such judgment.

LEGAL MATTERS

The validity of the Senstar-Ontario Common Shares to be issued pursuant to the Merger Agreement will be passed upon by Osler, Hoskin & Harcourt LLP, Ontario counsel to Senstar-Ontario.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Senstar-Israel’s Annual Report on Form 20-F for the year ended December 31, 2022 have been audited by Kost, Forer, Gabbay & Kasierer, an independent registered public accounting firm and a member of Ernst & Young Global, as set forth in their reports thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

          WHERE YOU CAN FIND MORE INFORMATION

Senstar-Israel files annual and periodic reports and other information with the SEC under the Exchange Act.  You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Senstar-Israel, who file electronically with the SEC.  The address of that site is www.sec.gov.

Investors may also consult the Senstar Group’s website: www.senstartechnologies.com for more information.  Information included on this website is not incorporated by reference into this proxy statement/prospectus.

Senstar-Ontario has filed with the SEC a registration statement of which this proxy statement/prospectus forms a part.  The registration statement registers the issuance of shares of Senstar-Ontario Common Shares to Senstar-Israel shareholders pursuant to the Merger Agreement.  The registration statement, including the attached exhibits, contains additional relevant information about Senstar-Ontario and Senstar-Ontario Common Shares.  The rules and regulations of the SEC allow Senstar-Ontario and Senstar-Israel to omit certain information included in the registration statement from this proxy statement/prospectus.

In addition, the SEC allows Senstar-Ontario and Senstar-Israel to disclose important information to you by referring you to other documents filed separately with the SEC.  This information is considered to be a part of this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below and any future filings made by Senstar-Ontario and/or Senstar-Israel with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any reports on Form 20-F and certain reports on Form 6-K that Senstar-Israel furnishes to the SEC after the date of this proxy statement/prospectus and prior to the meeting (if they state that they are incorporated by reference into this proxy statement/prospectus). These documents contain important information about Senstar-Ontario, Senstar-Israel, each of their respective financial condition and other matters.

•	Senstar-Israel’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 20, 2023;

•	Senstar-Israel’s Reports on Form 6-K filed with the SEC on April 24, 2023 (two filings), June 6, 2023, June 15, 2023, July 17, 2023, September 6, 2023 and September 27, 2023; and

•	Proxy Statement for Senstar-Israel’s Special General Meeting filed with the SEC on June 15, 2023.

You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or Senstar-Israel will provide you with copies of these documents, without charge, upon written or oral request to:

Senstar Technologies Ltd.
10th Floor, Gibor Sport Tower
7 Menachem Begin Road
Ramat Gan 5268102, Israel
Attention: Chief Financial Office
Tel:  +972-74-794-5200

In the event of conflicting information in this proxy statement/prospectus in comparison to any document incorporated by reference into this proxy statement/prospectus, or among documents incorporated by reference, the information in the latest filed document controls.

You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus.  This proxy statement/prospectus is dated _________, 2023.  You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of such incorporated document.  Neither our making available of this proxy statement/prospectus to Senstar-Israel shareholders nor the issuance by Senstar-Ontario of Senstar-Ontario Common Shares pursuant to the Merger Agreement will create any implication to the contrary.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS; UNDERTAKINGS

Item 20. Indemnification of Directors and Officers

Under the OBCA, Senstar-Ontario may indemnify a director or officer of Senstar-Ontario, a former director or officer of Senstar-Ontario or another individual who acts or acted at Senstar-Ontario's request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an "individual"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with Senstar-Ontario or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of Senstar-Ontario or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at Senstar-Ontario’s request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, Senstar-Ontario shall not indemnify the individual unless the individual had reasonable grounds for believing that his or her conduct was lawful.

Further, Senstar-Ontario may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of Senstar-Ontario or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual's association with Senstar-Ontario or other entity as a director or officer, a former director or officer, an individual who acts or acted at Senstar-Ontario request as a director or officer, or an individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions in (i) and (ii) above. Such individuals are entitled to indemnification from Senstar-Ontario in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with Senstar-Ontario or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.

The By-laws provide that, subject to the OBCA, Senstar-Ontario shall indemnify a director or officer of Senstar-Ontario, a former director or officer of Senstar-Ontario or another individual who acts or acted at Senstar-Ontario’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and such person's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with Senstar-Ontario or other entity, if: (i) the individual acted honestly and in good faith with a view to the best interests of Senstar-Ontario or, as the case may be, to the best interest of the other entity for which the individual acted as a director or officer or in a similar capacity at Senstar-Ontario’s request and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the individual's conduct was lawful.

Senstar-Ontario maintains directors' and officers' liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of Senstar-Ontario in their capacity as directors and officers and also reimburses Senstar-Ontario for payments made pursuant to the indemnity provisions under the By-laws and the OBCA.

* * *

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling Senstar-Ontario pursuant to the foregoing provisions, Senstar-Ontario has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date
2.1	Agreement and Plan of Merger, dated as of September 26, 2023, among Senstar Technologies Ltd., Senstar Technologies Corporation and Can Co Sub Ltd.	6-K	0-21388	99.1	September 27, 2023
3.1*	Articles and By-laws of Senstar Technologies Corporation
5.1*	Opinion and Consent of Osler, Hoskin & Harcourt LLP as to the validity of the Senstar-Ontario Common Shares
10.1*	Form of Indemnity Agreement for directors and officers
23.1*	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global
23.2*	Consent of Osler, Hoskin & Harcourt LLP (included in the opinion filed as Exhibit 5.1 and incorporated by reference)
24.1*	Power of Attorney (reference is made to the signature page hereto)
99 1**	Form of Proxy Card of Senstar Technologies Ltd. (included as Annex B hereto)
107.1*	Calculation of Filing Fee Table

*	Filed herewith

**	To be filed by amendment

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:  if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8)
That every prospectus (i) that is filed pursuant to paragraph (7) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(10)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(11)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on From F-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Ontario, on September 27, 2023.

SENSTAR TECHNOLOGIES CORPORATION

By:	/s/ Gillon Beck
Name:	Gillon Beck
Title:	Chairman of the Board

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gillon Beck, Fabien Haubert and Alicia Kelly, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Gillon Beck	Chairman of the Board	September 27, 2023
Gillon Beck

/s/ Fabien Haubert	Director and Chief Executive Officer	September 27, 2023
Fabien Haubert	(Principal Executive Officer)

/s/ Alicia Kelly	Chief Financial Officer	September 27, 2023
Alicia Kelly	(Principal Financial and Accounting Officer)

/s/ Brian Rich	Director	September 27, 2023
Brian Rich

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Senstar Technologies Corporation has signed this registration statement on September 27, 2023.

Senstar Inc.

By:	/s/ Fabien Haubert
Name:	Fabien Haubert
Title:	Authorized Signatory